Exhibit 10.1

EXECUTION VERSION

Initially up to $500,000,000

REVOLVING LOAN AGREEMENT

by and among

ORCIC BC 9 LLC,

(Collateral Manager)

ORCIC JV WH II LLC,

(Borrower)

EACH CLO SUBSIDIARY FROM TIME TO TIME PARTY HERETO,

(CLO Subsidiaries)

THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

ROYAL BANK OF CANADA,

(Administrative Agent)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

(Collateral Custodian)

Dated as of October 14, 2022

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		2

Section 1.1	Certain Defined Terms	2

Section 1.2	Other Terms	58

Section 1.3	Computation of Time Periods	58

Section 1.4	Interpretation	58

Section 1.5	Assumptions and Calculations with Respect to Collateral Obligations	59

ARTICLE II THE REVOLVING NOTES		62

Section 2.1	The Revolving Notes and the Funded Loans	62

Section 2.2	Procedures for Funded Loans	63

Section 2.3	Principal Prepayments; Optional Termination; Early Termination	64

Section 2.4	Determination of Interest	67

Section 2.5	Notations on Revolving Notes	69

Section 2.6	Cures of Failures to Satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or to Maintain the Required Equity Investment	69

Section 2.7	Settlement Procedures	70

Section 2.8	Alternate Settlement Procedures	73

Section 2.9	Collections and Allocations	75

Section 2.10	Payments, Computations, etc	78

Section 2.11	Increased Costs; Capital Adequacy	78

Section 2.12	Sales, Investments and Reinvestments	80

Section 2.13	Release of Securities	83

Section 2.14	Eligibility Criteria	84

Section 2.15	Collateral Manager Waiver Notice	84

Section 2.16	Taxes	84

ARTICLE III CONDITIONS TO CLOSING AND FUNDED LOANS		89

Section 3.1	Conditions to Closing and Initial Funded Loan	89

Section 3.2	Certain Conditions Precedent to Funded Loans and Purchases	92

Section 3.3	Collateral Custodianship; Delivery of Collateral	94

i

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Eligibility Criteria Compliance Certificate
EXHIBIT B	Form of Revolving Note
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Assignment of Underlying Instruments
EXHIBIT E	Form of Transferee Letter
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Assignment Agreement
EXHIBIT H	Form of CLO Subsidiary Joinder Supplement
EXHIBIT I	Form of Additional Securities Account Control Agreement
EXHIBIT J	Form of U.S. Tax Compliance Certificate
EXHIBIT K	Form of U.S. Tax Compliance Certificate
EXHIBIT L	Form of U.S. Tax Compliance Certificate
EXHIBIT M	Form of U.S. Tax Compliance Certificate

SCHEDULES

SCHEDULE I	Moody’s Industry Classification Groups
SCHEDULE II	Moody’s Rating Definitions
SCHEDULE III	Collateral Quality Matrix
SCHEDULE IV	Moody’s Diversity Score Calculation
SCHEDULE V	GICS Industry Classifications

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Maximum Permitted Funded Amount
ANNEX C	Wiring Instructions

v

REVOLVING LOAN AGREEMENT

This REVOLVING LOAN AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is dated as of October 14, 2022, by and among:

(1) ORCIC BC 9 LLC, a Delaware limited liability company, as collateral manager (together with its successors and permitted assigns in such capacity, the “Collateral Manager”);

(2) ORCIC JV WH II LLC, a Delaware limited liability company, as borrower (the “Borrower”);

(3) EACH CLO SUBSIDIARY FROM TIME TO TIME PARTY HERETO;

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (each, together with its respective successors and assigns, a “Lender” and, collectively, the “Lenders”);

(5) ROYAL BANK OF CANADA, a Canadian chartered bank (together with its successors and assigns, “Royal Bank”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and

(6) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, (together with its successors and assigns, “U.S. Bank”), not in its individual capacity (except to the extent that representations and warranties are made in its individual capacity pursuant to Section 4.4) but as collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

RECITALS

WHEREAS, each Borrower Party has requested that the Lenders make Funded Loans (as such term, and each other term in these Recitals, is defined in Section 1.1 below) and extend credit thereunder up to the Maximum Permitted Funded Amount during the Aggregation Period on the terms and subject to the conditions set forth herein;

WHEREAS, each Borrower Party has requested that the Collateral Manager, from time to time, act as the collateral manager of each Borrower Party and manage the Collateral;

WHEREAS, the Borrower and the Lenders have requested that the Collateral Custodian act as Collateral Custodian hereunder and all covenants and agreements made by the Borrower Parties herein are for the benefit and security of the Secured Parties; and

WHEREAS, the Lenders are willing, subject to the terms and conditions set forth herein, to extend credit to the Borrower Parties in the form of Funded Loans under this Agreement.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms have the following meanings:

“1940 Act”: The Investment Company Act of 1940.

“Account”: Each Collateral Account, each Collection Account and each Unfunded Exposure Account created in the name of the Borrower or a CLO Subsidiary, and each sub-account thereof (including the Principal Collection Account and the Interest Collection Account) deemed appropriate or necessary by the Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Collateral Obligation that is added to the principal amount of such Collateral Obligation instead of being paid in cash as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to, but excluding, such Payment Date, and (b) any subsequent Payment Date, the period from, and including, the immediately preceding Payment Date to, but excluding, such subsequent Payment Date.

“Additional Collateral Obligations”: All Collateral Obligations that become part of the Collateral after the Closing Date.

“Additional Equity Purchase Agreement”: With respect to a proposed CLO Subsidiary, an additional equity security agreement among such CLO Subsidiary and the applicable Equity Investor providing for the purchase of certain Preference Shares in such CLO Subsidiary, substantially in the form of the initial Equity Purchase Agreement (as the same may be amended, modified, waived, supplemented, restated or replaced from time to time).

“Additional Securities Account Control Agreement”: An agreement among a CLO Subsidiary, the Collateral Custodian, and the Securities Intermediary substantially in the form of Exhibit I to this Agreement delivered in connection with such CLO Subsidiary becoming a Borrower Party hereunder after the Closing Date.

“Adjusted Advance Rate”: As of any date of determination, the quotient obtained by dividing:

(x) the sum of (1) the Purchased Caa1 Obligation Balance, if any, multiplied by the Purchased Caa1 Advance Rate, and (2) the Remaining Principal Balance multiplied by the General Advance Rate; by

(y) the Collateral Principal Amount,

provided that, in determining which Collateral Obligations will be included in clause (x)(1) or (2), above, each Collateral Obligation shall be included in such clauses which result in the lowest Adjusted Advance Rate.

“Adjusted Advance Rate Test”: As of any date of determination, a test that is satisfied if the Advance Rate Percentage as of such date does not exceed the Adjusted Advance Rate in effect on such date.

“Adjusted Principal Balance”: With respect to any Collateral Obligation (and except as otherwise expressly provided in Section 1.5(h)), the lower of (i) the Principal Balance or (ii) the Dollar Purchase Price of such Collateral Obligation; provided that, to the extent that there is any Aggregate Par Excess that has not been previously allocated by the Collateral Manager to a different Collateral Obligation, the Collateral Manager, in its discretion, may, solely for purposes of this definition, allocate any such remaining Aggregate Par Excess to the Dollar Purchase Price of any Collateral Obligation that has been purchased at a Purchase Price at least equal to 95.00%; provided further that, for the avoidance of doubt, (i) such Aggregate Par Excess may only be allocated up to the Principal Balance of such Collateral Obligation and (ii) once any portion of any Aggregate Par Excess has been allocated to the Dollar Purchase Price of any Collateral Obligation, it may not be allocated to any other Collateral Obligation.

“Administrative Agent”: The meaning set forth in the preamble hereof, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, costs, expenses, Taxes and indemnification payments due or accrued and payable by the Borrower Parties to any Person pursuant to any Transaction Document, including Increased Costs, Collateral Manager Reimbursable Expenses, any amounts payable to the Administrative Agent or any other Secured Party pursuant to Section 12.10(b), any reasonable and documented fees and expenses due to any third party service provider by the Borrower Parties (including any Rating Agency), the Collateral Manager, any Lender, the Collateral Administrator, the Securities Intermediary or the Collateral Custodian, accountants, agents and counsel of any of the foregoing in each case as permitted by the Transaction Documents; provided that “Administrative Expenses” do not include Breakage Costs.

“Advance Rate Percentage”: As of any date of determination, the ratio (expressed as a percentage) of (i) the Outstanding Funded Loans to (ii) the Collateral Principal Amount on such date.

“Advisers Act”: The Investment Advisers Act of 1940.

“Affected Party”: The meaning set forth in Section 2.11(a).

“Affiliate”: With respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person; provided that, for purposes of determining whether any obligation is a Collateral Obligation or any Obligor is an Eligible Obligor, any relationship that exists solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor is not considered that of an “Affiliate”. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to vote 50.00% or more of the voting securities of any Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Maximum Principal Balance”: The sum of the Maximum Principal Balances of all or any applicable portion of the Collateral Obligations.

“Aggregate Par Excess”: As of any date of determination, the sum of the Par Excesses of all Collateral Obligations.

“Aggregate Principal Balance”: The sum of the Principal Balances of all or any applicable portion of the Collateral Obligations or Permitted Investments, as the context requires.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Obligations.

“Aggregation Period”: The period commencing on the Closing Date and ending on the earliest to occur of (a) the date that is 36 months after the Closing Date or, if any Reset Date has occurred, the date that is 36 months after the most recent Reset Date, (b) the date designated by the Administrative Agent (in its sole discretion) in a written notice to the Collateral Manager, the Collateral Custodian, the Lenders and the Borrower following the occurrence and during the continuance of an event that constitutes Cause; provided that, the Aggregation Period shall resume on any day following such date of designation upon the effective appointment of any successor collateral manager pursuant to Section 6.12(a), (c) the Termination Date and (d) the date of the declaration of the end of the Aggregation Period pursuant to Section 9.2(a)(ii).

“Agreement”: The meaning set forth in the preamble hereof.

“Applicable Authority”: The SOFR Administrator, the Term SOFR Administrator or any Relevant Governmental Body having jurisdiction over the Administrative Agent, the SOFR Administrator or the Term SOFR Administrator, as the case may be.

“Applicable Law”: With respect to any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority, judgments, decrees, injunctions, writs, awards and orders applicable to such Person or property, in each case rendered by any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin”: With respect to each day during any Accrual Period and the Funded Loans, 1.55%.

“Applicable Obligation”: As to any Collateral Obligation at any time, any other debt obligation of the same Obligor that is either (a) senior in right of payment to such Collateral Obligation or (b) pari passu with respect to such Collateral Obligation.

“Approved Securitization”: Any private or public term or conduit securitization transaction, including any collateralized loan obligation or collateralized debt obligation offering or other asset securitization, (a) for which the Collateral Manager or an affiliate thereof acts as the collateral manager, (b) either (i) in which a CLO Subsidiary serves as the issuing or borrowing entity in the offering or (ii) to which transfers of all of the Collateral Obligations then held by the Borrower Parties are made (A) pursuant to a master participation agreement, (B) by means of a sale of the Equity Interests of a CLO Subsidiary, (C) by means of a merger of such CLO Subsidiary into an issuing or borrowing entity or (D) by means of an indirect sale to another issuing or borrowing entity through a broker-dealer, in each case, that is reasonably satisfactory to the Administrative Agent, (c) that generates enough Cash proceeds to pay the unpaid principal amount of, and accrued and unpaid Interest on, the Outstanding Funded Loans and (d) an affiliate of the Administrative Agent acts as placement agent, unless otherwise waived by the Administrative Agent in its sole discretion.

“Approved Securitization Closing Date”: The projected closing date of an Approved Securitization.

“Approved Securitization Pricing Date”: The date of the pricing of the securities to be issued in connection with an Approved Securitization, as notified by the Collateral Manager to the Administrative Agent and Collateral Custodian in writing on such date.

“Approved Securitization Pricing Period”: With respect to an Approved Securitization, the period from (and including) the related Approved Securitization Pricing Date to (but excluding) the related Approved Securitization Closing Date.

“Approved Third-Party Member”: The meaning set forth in Section 12.21.

“Asset-Backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assignment Agreement”: An agreement among an existing Lender and a proposed lender substantially in the form of Exhibit G to this Agreement delivered in connection with such existing Lender’s assignment of rights to such proposed lender hereunder after the Closing Date pursuant to Section 12.15.

“Assumed Reinvestment Rate”: At any time, the Benchmark then in effect minus 0.50% per annum; provided that the Assumed Reinvestment Rate cannot be less than 0.00%.

“Authorized Officer”: With respect to any Borrower Party, any Officer or any other Person who is authorized to act for such Borrower Party in matters relating to and binding upon such Borrower Party (including, for the avoidance of doubt, any duly appointed attorney-in-fact of such Borrower Party). With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to and binding upon the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to and binding upon the Collateral Administrator with respect to the subject matter of the request or certificate in question. With respect to the Collateral Custodian, a Collateral Custodian Officer. Any party may request (and the receiving party must provide) a certification to evidence the authority of any Authorized Officer to act on behalf of such receiving party, and such certification may be considered as in full force and effect until receipt by the requesting party of written notice to the contrary.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in each Collection Account and each subaccount thereof (including any Collections, but excluding any amounts which will be used to settle the acquisition of Collateral Obligations for which the trade date has occurred but the settlement date has not yet occurred and any Excluded Amounts) as of the end of the related Collection Period plus in connection with any Approved Securitization or an Optional Termination, any and all proceeds received by the Borrower in connection with the Approved Securitization or Optional Termination (whether or not on deposit in the Collection Account).

“Available Investment Proceeds”: With respect to any proposed trade date in connection with the purchase of a Collateral Obligation, the sum of (i) the proceeds of Funded Loans that have been approved or provided by the relevant Lenders for such purchase (as specified in the related Funding Notice); (ii) Principal Collections on deposit in the Principal Collection Accounts and each subaccount thereof and/or Principal Collections representing Sale Proceeds and principal repayments with respect to Collateral Obligations, in each case, which are reasonably expected by the Collateral Manager to be received by a Borrower Party on or prior to (and available to a Borrower Party as of) the settlement date of such purchase; and (iii) Interest Collections on deposit in the Interest Collection Account (excepting, so long as any portion of the Structuring Fee remains unpaid, an amount equal to the remaining unpaid Structuring Fee) so long as (A) no Event of Default has occurred and is continuing, (B) each of the Overcollateralization Ratio Test and the Market Value Ratio Test will be satisfied following such purchase and (C) following such purchase, in the commercially reasonable judgement of the Collateral Manager, there will be sufficient Interest Collections (including Interest Collections expected to be received (other than Interest Collections expected to be received from Defaulted Obligations, but including Interest Collections actually received from Defaulted Obligations) prior to the following Determination Date) in the Interest Collection Account to pay all amounts due and payable under clauses (1) through (7) of Section 2.7(a) on the following Payment Date.

“Average Life”: The meaning set forth in the definition of “Weighted Average Life”.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.)

“Benchmark”: For any day during the applicable Accrual Period with respect to each Funded Loan and each Revolving Note, Term SOFR; provided that following the occurrence of a Benchmark Availability Event, the Benchmark shall be the Successor Rate; provided that, if the Benchmark would be less than zero, the Benchmark will be deemed to be zero for all purposes under this Agreement and the Transaction Documents.

“Benchmark Availability Event”: The meaning set forth in Section 2.4(d)(iii).

“Benchmark Conforming Changes”: With respect to the use, administration of or any conventions associated with any proposed Successor Rate, any technical, administrative or operational changes (including changes to the definition of “Benchmark,” “U.S. Government Securities Business Day,” “Business Day,” “Term SOFR,” the definition of “Accrual Period” the definition of “Payment Date” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Collateral Manager, may be appropriate to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Collateral Manager) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Collateral Manager) determines that no market practice for the administration of such rate exists in such other manner of administration as the Administrative Agent (in consultation with the Collateral Manager) decides is reasonably necessary in connection with the administration of this Agreement).

“Bid Disqualification Condition”: With respect to a Firm Bid, a dealer or the Collateral Manager in respect thereof, as determined by the Administrative Agent in its sole discretion, (1) either (x) such dealer or the Collateral Manager is ineligible to accept assignment or transfer of such Collateral Obligation or (y) such dealer or the Collateral Manager would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to such Collateral Obligation to the assignment or transfer of such Collateral Obligation to it; or (2) such Firm Bid is not bona fide, including, without limitation, due to (x) the insolvency of the dealer or the Collateral Manager or (y) the inability, failure or refusal of the dealer or the Collateral Manager to settle the purchase of such Collateral Obligation or otherwise settle transactions in the relevant market or perform its obligations generally.

“Bond”: Any debt security or obligation that is not a Loan (or a Participation Interest therein).

“Borrower”: The meaning set forth in the preamble hereof.

“Borrower Order”: A written order (which may be a standing order and may be in the form of an email) from an Authorized Officer of the Borrower or, to the extent contemplated herein, from an Authorized Officer of the Collateral Manager on behalf of the Borrower, in each case dated and in the name of the Borrower.

“Borrower Parties”: The Borrower and each CLO Subsidiary.

“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (setting forth in reasonable detail the basis for requesting any amounts), any amount or amounts necessary to compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by a Borrower Party of Outstanding Funded Loans occurs on a date that is not a Payment Date or the closing date of an Approved Securitization; provided that, solely for purposes of this sentence, clause (B) in the definition of “Payment Date” will be disregarded; provided further that, no Breakage Costs shall be payable (i) with respect to any Outstanding Funded Loans accruing Interest at the Prime Rate or (ii) in connection with a Permitted Termination. All Breakage Costs will be due and payable hereunder on each Payment Date in accordance with the Priority of Payments. The determination by the applicable Lender of the amount of any such loss, cost or expense is, absent manifest error, prima facie evidence thereof; provided that, no Breakage Costs shall be payable hereunder until the applicable Lender has furnished the Borrower with a calculation of any such loss, cost or expense and a description of the basis for requesting such amounts (which shall be conclusive absent manifest error).

“Bridge Loan”: Any Loan that (a) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such Loan that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor) the maturity or indebtedness may be extended to a later date is not a Bridge Loan.

“Bucket A Haircut Caa1 Obligations”: As of any date of determination, the portion of the Maximum Principal Balance of all Caa1 Obligations representing greater than 5.0% but less than or equal to 10.0% of the Target Transaction Par Amount as of such date.

“Bucket B Haircut Caa1 Obligations”: As of any date of determination, the portion of the Maximum Principal Balance of all Caa1 Obligations representing greater than 10.0% of the Target Transaction Par Amount as of such date.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York or the location of the Corporate Trust Office. For the avoidance of doubt, if the offices of the Collateral Custodian are authorized by Applicable Law, regulation or executive order to close on any day, but such offices remain open on such day, such day is not a “Business Day.”

“Caa1 Obligation”: Any Collateral Obligation (other than a Defaulted Obligation) with a Moody’s Rating of “Caa1” or lower.

“Capital Call Amount”: The amount notified to the Administrative Agent in writing by the Collateral Manager that is expected to be received from the Equity Investors pursuant to a Capital Call Notice.

“Capital Call Condition”: A condition that is satisfied with respect to a Capital Call Amount if the Collateral Manager has (i) within two Business Days of the date on which it receives written notice of the occurrence of an Event of Default set forth in Section 9.1(l) or Section 9.1(m) (such notice, a “Default Notice”), given acknowledgement thereof to the Administrative Agent of such Event of Default, and (ii) within five Business Days of the delivery of such Default Notice, provided evidence reasonably satisfactory to the Administrative Agent that the Equity Investors have provided a capital call notice or notices (such notice, a “Capital Call Notice”) to Qualifying Investors to obtain sufficient funds to cure such Event of Default and such Qualifying Investors are obligated to provide such funds to such Equity Investors within five Business Days of the delivery of such Capital Call Notice. Upon either (x) the cure of such related Event of Default with funds provided in connection with a Capital Call Amount or (y) the failure to cure such Event of Default by the Cure Date, the related Capital Call Condition shall no longer be satisfied. On any date of determination, the Capital Call Condition may be satisfied only with respect to one Capital Call Amount from the Equity Investors and may not be satisfied with respect to a subsequent Capital Call Amount until the related Event of Default has been cured. With respect to a Capital Call Amount, if the funds described therein are not received by the applicable Equity Investors and applied to the cure of the related Event of Default by the tenth Business Day after the delivery of such Default Notice, the Capital Call Condition (x) shall no longer be satisfied with respect to such Capital Call Amount and (y) may be satisfied with respect to any subsequent Capital Call Amount only with respect to funds provided by Qualifying Investors.

“Capital Call Notice”: The meaning set forth in the definition of “Capital Call Condition”.

“Capital Contribution”: The meaning set forth in the Equity Purchase Agreement.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States as at the time is legal tender for payment of all debts public and private.

“Cause”: The meaning set forth in Section 6.11(a).

“Certificate of Formation”: The certificate of formation of the Borrower or any CLO Subsidiary, as the case may be, filed with the Secretary of State of the State of Delaware, as the same may be amended, restated or otherwise modified from time to time in accordance with its terms and the terms of the LLC Agreement.

“Certificated Security”: The meaning set forth in Section 8-102(a)(4) of the UCC as from time to time in effect in the State of New York.

“Change-in-Control”: With respect to any entity, the date on which (i) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under, the Exchange Act), either directly or indirectly, of Equity Interests or any interest convertible into Capital Stock having more than 50.00% of the voting power for the election of managers or directors, if any, under ordinary circumstances, (ii) such entity sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of its assets (other than Collateral Obligations sold in connection with an Approved Securitization) to an unaffiliated third party or (iii) if the entity is the Collateral Manager, (x) prior to the date on which the JV Transaction occurs, the Transferor shall cease to own either directly or indirectly, Equity Interests or any interest convertible into Capital Stock having more than 50.00% of the voting power for the election of managers or directors, if any, under ordinary circumstances, of the Collateral Manager and (y) thereafter, the Transferor and the Approved Third-Party Member shall cease to collectively own Equity Interests or any interest convertible into Capital Stock having more than 50.00% of the voting power for the election of managers or directors, if any, under ordinary circumstances, of the Collateral Manager.

“Clearing Corporation”: The meaning set forth in Section 8-102(a)(5) of the UCC as from time to time in effect in the State of New York.

“Clearing Corporation Security”: Securities that are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly Indorsed to or registered in the name of the Clearing Corporation or such nominee.

“CLO Subsidiary”: A wholly-owned Subsidiary of the Borrower incorporated as a limited liability company under the laws of the State of Delaware or such other jurisdiction approved by the Collateral Manager and the Administrative Agent, which satisfies the following conditions:

(i) it satisfies the then-current Fitch criteria for bankruptcy-remote special purpose entities;

(ii) it is formed or incorporated, as applicable, for the purpose of an Approved Securitization;

(iii) it is otherwise satisfactory to the Administrative Agent and the Equity Investors in their sole discretion;

(iv) it has delivered to the Administrative Agent and the Collateral Custodian a properly completed and executed CLO Subsidiary Joinder Supplement;

(v) it has delivered to the Administrative Agent and the Collateral Custodian a properly completed and executed Additional Securities Account Control Agreement;

(vi) it has delivered to the Administrative Agent and the Collateral Custodian a properly completed and executed Additional Equity Purchase Agreement;

(vii) a UCC-1 financing statement is in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the applicable Additional Securities Account Control Agreement, will be effective to perfect the Collateral Custodian’s Lien on the portion of the Collateral in which a Lien may be perfected by filing or by execution of a control agreement;

(viii) the Administrative Agent has received (a) an opinion of counsel of nationally recognized standing in the United States experienced in such matters opining on (x) the enforceability, grant and perfection of the Lien and the Collateral and the Transaction Documents and (y) the enforceability of the Transaction Documents to which the CLO Subsidiary is a party, (b) an opinion of counsel of nationally recognized standing in the United States opining on the Collateral Custodian and (c) an opinion of local counsel to the CLO Subsidiary opining on the enforceability of the Transaction Documents to which the CLO Subsidiary is a party with respect to the law of the domicile of the CLO Subsidiary, in each case in form and substance satisfactory to the Administrative Agent in its sole discretion; and

(ix) the Administrative Agent has received a secretary’s certificate, in form and substance satisfactory to the Administrative Agent, of the CLO Subsidiary that includes a copy of the resolutions of the Board of Directors (or similar governing or managing body) of such Person authorizing (a) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (b) the borrowings contemplated hereunder and (c) the granting of the Liens created pursuant to the Transaction Documents, in each case certified by an Authorized Officer of such Person as of the date of the applicable CLO Subsidiary Joinder Supplement and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

“CLO Subsidiary Joinder Supplement”: An agreement among the Borrower Parties, the Lenders, the Administrative Agent, the Collateral Manager, the Collateral Custodian, the Collateral Administrator and a proposed CLO Subsidiary substantially in the form of Exhibit H to this Agreement delivered in connection with such CLO Subsidiary becoming a Borrower Party hereunder after the Closing Date.

“Closing Date”: October 14, 2022.

“Code”: The U.S. Internal Revenue Code of 1986 (or any successor legislation thereto).

“Collateral”: All of the Borrower Parties’ right, title and interest in, to and under (in each case whether now owned or existing or hereafter acquired or arising) all Accounts (as such term is defined in Section 9-102 of the UCC as from time to time in effect in the State of New York), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including:

(a) all Collateral Obligations, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Collateral Obligation, Permitted Investment or Equity Security;

(b) the Accounts (as defined herein), all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c) all Transaction Documents to which any Borrower Party is a party;

(d) all funds delivered to the Collateral Custodian (directly or through an Intermediary or bailee);

(e) the Borrower’s Equity Interests in any CLO Subsidiary and all payments and rights thereunder; and

(f) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower Parties described in the preceding clauses;

provided that Collateral does not include any Excluded Amounts.

“Collateral Account”: Each Securities Account titled “Collateral Account” created and maintained on the books and records of the Securities Intermediary in the name of the Borrower or a CLO Subsidiary, as applicable, and subject to the prior Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the applicable Borrower Parties, the Collateral Manager and the Collateral Administrator (as amended, modified, waived, supplemented, restated or replaced from time to time).

“Collateral Administrator”: U.S. Bank Trust Company, National Association, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

“Collateral Custodian”: The meaning set forth in the preamble hereof.

“Collateral Custodian Fee Letter”: The fee schedule accepted by the Collateral Manager and the Collateral Custodian on or about August 30, 2022.

“Collateral Custodian Fees”: The fees, expenses and indemnities set forth in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Custodian Officer”: With respect to the Collateral Custodian, any officer within the Corporate Trust Office (or any successor group of the Collateral Custodian) including any vice president, assistant vice president or officer of the Collateral Custodian customarily performing functions similar to those performed by the equivalent officers, respectively, within the Corporate Trust Office, in each case having direct responsibility for the administration of this Agreement.

“Collateral Management Fee”: A fee that accrues for each Collection Period from and after the Closing Date, payable to the Collateral Manager in arrears on each Payment Date pursuant to the Priority of Payments, which fee will be an amount equal to the product of (a)(i) the sum of (1) the Aggregate Principal Balance of the Collateral Obligations and Permitted Investments, (2) any deferred interest added to the principal amount of a Collateral Obligation and (3) without duplication, any amounts in a Collection Account consisting of Principal Collections that are not invested, on each day during the related Collection Period divided by (ii) the number of days elapsed in such Collection Period, multiplied by (b) a rate equal to 0.00% per annum.

“Collateral Manager”: The meaning set forth in the preamble hereof.

“Collateral Manager Breach”: The meaning set forth in Section 6.9(a).

“Collateral Manager Person”: The meaning set forth in Section 6.9(a).

“Collateral Manager Reimbursable Expenses”: All reasonable and documented fees and expenses of the Collateral Manager incurred in connection with its obligations under this Agreement and the other Transaction Documents, including in connection with (i) the repossession, refurbishing and disposition of any Underlying Assets upon or after the expiration or termination of any Collateral Obligation, (ii) the liquidation of any Underlying Assets, (iii) the attempted collection of any amount owing in respect of any Collateral Obligation and (iv) to the extent allocated to the Borrower Parties by the Collateral Manager, third-party loan pricing services, portfolio management products and services (including compliance software modeling services) and other professionals and service providers, including costs of compliance, trade execution and booking software providers.

“Collateral Manager Waiver Notice”: The meaning set forth in Section 2.15(a).

“Collateral Market Value Amount”: As of any date of determination, without duplication, the sum of (a) the Market Value of all Collateral Obligations (other than Excess Concentration Obligations, Bucket B Haircut Caa1 Obligations and Defaulted Obligations), plus (b) the amounts on deposit in the Collection Accounts and each subaccount thereof (including Permitted Investments therein) representing Principal Collections, plus (c) in respect of each Excess Concentration Obligation, each Defaulted Obligation (other than Specified Defaulted Obligations) and each Bucket B Haircut Caa1 Obligation, the lower of (i) its Market Value and (ii) its Moody’s Recovery Rate; plus (d) in respect of each Specified Defaulted Obligation, zero.

“Collateral Obligation”: A First Lien Loan, a Second Lien Loan, a Senior Unsecured Loan, a Subordinated Collateral Loan, a Senior Secured Bond or a Participation Interest in any of the foregoing, owned or acquired by the Borrower or the applicable CLO Subsidiary, (A) for which the Collateral Custodian has received the related Promissory Note (if any), (B) that has been otherwise approved by the Administrative Agent, in its sole discretion (such approval not to be unreasonably withheld), prior to its acquisition by any Borrower Party and (C) that satisfies each of the following eligibility requirements on the date such obligation becomes part of the Collateral:

(a) such obligation is denominated and payable in Dollars and does not permit the currency in which it is payable to be changed;

(b) the acquisition of such obligation will not cause any Borrower Party or the pool of Collateral to be required to register as an “investment company” under the 1940 Act;

(c) such obligation is not principally secured by real property;

(d) such obligation is not a Defaulted Obligation or a Credit Risk Obligation;

(e) such obligation is not a Revolving Loan, a Bridge Loan, a Zero Coupon Loan, a Step Up Loan, a Step Down Loan, a Structured Finance Obligation or a Synthetic Security;

(f) such obligation is not (i) a Bond (other than a Senior Secured Bond) unless (x) the trade date for such obligation is during an Approved Securitization Pricing Period, (y) the offering circular used to price the securities for the related Approved Securitization permits the acquisition of Bonds that are not Senior Secured Bonds and (z) no such Bonds shall be retained by any Borrower Party following the related Approved Securitization Closing Date or (ii) a letter of credit;

(g) such obligation is not a Middle Market Loan;

(h) such obligation is a Floating Rate Obligation and bears interest at a floating rate based upon Term SOFR, the London interbank offered rate or an alternative reference rate acceptable to the Administrative Agent in its sole discretion;

(i) such obligation and all of its Underlying Assets (i) to the actual knowledge of the Borrower comply in all material respects with all Applicable Laws and (ii) to the actual knowledge of the Borrower, have not and will not be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon any Borrower Party or any Secured Party under any Applicable Law;

(j) such obligation is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to have a Lien granted to the Collateral Custodian, as agent for the Secured Parties;

(k) to the actual knowledge of the Borrower, (i) the Obligor with respect to such obligation has full legal capacity to execute and deliver the related Underlying Instruments and (ii) such obligation, together with the Underlying Instruments related thereto, (A) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each Guarantor thereof, enforceable against such Obligor and each such Guarantor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (B) is not subject to, or the subject of any assertions in respect of, any litigation, dispute or offset and (C) contains provisions substantially to the effect that the Obligor’s and each Guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against any Borrower Party or any assignee;

(l) the applicable Borrower Party has good and marketable title to, and is the sole owner of, such obligation, and such Borrower Party has granted to the Collateral Custodian for the benefit of the Secured Parties a valid and perfected first priority Lien in such obligation and its Underlying Instruments (subject to Permitted Liens);

(m) payments under, or with respect to, such obligation are not and will not subject any Borrower Party to withholding tax unless the Obligor is required to make “gross-up” payments that ensure that the net amount actually received by any Borrower Party (after payment of all Taxes, whether imposed on such obligor or the Borrower) will equal the full amount that such Borrower Party would have received had no such Taxes been imposed; provided that, this clause (m) does not apply to commitment fees, origination fees or similar fees associated with Delayed Draw Loans;

(n) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the applicable Borrower Party’s acquisition of such obligation have been duly obtained, effected, or given and are in full force and effect;

(o) such obligation (along with its Underlying Instruments, if applicable) is eligible to be sold, assigned or transferred to the applicable Borrower Party, and neither the sale, transfer or assignment of such obligation to such Borrower Party, nor the granting of a Lien hereunder to the Collateral Custodian, violates, conflicts with or contravenes any Applicable Law;

(p) such obligation has a stated maturity that does not exceed the Facility Maturity Date;

(q) the Underlying Instruments for such obligation do not contain confidentiality provisions that would prohibit the Collateral Custodian, the Administrative Agent or any other Secured Party from exercising any of its respective rights hereunder or obtaining all necessary information with regard to such obligation, even if the Administrative Agent, the Collateral Custodian or such other Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(r) such obligation does not pay interest in Cash less frequently than semi-annually;

(s) such obligation does not by its terms provide for early amortization or prepayment at a price of less than the principal amount of such obligation;

(t) the Obligor with respect to such obligation is an Eligible Obligor;

(u) if it is a “registration-required obligation” as defined in Section 163(f) of the Code, such obligation is Registered;

(v) if such obligation is a Participation Interest, the Moody’s Counterparty Criteria is satisfied;

(w) such obligation (i) is not an Equity Security, (ii) does not provide by its terms for the conversion or exchange into an Equity Security at any time on or after the date on which it becomes part of the Collateral and (iii) does not have an attached Equity Kicker;

(x) such obligation does not constitute Margin Stock;

(y) if such obligation is a Deferrable Obligation, it is a Permitted Deferrable Obligation;

(z) such obligation is rated “Caa1” or higher by Moody’s;

(aa) such obligation is not a debt obligation whose repayment is subject to substantial non-credit related risk, as determined by the Collateral Manager in accordance with the Standard of Care;

(bb) such obligation is not subject to an Offer for a price less than its par amount plus all accrued and unpaid interest;

(cc) the acquisition (including the manner of acquisition, ownership, enforcement and disposition) of such obligation does not and will not subject any Borrower Party or the Collateral Manager to any stamp, document, registration or similar tax, fee or governmental charge;

(dd) except with respect to Delayed Draw Loans, such obligation will not require any Borrower Party to make any future advances or payments to the borrower or the Obligor thereof;

(ee) to the actual knowledge of the Borrower, neither the related Obligor, any other party obligated with respect to such obligation nor any Governmental Authority has alleged in writing that such obligation or its Underlying Instrument is illegal or unenforceable;

(ff) the Obligor of such obligation is Domiciled in the United States, the United Kingdom, Germany, France, Luxembourg, The Netherlands, Australia or Canada; and

(gg) such obligation must be quoted on at least one publicly available loan pricing service (one of which must be LoanX Inc./MarkIt Partners or Loan Pricing Corporation), by at least one nationally recognized broker-dealer that is active in the trading of assets similar to such Collateral Obligation.

“Collateral Principal Amount”: As of any date of determination, without duplication and with respect to all or any portion of the Collateral Obligations, as the case may be, the sum of:

(a) the Adjusted Principal Balances of all Collateral Obligations (other than Defaulted Obligations, Haircut Caa1 Obligations, Excess Concentration Obligations and Discount Obligations), plus

(b) the amounts on deposit in the Collection Accounts and each subaccount thereof (including Permitted Investments therein) representing Principal Collections, plus

(c) in respect of any Bucket A Haircut Caa1 Obligations, its Market Value; plus

(d) in respect of any Bucket B Haircut Caa1 Obligations, the lower of (i) its Market Value or (ii) its Moody’s Recovery Rate; plus

(e) in respect of any Discount Obligations, its Discount Obligation Balance; provided that, the “Collateral Principal Amount” of each Defaulted Obligation and each Excess Concentration Obligation (other than, for the avoidance of doubt, Haircut Caa1 Obligations) will be zero;

provided further that, on any date of determination with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Caa1 Obligation or Excess Concentration Obligation such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Collateral Principal Amount.

“Collateral Quality Matrix”: The Collateral Quality Matrix set forth on Schedule III hereto. On or prior to the Closing Date, the Borrower (or the Collateral Manager on the Borrower’s behalf) must specify to the Administrative Agent (with a copy to the Collateral Custodian, the Collateral Administrator, each Rating Agency and the Lenders) the Grid Number to be in effect for purposes of calculations relating to the Collateral Quality Test. Thereafter, upon not less than two Business Days’ notice to the Administrative Agent (with a copy to the Collateral Custodian, the Collateral Administrator, the Rating Agency and the Lenders), the Borrower (or the Collateral Manager on the Borrower’s behalf) may specify a different Grid Number to be in effect for purposes of calculations relating to the Collateral Quality Matrix; provided that, after giving effect to such change, (a) the General Advance Rate Test will be satisfied (or, if the General Advance Rate Test was not satisfied immediately prior to giving effect to such change, the degree of compliance with the General Advance Rate Test will be maintained or improved immediately after giving effect to such change) and (b)(i) each component of the Collateral Quality Test will be satisfied or (ii) if each component of the Collateral Quality Test was not satisfied for the Grid Number applicable immediately prior to such change and would not be satisfied by changing to any other Grid Number (or determined by interpolating on a linear basis), the Grid Number selected by the Collateral Manager will be a Grid Number under which the extent of compliance with each component of the Collateral Quality Test is maintained or improved relative to the extent of compliance with applicable components of the Collateral Quality Test under the applicable Grid Number in use immediately prior to giving effect to such change. Notwithstanding the foregoing, Grid Number 1 shall only be eligible for use (i) during the first six months following the Closing Date and (ii) during the first three months following each Reset Date.

“Collateral Quality Test”: A test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Obligations owned (or proposed to be owned) by the Borrower Parties satisfy each of the tests set forth below, calculated, in each case, in accordance with Section 1.5:

(a) the Minimum Weighted Average Spread Test;

(b) the Minimum Weighted Average Moody’s Recovery Rate Test;

(c) the Weighted Average Life Test;

(d) the Maximum Moody’s Rating Factor Test;

(e) the Maximum Weighted Average Moody’s Rating Factor Test; and

(f) the Minimum Diversity Test.

“Collection Account”: Each Securities Account titled “Collection Account” created and maintained on the books and records of the Securities Intermediary in the name of the Borrower or a CLO Subsidiary, as applicable, and subject to the prior Lien of the Collateral Custodian for the benefit of the Secured Parties. Each Collection Account shall be comprised of at least two subaccounts, an Interest Collection Account and a Principal Collection Account.

“Collection Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date and (b) any subsequent Payment Date, the period from but excluding the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding such Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Collections”: (a) All Cash collections and other Cash proceeds of any Collateral Obligation, including, without limitation or duplication, any Interest Collections, Principal Collections or other amounts received in respect thereof and (b) interest earnings on Permitted Investments or otherwise, in each case in any Account and subaccount thereof.

“Concentration Limits”: The following limitations, calculated, in each case, as required by Section 1.5 of this Agreement:

(a) the Adjusted Principal Balance of DIP Loans is not more than 5.0% of the Collateral Principal Amount;

(b) the Adjusted Principal Balance of Collateral Obligations that pay interest less frequently than quarterly is not more than 5.0% of the Collateral Principal Amount;

(c) the Adjusted Principal Balance of Collateral Obligations as to which the Moody’s Rating is derived from a publicly monitored rating by S&P is not more than 10.0% of the Collateral Principal Amount;

(d) the Adjusted Principal Balance of Participation Interests is not more than 10.0% of the Collateral Principal Amount;

(e) the Adjusted Principal Balance of Deferrable Obligations is not more than 2.5% of the Collateral Principal Amount;

(f) the Adjusted Principal Balance of Fixed Rate Obligations is not more than 5.0% of the Collateral Principal Amount;

(g) the Adjusted Principal Balance of Collateral Obligations that are not First Lien Loans, Cash and Permitted Investments is not more than 5.0% of the Target Transaction Par Amount;

(h) the Adjusted Principal Balance of Cov-Lite Loans is not more than 50.0% of the Target Transaction Par Amount;

(i) the Adjusted Principal Balance of Collateral Obligations issued by a single Obligor (and Affiliates thereof) is not more than 3.0% of the Target Transaction Par Amount; provided that, the Adjusted Principal Balance of Collateral Obligations issued by up to five Obligors (and their respective Affiliates) may each constitute not more than 4.0% of the Target Transaction Par Amount;

(j) the Adjusted Principal Balance of Delayed Draw Loans is not more than 5.0% of the Target Transaction Par Amount;

(k) the Adjusted Principal Balance of Collateral Obligations that are issued by Obligors that belong to any single GICS Industry Classification is not more than 10.0% of the Target Transaction Par Amount; provided that (x) the Adjusted Principal Balance of Collateral Obligations that are issued by Obligors that belong to the single largest GICS’s Industry Classification may represent up to 15.0% of the Target Transaction Par Amount and (y) the Adjusted Principal Balance of Collateral Obligations that are issued by Obligors that belong to the second, third and fourth largest GICS’s Industry Classification may each represent up to 12.0% of the Target Transaction Par Amount;

(l) the Adjusted Principal Balance of Caa1 Obligations is not more than 5.0% of the Target Transaction Par Amount;

(m) the Adjusted Principal Balance of Collateral Obligations whose Obligors are organized or incorporated outside the United States is not more than 20.0% of the Target Transaction Par Amount;

(n) the Adjusted Principal Balance of Bonds is not more than 5.0% of the Target Transaction Par Amount;

(o) the Adjusted Principal Balance of Discount Obligations is not more than 10.0% of the Target Transaction Par Amount; and

(p) the Adjusted Principal Balance of Collateral Obligations Domiciled in such country or countries listed below is not more than the percentage of the Target Transaction Par Amount set forth opposite the country or countries listed below:

% Limit	Country or Countries

20.0%	all countries (in the aggregate) other than the United States;

10.0%	Canada or the United Kingdom;

10.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom; and

5.0%	Any individual country other than the United States, the United Kingdom and Canada.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Parties”: At any time, the Lenders representing amounts in excess of 50.00% of Outstanding Funded Loans at such time.

“Corporate Trust Office”: The corporate trust office of the Collateral Custodian at which the Collateral Custodian performs its duties under this Agreement, having at the date hereof an address of (i) with respect to custodial duties, 1555 N. River Center Drive, Suite 302, Milwaukee, WI 53212 and (ii) for all other purposes, 214 N. Tryon Street, Charlotte, North Carolina 28202, Attention: Global Corporate Trust, Reference: ORCIC JV WH II LLC, or any other address the Collateral Custodian designates from time to time by notice to the Administrative Agent, the Equity Investors, the Collateral Manager, the Borrower and the Rating Agency, or the principal corporate trust office of any successor Collateral Custodian.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which the Maximum Permitted Funded Amount has been reduced to zero and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Cov-Lite Loan”: Any Loan, the underlying instruments for which do not (a) contain any financial covenants or (b) require the Obligor thereunder to comply with any maintenance covenant (regardless of whether such underlying instruments require compliance with one or more incurrence covenants); provided that, for all purposes, a Loan described in clause (a) or (b) which either contains a cross-default provision to, or is pari passu with, another loan of the underlying Obligor that requires the underlying Obligor to comply with a maintenance covenant will be deemed not to be a Cov-Lite Loan.

“Credit Amendment”: Any Maturity Amendment that, in the Collateral Manager’s reasonable judgment (exercised in accordance with the Standard of Care), is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) to minimize material losses on the related Collateral Obligation due to the materially adverse financial condition of the Obligor.

“Credit Risk Criteria”: The criteria that are met if, with respect to any Collateral Obligation, any of the following occur:

(a) the price of such Collateral Obligation has changed during the period from the date on which it was acquired by the applicable Borrower Party to the applicable date of determination by a percentage, either more negative or less positive, as the case may be, than the percentage change in the average price of any Eligible Loan Index less (1) 0.25% or more in the case of a Collateral Obligation with a spread (prior to such decrease) less than (or equal to) 4.00% or (2) 0.50% or more in the case of a Collateral Obligation with a spread (prior to such decrease) greater than 4.00%;

(b) the Moody’s Market Value of such Collateral Obligation has decreased by at least 2.50% of its Dollar Purchase Price due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the related Underlying Instruments;

(c) such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year’s projected cash flow interest coverage ratio; or

(d) with respect to a fixed rate Collateral Obligation, an increase since the date of purchase of more than 0.75% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security.

“Credit Risk Obligation”: Any Collateral Obligation that in the Collateral Manager’s judgment (exercised in accordance with the Standard of Care) has a substantial risk of declining in credit quality and, with lapse of time, becoming a Defaulted Obligation; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales pursuant to Section 2.12(a) only if (i) such Collateral Obligation has been downgraded by Moody’s at least one rating sub-category or has been placed and remains on a credit watch with negative implication by Moody’s, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) the Administrative Agent consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Cross Transactions”: The meaning set forth in Section 6.8(i).

“Cure Date”: With respect to any Event of Default set forth in Section 9.1(l) or Section 9.1(m) either (i) the second Business Day following delivery of the related Default Notice or (ii) if the Capital Call Condition is satisfied, the tenth Business Day after delivery of the related Default Notice.

“Daily Report”: The meaning set forth in Section 5.1(j).

“Daily SOFR”: For any day, the rate per annum equal to the secured overnight financing rate published at the Reference Time on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the SOFR Administrator’s Website provided however that if such determination date is not a U.S. Government Securities Business Day, then Daily SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto; provided, further, that, notwithstanding the foregoing, if the rate as determined in this definition would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Default”: Any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Notice”: The meaning set forth in the definition of “Capital Call Condition”.

“Defaulted Obligation”: Any Collateral Obligation as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing (after the passage of five Business Days, without regard to any grace periods applicable thereto or waivers thereof;

(b) a default as to the payment of principal and/or interest has occurred and is continuing on an Applicable Obligation of the same Obligor (in each case, after the passage of five Business Days, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and the Applicable Obligation are full recourse obligations of the Obligor thereof);

(c) except in the case of a DIP Loan, the Obligor has, or others have, instituted proceedings to have such Obligor adjudicated bankrupt or insolvent or placed into receivership, and such proceedings have not been stayed for a period of 60 consecutive days, or dismissed, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) the Obligor has a “probability of default” rating assigned by Moody’s of “LD” or “D”, or had such rating immediately before such rating was withdrawn;

(e) an Applicable Obligation has a “probability of default” rating assigned by Moody’s of “LD” or “D”, or had such rating immediately before such rating was withdrawn; provided that, the Applicable Obligation is a full recourse obligation of the Obligor thereof;

(f) a default with respect to which an Authorized Officer of the Collateral Manager has received written notice or an Authorized Officer has actual knowledge that a default has occurred under the Underlying Instrument and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g) with respect to a Participation Interest (until it is elevated or converted to an assigned loan), the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under such Participation Interest, or the Selling Institution has a “probability of default” rating assigned by Moody’s of “LD” or “D”, or had such rating immediately before such rating was withdrawn;

(h) with respect to a Participation Interest (until it is elevated or converted to an assigned loan), the underlying loan, if it were a Collateral Obligation, would constitute a “Defaulted Obligation” (other than under this clause (h)); or

(i) it is a Deferring Obligation.

“Deferrable Obligation”: A Collateral Obligation (including any Permitted Deferrable Obligation) that by its terms permits the deferral or capitalization of accrued and unpaid interest.

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of Cash interest due thereon and has been so deferring such payment (i) with respect to a Collateral Obligation that has a Moody’s Rating of at least “Baa3”, for the shorter of two consecutive accrual periods (pursuant to its Underlying Instruments) or one consecutive year and (ii) with respect to a Collateral Obligation that has a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period (pursuant to its Underlying Instruments) or six consecutive months, and, in either case, as of the date of determination, such deferred capitalized interest has not been paid in Cash.

“Delaware Expenses”: With respect to the following, incurred by any Borrower Party solely due to their continued existence in the State of Delaware: (i) any annual return fees and registered office fees of any Borrower Party, (ii) any fees and expenses for any administrators of any Borrower Party, (iii) any fees for any agent for the service of legal process, (iv) any expenses incurred in employing outside lawyers, accountants, consultants and any other experts and (v) all other expenses of any Borrower Party relating to the continued existence of any Borrower Party.

“Delayed Draw Loan”: A Loan that requires one or more future advances to be made by any Borrower Party and which does not permit the re-borrowing of any amount previously repaid by its Obligor; provided that only the portion of such Loan that constitutes a future funding obligation will be considered a Delayed Draw Loan, and only for so long as any future funding obligations remain undrawn and in effect.

“Determination Date”: The eighth Business Day prior to each Payment Date.

“DIP Loan”: Any Loan (a) with respect to which its Obligor is a “debtor-in-possession” under the Bankruptcy Code, (b) that has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discount Obligation”: Any Collateral Obligation that is acquired by a Borrower Party for a Purchase Price (as determined without averaging the Purchase Price on different days) that is lower than the lesser of (i) 80.00% of such Collateral Obligation’s Principal Balance and (ii) the Discount Reference Price.

“Discount Obligation Balance”: For any Discount Obligation, the lower of (i) its Dollar Purchase Price and (ii) its Market Value.

“Discount Reference Price”: The LSTA Index (expressed as a percentage and determined as of the close of the previous Business Day) minus 15.00%.

“Distribution”: Any payment of principal or interest, or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Obligation or other security.

“Dollar Purchase Price”: An amount (expressed as a Dollar amount) equal to the purchase price paid by the applicable Borrower Party for any given Collateral Obligation (exclusive of any interest, Accreted Interest and upfront fees).

“Dollars” and “$”: The lawful currency of the United States.

“Domicile” or “Domiciled”: With respect to any Obligor: (a) except as provided in clause (b) or (c) below, its country of organization, (b) if it is organized in a Tax Jurisdiction, both such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of such Obligor’s operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; provided that, in the case of clause (b), the country designated by the Collateral Manager will be the country, if any, that is known to the Collateral Manager to be the source of the majority of such Obligor’s revenues or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States and such guaranty complies with the Domicile Guarantee Criteria, then the United States.

“Domicile Guarantee Criteria”: The following criteria:

(a) the guarantee is one of payment and not of collection;

(b) the guarantee provides that the guarantor agrees to pay the guaranteed obligations on the date due and waives demand, notice and marshaling of assets;

(c) the guarantee provides that the guarantor’s right to terminate or amend the guarantee is appropriately restricted;

(d) the guarantee is unconditional, irrespective of value, genuineness, validity, or enforceability of the guaranteed obligations. The guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations. The guarantor also waives the right of set-off and counterclaim;

(e) the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor’s bankruptcy or insolvency; and

(f) in the case of cross-border transactions, the risk of withholding tax with respect to payments by the guarantor is addressed if necessary.

“Early Termination Notification Date”: The date that occurs 57 months after the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day), and each succeeding Business Day thereafter.

“Eligibility Criteria”: In connection with each Funded Loan and each acquisition of a Collateral Obligation, each of the following:

(a) each Concentration Limit is satisfied (or, if any Concentration Limit is not satisfied immediately prior to the making of such Funded Loan or acquisition, compliance with such Concentration Limit is maintained or improved immediately following the making of such Funded Loan or acquisition);

(b) each element of the Collateral Quality Test is satisfied (or, if any element is not satisfied immediately prior to the making of such Funded Loan or acquisition, compliance with such element is maintained or improved immediately following the making of such Funded Loan or acquisition);

(c) the Overcollateralization Ratio Test is satisfied immediately after giving pro forma effect to the acquisition of the related Collateral Obligation and/or the making of the related Funded Loan on the applicable Funding Date;

(d) the Adjusted Advance Rate Test is satisfied;

(e) the Required Equity Investment is maintained; and

(f) the Market Value Ratio Test is satisfied.

“Eligibility Criteria Compliance Certificate”: In connection with a Funded Loan or a proposed acquisition of a Collateral Obligation, as applicable, a certificate substantially in the form of Exhibit A-3 prepared by the Borrower Parties (or the Collateral Manager on their behalf) stating that the Eligibility Criteria are satisfied.

“Eligible Account Bank”: With respect to any specified account, a financial institution that (i) has at least a short-term issuer rating of “P-1” and a long-term issuer rating of “A2” by Moody’s (or a long-term issuer rating of at least “A1” by Moody’s if such institution has no short-term issuer rating) and (ii) has a combined capital and surplus of at least U.S.$200,000,000.

“Eligible Loan Index”: With respect to each Collateral Obligation, one of the following indices as selected by the applicable Borrower Party upon the acquisition of such Collateral Obligation: the Merrill Lynch Investment Grade Corporate Master Index, the CS Leveraged Loan Index, the J.P. Morgan Leveraged Loan Index and the LSTA Index; provided that the Borrower Parties may change the index applicable to a Collateral Obligation at any time following its acquisition by giving notice to the Administrative Agent and the relevant Rating Agency.

“Eligible Obligor”: Any Obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is not a Governmental Authority; and

(c) is not Controlled by any Borrower Party, the Collateral Manager or an Affiliate of any such Person;

“Equity Interests”: With respect to any Person, any and all of the shares or the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of, other equity securities or equity instruments of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investor”: Any Person that acquires Preference Shares pursuant to (a) an Equity Purchase Agreement and (b) is a registered holder of Preferences Shares as reflected in the register of members of the applicable Borrower Parties.

“Equity Kicker”: A warrant (or other “attached” Equity Security) that is received with respect to a Loan or purchased as part of a “unit” with a Loan.

“Equity Purchase Agreement”: (a) The initial Equity Purchase Agreement, dated as of the Closing Date, among the Borrower and the Equity Investors providing for the purchase of certain Preference Shares (as amended, modified, waived, supplemented, restated or replaced from time to time) and (b) each Additional Equity Purchase Agreement, as the context requires.

“Equity Security”: Any equity security, Equity Kicker or other obligation or security that is not eligible for purchase by a Borrower Party as a Collateral Obligation.

“Events of Default”: The meaning set forth in Section 9.1.

“Excepted Persons”: The meaning set forth in Section 12.11(a)(i).

“Excess Concentration Obligation” Without duplication, for each Concentration Limit, as of any Business Day, the sum of the portion of the Adjusted Principal Balance of each Collateral Obligation that causes such Concentration Limit to be exceeded and, to the extent that any Collateral Obligation exceeds more than one Concentration Limit, the Collateral Obligation shall be deemed to exceed only the Concentration Limit resulting in the largest excess; provided that, Haircut Caa1 Obligations shall not be treated as Excess Concentration Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in a Collection Account or any subaccount thereof with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by a Borrower Party of any Tax imposed by any Governmental Authority on such Collateral Obligation or on its Underlying Assets, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) for the account of the Person from whom the applicable Borrower Party purchased any Collateral Obligation (including interest accruing prior to the purchase of such Collateral Obligation to the extent not purchased by the applicable Borrower Party), (iii) any reimbursement of insurance premiums, (iv) any escrowed amounts relating to Taxes or insurance and any other amounts held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Collateral Obligation’s Underlying Instruments, (v) any amount received in a Collection Account or any subaccount thereof (other than Sale Proceeds), which amount is payable to the holder of a Sold Participation pursuant to its terms and (vi) any amount deposited into a Collection Account or any subaccount thereof in manifest error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any applicable interest in a Funded Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Funded Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e), and (d) any amounts imposed under FATCA.

“Facility Maturity Date”: (a) The first Payment Date to occur following the 10th anniversary of the Closing Date (which is in October, 2032) or (b), if any Reset Date has occurred, the first Payment Date to occur following the ten-year anniversary of the most recent Reset Date; provided that, following any Reset Date, the Facility Maturity Date shall not change from the Facility Maturity Date in effect immediately prior to such Reset Date unless the Moody’s Rating Condition is satisfied in connection with such change.

“Facility Termination Fee”: An amount equal to: (a) from the Closing Date, to and including the date that occurs 12 months after the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day), the product of (i) 0.70% multiplied by (ii) the average balance of the Outstanding Funded Loans calculated for the six month period prior to such date of termination and (b) following the date that occurs 12 months after the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day) but prior to the end of the Aggregation Period, the product of (i) 0.50% multiplied by (ii) the average balance of the Outstanding Funded Loans calculated for the six month period prior to such date of termination; provided that, no Facility Termination Fee shall be incurred in connection with a Permitted Termination.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations, published guidance or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the implementation of such sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Financial Asset”: The meaning set forth in Section 8-102(a)(9) of the UCC as from time to time in effect in the State of New York.

“Financial Sponsor”: Any Person, including any Affiliate or Subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person and its Subsidiaries.

“First-Lien-Last-Out Loan”: Any assignment of or Participation Interest in a Loan that would constitute a First Lien Loan (other than by operation of the proviso in the definition of such term) but that, in the case of an event of default under the applicable Underlying Instrument, will be paid in whole or in part after one or more other tranches of first lien loans issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments.

“Firm Bid”: With respect to a Collateral Obligation, a binding, irrevocable bid for value for such Collateral Obligation from a dealer or the Collateral Manager to purchase such Collateral Obligation, for which the Collateral Custodian has not received written notice that such bid is subject to a Bid Disqualification Condition.

“First Lien Loan”: A Loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of its Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, with a security interest that is validly perfected and first priority under Applicable Law (but subject to Permitted Liens), (c) is not secured solely or primarily by common stock or other equity interests and (d) the Collateral Manager determines in good faith that the value of the collateral securing the Loan on or about the time of its origination equals or exceeds (i) the outstanding principal balance of such Loan plus (ii) the aggregate outstanding principal balances of all other Loans of equal or higher seniority secured by the same collateral; provided that a First-Lien-Last-Out Loan is not a First Lien Loan.

“Fitch”: Fitch Ratings, Inc. and any successor in interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“Foreign Lender”: Any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fully Ramped Target Date”: Each date that is the six-month anniversary of (a) the Closing Date and (b) each Reset Date.

“Funded Loan”: The meaning set forth in Section 2.1(a)(ii).

“Funding Date”: The Business Day on which any Funded Loan is funded in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting a Funded Loan.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“General Advance Rate”: As of any date of determination, the percentage specified in the column titled “General Advance Rate” in the Collateral Quality Matrix based upon the applicable Grid Number then in effect in accordance with the procedures set forth in the Collateral Quality Matrix (or determined by interpolating on a linear basis).

“General Advance Rate Test”: As of any date of determination, a test that is satisfied if the Advance Rate Percentage as of such date does not exceed the General Advance Rate in effect on such date.

“General Intangible”: The meaning set forth in Section 9-102(a)(42) of the UCC as from time to time in effect in the State of New York.

“GICS Industry Classification”: The Global Industry Classification System level four sub-industry classifications (as identified, as of the Closing Date, on https://www.msci.com/gics and as set forth on Schedule V).

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, (c) with respect to any exempted company, the certificate of incorporation and the memorandum and articles of association and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing, certificate, articles or notice filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Grid Number”: A row of the Collateral Quality Matrix, identified therein in the column titled “Grid #”.

“Guarantee Obligation”: As to any Person (a “Guarantor”), any obligation of such Guarantor guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the Guarantor, whether or not contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation or (ii) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment on such primary obligation or (d) otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof; provided that the term “Guarantee Obligation” does not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb have a correlative meaning. The amount of any Guarantee Obligation is the lower of (a) the stated or determinable amount of its primary obligation and (b) the maximum amount for which its Guarantor may be liable pursuant to the terms of such Guarantee Obligation, unless such primary obligation and the maximum amount for which its Guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation is its Guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Parties in good faith.

“Guarantor”: The meaning set forth in the definition of “Guarantee Obligation”.

“Haircut Caa1 Obligations”: As of any date of determination, all Bucket A Haircut Caa1 Obligations and all Bucket B Haircut Caa1 Obligations, in aggregate.

“Increased Costs”: The meaning set forth in Section 2.11(a).

“Indebtedness”: With respect to any Person at any date, without duplication, (a) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations in respect of letters of credit, bankers acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which a party other than such Person has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof and (e) all Guarantee Obligations for which such Person is a Guarantor. The amount of any Indebtedness under clause (d) above is equal to the lesser of (x) the stated amount of such liabilities and (y) the fair market value of the Property subject to such Lien. The amount of any Person’s Indebtedness includes Indebtedness of another entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by virtue of such Person’s ownership interest in or other relationship with such other entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning set forth in Section 10.1(a).

“Indemnified Parties”: The meaning set forth in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower Party under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee”: The meaning set forth in Section 6.10(b).

“Independent”: As to any Person, any other Person (including, in the case of an accountant, lawyer or investment banker, a firm of accountants or lawyers or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or any of its Affiliates (other than the payment of any compensation for actual services rendered) and (b) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any Person’s accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

Whenever an Independent Person’s opinion or certificate is to be furnished to the Collateral Custodian, such opinion or certificate must state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be “Independent” under this Agreement must be “Independent” with respect to the Borrower Parties.

“Indorsed”: The meaning set forth in the definition of “Indorsement”.

“Indorsement”: The meaning set forth in Section 8-102(a)(11) of the UCC as from time to time in effect in the State of New York, and “Indorsed” has a corresponding meaning.

“Initial Equity Investor”: ORCIC BC 9 LLC, as holder of 100.00% of the Preference Shares and Membership Interests of the Borrower as of the Closing Date.

“Initial Funded Loan”: The first Funded Loan under this Agreement made by each Lender on or after (i) the Closing Date and (ii) if any Reset Date has occurred, such Reset Date.

“Initial Rating”: The rating, if any, given to the Funded Loans and/or the Revolving Notes by any Rating Agency as of the initial date of such rating.

“Initial Required Equity Investment”: The minimum amount of equity investment in the Borrower made by the Equity Investors that must be maintained immediately prior to each Initial Funded Loan, so that as of such time, the Collateral Principal Amount of all Collateral Obligations and/or Cash contributed to the Borrower is at least equal to the greater of (i) $10,000,000 and (ii) the Minimum Equity Amount.

“Insolvency Event”: Occurs with respect to a Person if:

(i) a case or other proceeding is commenced in any court, without the application or consent of such Person, seeking (a) the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, (b) the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or other similar official for such Person or all or substantially all of its assets or (c) any action similar to any of the foregoing with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and such case or proceeding shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(ii) an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect and such order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(iii) such Person (a) commences a voluntary case or other proceeding under any Insolvency Laws, (b) consents to the appointment of, with respect to, or the taking of possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for itself or all or substantially all of its assets, (c) makes any general assignment for the benefit of creditors, (d) fails to, or admits in writing its inability to, pay its debts generally as they become due or (e) if a corporation or similar entity, its board of directors or members votes to implement any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to an Insolvency Event.

“Instrument”: The meaning set forth in Section 9-102(a)(47) of the UCC as from time to time in effect in the State of New York.

“Interest”: With respect to any Accrual Period and Outstanding Funded Loans, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Outstanding Funded Loans on such day; and

D	=	360 days;

“Interest Collection Account”: A subaccount of each Collection Account titled “Interest Collection Account”, created and maintained on the books and records of the Securities Intermediary in the name of the Borrower or a CLO Subsidiary, and subject to the prior Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Interest Collections”: All payments of interest, late fees, amendment fees, prepayment fees, delayed compensation and waiver fees on Collateral Obligations and Permitted Investments, including any payments of accrued interest received upon the Sale of Collateral Obligations or Permitted Investments, and all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds of the foregoing received in Cash by or on behalf of the applicable Borrower Party; provided that Interest Collections do not include (x) Sale Proceeds representing accrued interest that are applied toward the purchase of accrued interest on an Additional Collateral Obligation, (y) interest received in respect of a Collateral Obligation (including in connection with any Sale thereof), which interest was purchased with Principal Collections, and (z) any trading gains received by the applicable Borrower Party in connection with the Sale of a Collateral Obligation.

“Interest Collections Priority”: The meaning set forth in Section 2.7(a).

“Interest Rate”: A per annum rate equal to (a) the Benchmark, plus (b) the Applicable Margin, plus (c) if an Event of Default has occurred and is continuing, 2.00%.

“Intermediary”: (a) A Clearing Corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, in either case excluding any Affiliate of any Borrower Party or the Collateral Manager.

“Investment Property”: The meaning set forth in Section 9-102(a)(49) of the UCC as from time to time in effect in the State of New York.

“Joinder Supplement”: An agreement among the Borrower Parties, a Lender, the Administrative Agent and a proposed lender substantially in the form of Exhibit F to this Agreement delivered in connection with such proposed lender becoming a Lender hereunder after the Closing Date pursuant to Section 12.15.

“JV Agreement”: The meaning set forth in Section 12.21.

“JV Transaction”: The meaning set forth in Section 12.21.

“Lender(s)”: The meaning set forth in the preamble hereof, and each assignee which becomes a Lender pursuant to Section 12.15.

“Lien”: Any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“LLC Agreement”: The limited liability company agreement of the Borrower, as amended, restated or otherwise modified from time to time in accordance with its terms and the terms of the Transaction Documents.

“Loan”: Any loan made by a commercial bank, an investment bank, investment fund or other financial institution; provided that any such loan is similar to those typically made to a commercial client or syndicated, sold or participated in by a commercial bank, institutional loan investor or other financial institution in the ordinary course of business.

“Loss Event”: An event that occurs as of any date of determination if Net Realized Losses on the Collateral Obligations measured cumulatively since (i) prior to the first Reset Date, the Closing Date or (ii) if any Reset Date has occurred, the most recent Reset Date, in either case, equal or exceed U.S.$2,500,000.

“LSTA Index”: The S&P/LSTA Leverage Loan Price Index (Bloomberg ticker: SPBDALB).

“Majority”: With respect to the Equity Investors, the holders of more than 50.00% of the outstanding Preference Shares.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Market Value”: With respect to any Collateral Obligation on any date of determination, an amount equal to the product of its Principal Balance and its mark-to-market value (expressed as a percentage of such Principal Balance) (excluding accrued interest), determined by the Administrative Agent in its sole discretion on such date, or if the Administrative Agent does not determine the mark-to-market value on such date, the mark-to-market value (expressed as a percentage of such Principal Balance) (excluding accrued interest) as most recently determined by the Administrative Agent; provided that, if the Collateral Manager disagrees with the Administrative Agent’s determination of any Market Value, the Collateral Manager may provide the Administrative Agent with either (A) the bid-side quote determined by any of Loan Pricing Corporation, LoanX Inc./MarkIt Partners, Thompson-Reuters Pricing Service, Bloomberg and any other nationally recognized pricing service selected by the Collateral Manager with the Administrative Agent’s prior written consent or (B) if no quote described in clause (A) is available, either (i) the average of the bid-side quotes determined from three fully-committed bids received by the Collateral Manager for the full Principal Balance of the applicable Collateral Obligation (within one Business Day of such date of determination) from a nationally recognized broker-dealer that is active in the trading of assets similar to such Collateral Obligation or (ii) if only two such bids can be obtained, the lower of the bid-side quotes of such two bids, and the value determined pursuant to clause (A) or (B) above, as applicable, will become the Market Value so long as it is reasonably acceptable to the Administrative Agent; provided further, that notwithstanding the foregoing, the Market Value of any Collateral Obligation that has not been approved by the Administrative Agent in writing prior to its acquisition by a Borrower Party (including any Collateral Obligation acquired with funds from sources other than a Funded Loan under this Agreement) will be zero.

“Market Value Ratio”: As of any date of determination, the ratio (expressed as a percentage) obtained by dividing:

(a) the Collateral Market Value Amount as of such date; by

(b) the Outstanding Funded Loans as of such date.

“Market Value Ratio Test”: A test satisfied on any date of determination if the Market Value Ratio is greater than or equal to 111.00% on such date.

“Master Sale and Participation Agreement”: The master sale and participation agreement between the Borrower (in its capacity as transferee) and the Transferor, dated on or around the Closing Date (as amended, modified, waived, supplemented, restated or replaced from time to time).

“Material Adverse Effect”: A material adverse effect on (a) the business, assets, condition (financial or otherwise), operations, performance or properties, either individually or taken as a whole, of the Borrower or the Collateral Manager, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of any material portion of the Collateral Obligations, (c) the rights and remedies of the Collateral Custodian, the Administrative Agent or the Lenders with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of either the Borrower or the Collateral Manager to perform its respective obligations under any Transaction Document to which it is a party or (e) the status, existence, perfection, priority or enforceability of the Collateral Custodian’s Lien on the Collateral.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend its stated maturity date.

“Maximum Moody’s Rating Factor Test”: A test that is satisfied as of any date of determination if the Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than or equal to the number set forth in the column titled “Maximum Moody’s Rating Factor Test” in the Collateral Quality Matrix based upon the applicable Grid Number then in effect in accordance with the procedures set forth in the definition of “Collateral Quality Matrix” (or determined by interpolating on a linear basis).

“Maximum Permitted Funded Amount”: With respect to the Funded Loans to be made by each Lender under this Agreement in accordance with the terms and subject to the conditions set forth herein from time to time (including Sections 3.1 and 3.2), as of any date of determination, an amount equal to (a) prior to the end of the Aggregation Period, the lesser of (1) the amount opposite such Lender’s name set forth on Annex B hereto or Schedule I to any applicable Joinder Supplement (or such higher amount as such Lender may consent to in writing (in its sole discretion) upon the Borrower Parties’ request) and (2) an amount equal to such Lender’s pro rata portion (based on the amount specified in subclause (1) above relative to the sum of all amounts specified in subclause (1) above for all Lenders as of such date, and (b) on or after the date on which the Aggregation Period ends, zero; provided that, notwithstanding the foregoing, (i) the Maximum Permitted Funded Amount may not exceed the lower of (x) $500,000,000 or (y) 75.00% of the Collateral Principal Amount (unless otherwise mutually agreed by the Administrative Agent and each Borrower Party to be greater than 75.00%) (as such amount may be increased on a Dollar-for-Dollar basis as a result of any Lender consenting in writing (in its sole discretion) to increase its Maximum Permitted Funded Amount at the request of the Borrower). For the avoidance of doubt, except in connection with an Optional Termination, the principal amount of any Funded Loans prepaid during the Aggregation Period may be re-borrowed subject to the terms and conditions set forth herein.

“Maximum Principal Balance”: As of any date of determination and with respect to all or any specified portion of the Collateral Obligations, the sum of (a) the Principal Balance of such Collateral Obligations as of such date and (b) in the case of any Collateral Obligations that are Delayed Draw Loans, their Unfunded Exposure Amounts.

“Maximum Weighted Average Moody’s Rating Factor Test”: A test that is satisfied as of any date of determination if the Weighted Average Moody’s Rating Factor is less than 3100.

“Measurement Date”: Each of (a) the Closing Date, (b) the date of any Funding Notice, (c) the date of the making of any Funded Loan, (d) the date of each Sale, investment or reinvestment pursuant to Section 2.12, (e) any Determination Date and (f) any other date requested by the Administrative Agent in its sole discretion.

“Membership Interests”: The membership interests of the Borrower.

“Middle Market Loan”: Any Loan made pursuant to Underlying Instruments governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$150,000,000.

“Minimum Diversity Test”: A test that is satisfied as of any date of determination if the Moody’s Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column titled “Minimum Diversity Test” in the Collateral Quality Matrix based on the applicable Grid Number then in effect in accordance with the procedures set forth in the definition of “Collateral Quality Matrix” (or determined by interpolating on a linear basis).

“Minimum Equity Amount”: As of any date of determination, an amount equal to the Aggregate Maximum Principal Balance of the three largest Maximum Principal Balances; provided that, solely for purposes of this definition, all Collateral Obligations issued by a single Obligor (or any Affiliate thereof) will be deemed to constitute a single Collateral Obligation.

“Minimum Weighted Average Moody’s Recovery Rate Test”: A test that is satisfied on any date of determination if the Weighted Average Moody’s Recovery Rate is greater than or equal to the number set forth in the column titled “Minimum Weighted Average Moody’s Recovery Rate Test” in the Collateral Quality Matrix based on the applicable Grid Number then in effect in accordance with the procedures set forth in the definition of “Collateral Quality Matrix” (or determined by interpolating on a linear basis).

“Minimum Weighted Average Spread Test”: A test satisfied on any date of determination if the Weighted Average Spread equals or exceeds the Minimum Weighted Average Spread Test Level.

“Minimum Weighted Average Spread Test Level”: The number set forth in the column titled “Minimum Weighted Average Spread Test Level” in the Collateral Quality Matrix based on the applicable Grid Number then in effect in accordance with the procedures set forth in the definition of “Collateral Quality Matrix” (or determined by interpolating on a linear basis).

“Monthly Loan File”: The meaning set forth in Section 6.3(c).

“Monthly Report”: The meaning set forth in Section 5.1(h).

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Moody’s Counterparty Criteria”: With respect to any Participation Interest proposed to be acquired by a Borrower Party, criteria that are met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody’s credit rating does not exceed the “Aggregate Percentage Limit” set forth below for such Moody’s credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody’s credit rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such Moody’s credit rating:

Moody’s rating of Selling Institution or Participant (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
Aaa	20.00%	20.00%
Aa1	20.00%	10.00%
Aa2	20.00%	10.00%
Aa3	15.00%	10.00%
A1	10.00%	5.00%
A2* and “P-1” *	5.00%	5.00%
A3 (or below)	0.00%	0.00%

* permitted only if entity also has a Moody’s short-term rating of P-1

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule II hereto.

“Moody’s Derived Rating”: With respect to any Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Obligation as set forth in Schedule II hereto.

“Moody’s Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Section I in Schedule IV hereto.

“Moody’s Industry Classification Group”: Any industry classification group established by Moody’s for the purpose of classifying business entities and set forth on Schedule I, and any such classification group that may be subsequently established by Moody’s and provided by the Borrower Parties to the Administrative Agent.

“Moody’s Market Value”: With respect to any Collateral Obligation, the amount (determined by the Collateral Manager in accordance with the Standard of Care) equal to the product of the Principal Balance thereof and the price determined in the following manner:

(a) the bid-side quote determined by either of Loan Pricing Corporation or LoanX Inc., MarkIt Partners;

(b) if such quote described in clause (a) is not available:

(i) the average of the bid-side quotes determined by three independent broker-dealers active in the trading of such asset; or

(ii) if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(c) if such quote or bids described in clauses (a) or (b) is not available, then the “Moody’s Market Value” of such Collateral Obligation will be the lowest of (i) its Principal Balance multiplied by its Moody’s Recovery Rate, (ii) its “Moody’s Market Value” determined by the Collateral Manager and (iii) its Market Value; provided, however, that, if the Moody’s Market Value of a Collateral Obligation was previously determined by application of either clause (a) or (b), the subsequent determination of such Collateral Obligation’s Moody’s Market Value under this clause (c) (if necessary) will not be higher than the most recent determination by application of clause (a) or (b), as applicable. Any Moody’s Market Value determined by the Collateral Manager under this clause (c) must be the same value that the Collateral Manager assigns to such obligation for other portfolios that it manages, if applicable.

“Moody’s Non-Senior Secured Loan”: Any assignment of or Participation Interest in or other interest in a Loan that is not a Moody’s Senior Secured Loan or any Senior Unsecured Loan.

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined for such Collateral Obligation pursuant to Schedule II hereto.

“Moody’s Rating Condition”: For so long as Moody’s is a Rating Agency, a condition that is satisfied if Moody’s provides written confirmation (which may take the form of a press release or other written communication) that the occurrence of that event or circumstance will not cause Moody’s to downgrade or withdraw its then-current rating assigned to any Funded Loan and/or Revolving Note;

provided that, the Moody’s Rating Condition will not be applicable if (i) Moody’s has not provided an Initial Rating or (ii) no Funded Loans are then Outstanding and the Maximum Permitted Funded Amount has been reduced to zero; provided, further, that notwithstanding the foregoing, with respect to any event or circumstance that requires satisfaction of the Moody’s Rating Condition, if Moody’s is a Rating Agency, such Moody’s Rating Condition will be inapplicable if (a) Moody’s has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Moody’s Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by Moody’s or (b) Moody’s has communicated to the Borrower Parties, the Collateral Manager or the Collateral Custodian (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current rating (or Initial Rating) of any Funded Loan and/or Revolving Note.

“Moody’s Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation:

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower, not rated or withdrawn	10,000

For purposes of the Maximum Moody’s Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody’s Default Probability Rating equal to the then-current Moody’s rating of the direct obligations of the United States government.

“Moody’s Recovery Amount”: With respect to any Collateral Obligation that is a Defaulted Obligation or a Deferring Obligation, an amount equal to (a) the applicable Moody’s Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“Moody’s Recovery Rate”: With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(a) if the Collateral Obligation has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(b) if the Collateral Obligation is a DIP Loan (other than a DIP Loan which has been specifically assigned a recovery rate by Moody’s), 50.00%; or

(c) if the preceding clauses do not apply to the Collateral Obligation and the Collateral Obligation is a Moody’s Senior Secured Loan or a Moody’s Non-Senior Secured Loan (in each case other than a DIP Loan) or Moody’s has assigned such Collateral Obligation an estimated rating, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation’s Moody’s Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings Subcategories Difference Between the Moody’s Rating and the Moody’s Default Probability Rating	Moody’s Senior Secured Loans (excluding First-Lien- Last-Out Loans)	Second Lien Loans and First-Lien- Last-Out Loans*	Other Collateral Obligations (excluding DIP Loans)
+2 or more	60.00%	55.00%	45.00%
+1	50.00%	45.00%	35.00%
0	45.00%	35.00%	30.00%
-1	40.00%	25.00%	25.00%
-2	30.00%	15.00%	15.00%
-3 or less	20.00%	5.00%	5.00%

*

If such Collateral Obligation does not have both a CFR (as defined in Schedule II) and an Assigned Moody’s Rating (as defined in Schedule II), such Collateral Obligation will be deemed to be an “Other Collateral Obligation” for purposes of this table.

“Moody’s Senior Secured Loan”: The meaning set forth in Schedule II (or such other schedule provided by Moody’s to the Borrower Parties, the Collateral Manager and the Administrative Agent).

“Net Realized Losses”: The greater of (i) zero and (ii) the difference between (a) the sum of Realized Losses on all or a specified portion of Collateral Obligations minus (b) the sum of Realized Gains on all or a specified portion of Collateral Obligations, in each case, for the specified determination period.

“Notice of Early Termination”: The meaning set forth in Section 2.3(d).

“Notice of Exclusive Control”: The meaning set forth in the Securities Account Control Agreement or Additional Securities Account Control Agreement, as applicable.

“Obligations”: (a) The unpaid principal amount of, and Interest (including any Interest accruing after the Termination Date or after the commencement of an Insolvency Proceeding with respect to any Borrower Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on, the Outstanding Funded Loans and (b) unpaid Structuring Fees, unpaid Facility Termination Fees, unpaid Administrative Expenses, unpaid Breakage Costs and all other obligations and liabilities of the Borrower Parties to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of or in connection with any Transaction Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including the fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary or the Lenders that are required to be paid by any Borrower Party pursuant to the terms of any Transaction Document).

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any Guarantor thereof.

“Offer”: The meaning set forth in Section 2.13(c).

“Officer”: With respect to any Borrower Party or a corporation, any director, the Chairman of the board of directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity or any Person authorized by such entity; with respect to any partnership, any general partner thereof or any Person authorized by such partnership; with respect to a limited liability company, any member thereof or any Person authorized by such limited liability company; and with respect to the Collateral Custodian, any Collateral Custodian Officer.

“Officer’s Certificate”: A certificate signed by an Authorized Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Optional Termination”: A voluntary repayment of all Outstanding Funded Loans and irrevocable reduction of the Maximum Permitted Funded Amount to zero in accordance with Section 2.3(c).

“Optional Termination Date”: Any Business Day specified for an Optional Termination by the Collateral Manager.

“Other Connection Taxes”: With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Funded Loan or any Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Funded Loans”: As of any date of determination, the aggregate principal amount of all Funded Loans outstanding on such date, after giving effect to all repayments of Funded Loans made on or prior to such date and any new Funded Loans made on such date.

“Overcollateralization Ratio”: As of any date of determination, the ratio (expressed as a percentage) obtained by dividing:

(a) the Collateral Principal Amount as of such date; by

(b) the Outstanding Funded Loans.

“Overcollateralization Ratio Test”: A test satisfied on any date of determination if the Overcollateralization Ratio is greater than or equal to 128.00%.

“Par Excess”: With respect to any Collateral Obligation, the positive difference, if any, between (a) its Dollar Purchase Price and (b) its Principal Balance at the time of purchase by the applicable Borrower Party.

“Participant Register”: The meaning set forth in Section 12.15(c).

“Participation Interest”: A participation interest in a Loan that, at the time of acquisition, or the applicable Borrower Party’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation interest, if acquired directly by the applicable Borrower Party, would qualify as a Collateral Obligation, (ii) the selling institution is a lender on the Loan or commitment, (iii) the aggregate participation interest in the Loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such Loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the selling institution holds in the Loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the selling institution or its Affiliates) at the time of the applicable Borrower Party’s acquisition (or, to the extent of a participation interest in the unfunded commitment under a Delayed Draw Loan, at the time of the funding of such Loan), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the Loan participation interest and (vii) such participation interest is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for Loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any Loan.

“Payment Date”: The 25th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), commencing in February, 2023; provided that (i) if (A) an Event of Default has occurred and is continuing or (B) the Termination Date has occurred, the Payment Date will be any date selected by the Administrative Agent (on behalf of the Lenders) upon not less than five Business Days’ notice to the Collateral Manager, the Collateral Custodian, the Collateral Administrator and each Borrower Party, (ii) the Optional Termination Date will be a Payment Date and (iii) following the date on which the Maximum Permitted Funded Amount has been reduced to zero and the Obligations have been paid in full, any date selected by the Collateral Manager (on behalf of the Borrower) will be a Payment Date upon not less than five Business Days’ notice to the Administrative Agent, the Collateral Administrator and the Collateral Custodian; provided further that, the Administrative Agent (on behalf of the Lenders) and the Collateral Manager (on behalf of the Borrower) may, upon not less than five Business Days’ notice to the Collateral Custodian and the Collateral Administrator agree to change Payment Dates from occurring in each calendar month to occurring less frequently, on a schedule to be determined by the Administrative Agent and the Collateral Manager at the time of such notice.

“Payment Date Statement”: A statement prepared as of each Determination Date by the Collateral Administrator and verified by the Collateral Manager prior to each Payment Date setting forth the calculation of each amount due and payable out of Available Funds on such Payment Date pursuant to the Priority of Payments, together with the payment information for the recipients of such payment amounts.

“Permitted Deferrable Obligation”: A Deferrable Obligation that (a) is a First Lien Loan and (b) the Underlying Instruments with respect to which provide for periodic payments of accrued and unpaid interest in cash on a current basis at a rate of at least the London interbank offered rate plus 3.00%.

“Permitted Investment Required Rating”: In the case of each Permitted Investment (i) if such Permitted Investment has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) if such Permitted Investment has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) if such Permitted Investment has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade).

“Permitted Investments”: Cash or any investment denominated in Dollars that, at the time it is delivered to the Collateral Custodian (directly or through a financial intermediary or bailee) (a) is not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after tax basis, and (b) is one or more of the following obligations or securities:

(1) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and have the “Permitted Investment Required Rating”;

(2) demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Permitted Investment Required Rating;

(3) non-extendable commercial paper or other short-term obligations (other than Asset-Backed Commercial Paper) with the Permitted Investment Required Rating and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; or

(4) money market funds which funds have, a credit rating of “Aaa-mf” by Moody’s, or if Moody’s has changed its credit rating nomenclature, the highest Moody’s credit rating assignable at such time, provided that any Permitted Investment purchased pursuant to this clause (4) satisfies each Rating Agency’s then-current criteria for Permitted Investments;

and, in the case of (1) through (3) above, (x) with a stated maturity (after giving effect to any applicable grace period) or (y) that is putable at par at the option of the Borrower Parties, in each case no later than the earliest of (A) 60 days and (B) the Business Day immediately preceding the first Payment Date following the Accrual Period in which the date of investment occurs (unless such Permitted Investment is issued by the Collateral Custodian or any Affiliate in its capacity as a banking institution); provided that none of the foregoing obligations or securities are Permitted Investments if (i) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (ii) it is secured by real property, (iii) it is purchased at a price greater than 100.00% of the principal or face amount thereof, (iv) it is the subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (v) in the Collateral Manager’s judgment, it is subject to material non-credit related risks, (vi) it has an “f,” “r,” “p,” “pi,” “q,” “t” or “sf” subscript assigned by Moody’s, (vii) it is a Structured Finance Obligation or (viii) it is Asset-Backed Commercial Paper. Any investment that otherwise qualifies as a Permitted Investment may (x) be made by the Administrative Agent, the Collateral Custodian or any of their Affiliates and (y) be made in securities of any entity for which the Administrative Agent, the Collateral Custodian or any of their Affiliates receives compensation or serves as offeror, distributor, investment advisor or other service provider.

“Permitted Liens”:

(a) Liens in favor of the Collateral Custodian or the Securities Intermediary created pursuant to or by this Agreement or any Transaction Document; and

(b) with respect to the interest of applicable Borrower Party in the other Collateral (including any Underlying Assets), any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (i) Liens for Taxes if such Taxes are not then due and payable, or if the applicable Borrower Party is currently contesting the validity of any such Liens in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the applicable Borrower Party’s books, (ii) Liens arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens and (iii) with respect to any Underlying Assets, customary Liens permitted under the related Underlying Instruments including in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of the related Obligor under the related facility.

“Permitted RIC Distribution”: Distributions on any Payment Date to the Equity Investor (from the Collection Account or otherwise) to the extent required to allow the Equity Investor (or any parent thereof) to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equity Investor (or any parent thereof) in or with respect to any taxable year of the Equity Investor (or any parent thereof) (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equity Investor (or any parent thereof) shall not exceed 115.00% of the amounts that the Borrower would have been required to distribute to the Equity Investor to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Termination”: An Optional Termination that occurs within 30 days following the amendment of this Agreement in connection with the implementation of (i) any Benchmark Conforming Changes or (ii) any Successor Rate pursuant to the terms of Section 2.4(e).

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, exempted company, exempted limited partnership, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Possessory Collateral”: Any item of Collateral that is in physical form, including any Instrument, Certificated Security, Underlying Instrument, Promissory Note or Permitted Investment, and that is capable of being delivered to and held by the Collateral Custodian in accordance with the terms of this Agreement.

“Preference Shares”: The preference shares issued pursuant to the Equity Purchase Agreement.

“Prime Rate”: The rate announced by the Administrative Agent from time to time as its prime rate in the United States. The Prime Rate is not intended to be the lowest rate of interest charged by Administrative Agent or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Balance”: Subject to Section 1.5, with respect to any Collateral Obligation or Permitted Investment as of any date of determination, the outstanding principal amount of such Collateral Obligation or Permitted Investment (excluding any Accreted Interest); provided that (i) the Principal Balance of any Delayed Draw Loan excludes any Unfunded Exposure Amounts thereof and (ii) the Principal Balance of (a) any Equity Security or interest only strip will be deemed to be zero, (b) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation will be deemed to be zero and (c) any Collateral Obligation held by any Borrower Party with a stated maturity later than the Facility Maturity Date will be deemed to be zero.

“Principal Collection Account”: A sub-account of each Collection Account subaccount titled “Principal Collection Account”, created and maintained on the books and records of the Securities Intermediary in the name of the Borrower or a CLO Subsidiary, and subject to the prior Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Principal Collections”: (i) All amounts received by or on behalf of any Borrower Party in respect of Loans, Permitted Investments and Equity Securities that are not Interest Collections, to the extent received in any form of cash payment, (ii) all amounts deposited to the Principal Collection Accounts and each subaccount thereof in respect of any Capital Contribution comprising Cash received by any Borrower Party from an Equity Investor and (iii) all amounts deposited to the Collection Accounts and each subaccount thereof pursuant to Sections 2.7(a)(8)(i), 2.7(a)(9)(b) and 2.7(b)(9), as applicable.

“Principal Collections Priority”: The meaning set forth in Section 2.7(b).

“Priority of Payments”: The priority of payments set forth in the Interest Collections Priority, the Principal Collections Priority and the Sequential Pay Priority, as applicable.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Outstanding Funded Loans owing to such Lender by the aggregate Outstanding Funded Loans owing to all Lenders.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any insurance relating to such Collateral.

“Promissory Note”: With respect to any Loan, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of the underlying promissory note issued by the Obligor, endorsed by the applicable Borrower Party or the prior holder of record (including in the form of an allonge or note power attached thereto) either in blank or to the Collateral Custodian evidencing an unbroken chain of endorsements in blank or to the Collateral Custodian from every prior holder thereof, with any endorsement to the Collateral Custodian to be in the following form: “U.S. Bank Trust Company, National Association, its successors and assigns, as Collateral Custodian for the Secured Parties”.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or a combination and whether tangible or intangible, including Capital Stock.

“Purchase Price”: An amount (expressed as a percentage of par) equal to (a) the purchase price paid by the applicable Borrower Party for any given Collateral Obligation (exclusive of any interest, Accreted Interest and upfront fees) divided by (b) the outstanding principal balance, as of the date of purchase, of the portion of such Collateral Obligation purchased by the applicable Borrower Party (exclusive of any interest, Accreted Interest, original issue discount and upfront fees)

“Purchased Caa1 Advance Rate”: 50.00%.

“Purchased Caa1 Obligation Balance”: As of any date of determination, the aggregate Adjusted Principal Balance of all Collateral Obligations that had a Moody’s Rating lower than “B3” at the time such Collateral Obligations were acquired by any Borrower Party.

“Qualified Institution”: At all times, a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any U.S. domestic branch of a foreign bank) that has (i) at least a short-term issuer rating of “P-1” and a long-term issuer rating of “A2” by Moody’s (or a long-term issuer rating of at least “A1” by Moody’s if such institution has no short-term issuer rating) and (ii) a combined capital and surplus of at least U.S.$200,000,000.

“Qualifying Investor”: On any date of determination, an investor in an Equity Investor that is obligated to provide funds to such Equity Investor within five Business Days of the receipt of a Capital Call Notice from such Equity Investor and has not, prior to such date of determination, failed to provide such funds.

“Rating Agency”: With respect to the Funded Loans and/or the Revolving Notes, and only if Moody’s or Fitch has provided an Initial Rating with respect thereto, Moody’s and/or Fitch, as applicable (and/or, if, at any time any other nationally recognized investment rating agency provides a rating of the Funded Loans and/or the Revolving Notes, such rating agency).

With respect to Collateral generally, Moody’s, Fitch or S&P (or, if at any time Moody’s, Fitch or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Borrower Parties with the consent of the Administrative Agent and the Collateral Manager). If at any time any of the rating agencies referred to above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement will be deemed instead to be references to the equivalent categories offered by such replacement rating agency as of the most recent date on which each such rating agency’s published ratings for the type of obligation is available.

“Realized Gain”: With respect to each Collateral Obligation, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (x) the proceeds of any sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment and taking into account any partial sale or disposition) of all or a portion of the Principal Balance of such Collateral Obligation exceeds (y) the product of (i) the Principal Balance of the portion of such Collateral Obligation sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (ii) the Purchase Price for such Collateral Obligation.

“Realized Loss”: With respect to each Collateral Obligation, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (x) the product of (i) the Principal Balance of any portion of such Collateral Obligation sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (ii) the Purchase Price for such Collateral Obligation exceeds (y) the proceeds of such sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment and taking into account any partial sale or disposition) of all or a portion of the Principal Balance of such Collateral Obligation.

“Recipient”: (a) The Administrative Agent or (b) any Lender, as applicable.

“Reference Rate Floor Obligation”: A Floating Rate Obligation (a) for which its Underlying Instruments allow an interest rate option based on a specific reference rate, (b) that provides that such rate is calculated (in effect) as the greater of (i) a specified “floor” rate per annum and (ii) such reference rate for such Floating Rate Obligation’s applicable interest period and (c) that, as of any date of determination, bears interest at its “floor” rate because the applicable reference rate for the applicable interest period is less than such “floor” rate.

“Reference Time”: With respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR or Daily SOFR, 11:00 a.m. (New York time), and (2) if such Benchmark is not Term SOFR or Daily SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing”: A loan from one or more financial institutions to refinance the Outstanding Funded Loans in connection with an Optional Termination.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Register”: The meaning set forth in Section 12.15(b).

“Registered”: A debt obligation that is in registered form for U.S. federal income tax purposes.

“Registered Investment Adviser”: A Person duly registered as an investment adviser (including by being identified as a “relying adviser” in Section 1.B., Schedule D of its related “filing adviser’s” Form ADV) in accordance with and pursuant to Section 203 of the Advisers Act.

“Regulation S”: Regulation S under the Securities Act.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Related Party”: With respect to any Borrower Party, the Collateral Manager, any Equity Investor or any of their respective Affiliates or any of their respective partners, members, officers, directors or employees.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Principal Balance”: The positive difference, if any, obtained from the Collateral Principal Amount minus the Purchased Caa1 Obligation Balance.

“Repayment Notice”: Each notice required to be delivered by the Borrower Parties (or the Collateral Manager on their behalf) in respect of any repayment of Outstanding Funded Loans, in the form of Exhibit A-2.

“Reporting Date”: The date that is two Business Days prior to each Payment Date; provided that, the first Reporting Date shall occur in December, 2022.

“Required Equity Investment”: The minimum amount of equity investment in the Borrower, so that, as of any date of determination, the difference between (i) the Collateral Principal Amount minus (ii) the Outstanding Funded Loans is equal to or greater than the Minimum Equity Amount.

“Required Reports”: Collectively, the Eligibility Criteria Compliance Certificate, the Monthly Report, the Daily Report, the Payment Date Statement, the Monthly Loan File and the annual independent public accountants’ report pursuant to Section 5.1(g).

“Reset Date”: Each date specified as a Reset Date by the Administrative Agent in a Reset Date Notice.

“Reset Date Consent”: In connection with the closing of an Approved Securitization, the written consent from the Administrative Agent (to be granted or withheld in its sole discretion) and, unless all of the Preference Shares of the Equity Investors on the Closing Date have been redeemed in accordance with the terms of the Equity Purchase Agreement and new equity investors have replaced such Equity Investors in their entirety in connection with the related Approved Securitization Closing Date, a Majority of the Equity Investors (to be granted or withheld in its sole discretion), to the occurrence of a Reset Date.

“Reset Date Notice”: The written notice of a Reset Date Consent, to be delivered to the Collateral Manager, the Equity Investors, the Borrower Parties, the Collateral Custodian and the Collateral Administrator.

“Restricted Trading Period”: Following the provision by a Rating Agency of an Initial Rating, if any, each day during which the Administrative Agent has notified the Borrower and the Collateral Manager (a) that such Rating Agency’s rating of any of the Funded Loans, and/or Revolving Notes, as applicable, is two or more sub-categories below its applicable Initial Rating or (b) such Rating Agency’s rating of any Funded Loans and/or Revolving Notes has been withdrawn and not reinstated; provided that such period will not be a Restricted Trading Period (so long as such Rating Agency’s rating of any of the Funded Loans and/or the Revolving Notes, as applicable, has not been further downgraded, withdrawn or put on watch) directed as such by the Controlling Parties to the Borrower and the Collateral Manager.

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar Loans and investments) that under its underlying instruments may require one or more future advances to be made to the Obligor by any Borrower Party; provided that any such Loan is a Revolving Loan only until all commitments by the applicable Borrower Party to make advances to the Obligor thereof expire, are terminated or are irrevocably reduced to zero.

“Revolving Note”: The meaning set forth in Section 2.1(a)(i).

“Royal Bank”: The meaning set forth in the preamble hereof.

“S&P”: S&P Global Ratings, an S&P Global business, and any successor thereto.

“Sale”: With respect to any Collateral Obligation, Permitted Investment, Equity Security or other Collateral, the sale or other disposition of such Collateral Obligation (including by means of selling a 100% undivided participation interest in such Collateral Obligation (i) in accordance with the terms of its Underlying Instruments and (ii) as evidenced by a participation agreement (each such participation, a “Sold Participation”)), Permitted Investment, Equity Security or other Collateral.

“Sale Proceeds”: With respect to any Collateral Obligation, all Proceeds of its Sale, net of all out-of-pocket costs and expenses of the Borrower Parties, the Collateral Custodian and the Collateral Manager incurred in connection with any such Sale, including any sale, transfer or other Taxes paid or payable in connection with such Sale.

“Second Lien Loan”: Any origination, assignment of or Participation Interest in a Loan that: (1)(a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of its Obligor (other than with respect to trade claims, capitalized leases or similar obligations), but which is subordinated with respect to liquidation preferences regarding the primary pledged collateral securing such Loan, to a First Lien Loan of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such Second Lien Loan, the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay such Loan in accordance with its terms and to repay all other loans of equal or higher seniority that are secured by a lien or security interest in the same collateral; and (c) is not secured solely or primarily by common stock or other equity interests; or (2) is a First-Lien-Last-Out Loan.

“Secured Party”: (a) Each Lender, (b) the Administrative Agent, (c) the Collateral Custodian, (d) the Collateral Administrator and (e) the Securities Intermediary.

“Securities Account”: The meaning set forth in Section 8-501(a) of the UCC as from time to time in effect in the State of New York.

“Securities Account Control Agreement”: (a) The Securities Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Custodian and the Securities Intermediary (as amended, modified, waived, supplemented, restated or replaced from time to time) and (b) each Additional Securities Account Control Agreement, as the context requires.

“Securities Act”: The U.S. Securities Act of 1933.

“Securities Intermediary”: U.S. Bank National Association, as securities intermediary appointed under the Securities Account Control Agreement and any Additional Securities Account Control Agreement, which is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC as from time to time in effect in the State of New York.

“Security Certificate”: The meaning set forth in Section 8-102(a)(16) of the UCC as from time to time in effect in the State of New York.

“Security Entitlement”: The meaning set forth in Section 8-102(a)(17) of the UCC as from time to time in effect in the State of New York.

“Selling Institution”: An entity obligated to make payments to a Borrower Party under the terms of a Participation Interest.

“Senior Secured Bond”: Any obligation that (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a loan, a senior secured note or a Participation Interest), (c) if it is subordinated by its terms, is subordinated only to trade claims, capitalized leases or other similar obligations and (d) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation any tax liens) securing the obligor’s obligations under such obligation.

“Senior Unsecured Loan”: A senior unsecured Loan that is not (and by its terms is not permitted to become) subordinate in right of payment to any other Indebtedness for borrowed money incurred by the related Obligor (other than with respect to (i) trade claims, capitalized leases or similar obligations or (ii) any structural subordination resulting from such other Indebtedness for borrowed money being secured by any assets of the related Obligor pursuant to a prior claim to the proceeds of such assets upon liquidation).

“Sequential Pay Priority”: The meaning set forth in Section 2.8.

“Similar Transaction”: Any loan warehousing transaction, collateralized loan obligation transaction or similar transaction (other than an Approved Securitization) secured primarily by a portfolio of Loans, with respect to which the Collateral Manager or any of its Affiliates will act as the asset manager, collateral manager, portfolio manager, advisor, sub-advisor, first-loss or mezzanine investor, or in a similar capacity.

“SOFR”: With respect to any Business Day, means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sold Participation”: The meaning set forth in the definition of “Sale”.

“Specified Call Date”: With respect to the applicable Early Termination Notification Date, the Business Day specified by the Administrative Agent in the related Notice of Early Termination, but in no event earlier than the 90th day following such Early Termination Notification Date.

“Specified Change”: Any amendment or waiver of, or supplement to, an Underlying Instrument that (a) reduces or forgives the principal amount of a Collateral Obligation, (b) subordinates (in right of payment, with respect to liquidation preferences or otherwise) a Collateral Obligation, (c) releases a material portion of the collateral securing the related Collateral Obligation (other than any releases associated with a prepayment), (d) releases any Guarantor of a related Collateral Obligation from any of its material obligations, (e) waives one or more interest payments, (f) permits any interest due in cash to be deferred or capitalized and added to the principal amount of the related Collateral Obligation or (g) reduces the spread or coupon payable on the related Collateral Obligation; provided that an amendment or waiver of, or supplement to, an Underlying Instrument that is described in the foregoing subclauses (a), (e), (f) and (g) will not constitute a Specified Change with respect to a Defaulted Obligation that has been a Defaulted Obligation for more than one year.

“Standard of Care”: The meaning set forth in Section 6.5.

“Specified Defaulted Obligations”: The portion of the Maximum Principal Balance of the Defaulted Obligations in excess of 5.0% of the Aggregate Principal Balance of all Collateral Obligations. The Defaulted Obligations that are considered Specified Defaulted Obligations as of any date of determination shall be such Defaulted Obligations that result in the lowest Collateral Market Value Amount as of such date of determination.

“Step Down Loan”: Any Loan which by the terms of its underlying instruments provides for a decrease in its per annum interest rate (other than by reason of a change in the applicable index or benchmark rate) or in the spread over its applicable index or benchmark rate solely due to the passage of time; provided that a Loan that must pay a constant rate of interest at all times after the date of its acquisition by a Borrower Party is not a Step Down Loan.

“Step Up Loan”: Any Loan which by the terms of its underlying instruments provides for an increase in its per annum interest rate (other than by reason of a change in the applicable index or benchmark rate) or in the spread over its applicable index or benchmark rate solely due to the passage of time; provided that a Loan that must pay a constant rate of interest at all times after the date of its acquisition by a Borrower Party is not a Step Up Loan.

“Structured Finance Obligation”: Any security issued by a special purpose vehicle and secured directly by, referenced to or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized loan obligations.

“Structuring Fee”: An amount equal to U.S.$1,000,000, fully earned by the Administrative Agent and non-refundable as of the Closing Date, payable to the Administrative Agent on the Structuring Fee Payment Date; provided that, the Structuring Fee shall only be due and payable to the extent that, as of the Structuring Fee Payment Date: (i) in the Administrative Agent’s determination, the Administrative Agent and each Lender are not in material default of their respective obligations hereunder and (ii) neither (x) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 9.2(a) or (y) the Specified Call Date, has occurred, respectively; provided further that, the Administrative Agent shall provide written confirmation (which may be by email) to the Borrower and the Collateral Custodian following receipt of an amount equal to settlement of the Structuring Fee in full.

“Structuring Fee Payment Date”: (i) The first Payment Date following the Closing Date and (ii) each Payment Date thereafter upon which any portion of the Structuring Fee remains outstanding.

“Subordinated Collateral Loan”: A Loan that is not a First Lien Loan, a Second Lien Loan or a Senior Unsecured Loan.

“Subsidiary”: As to any Person, any corporation, partnership, exempted company, exempted limited partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than ownership interests that would have such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned or (b) the management of which is otherwise controlled, directly or indirectly, by such Person.

“Successor Criteria”: The meaning set forth in Section 6.12(e).

“Successor Rate”: The first alternative set forth in the order below that can be determined by the Administrative Agent:

(1) the sum of: (a) Daily SOFR and (b) the Successor Spread Adjustment; and

(2) the alternative benchmark rate selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time;

provided that, if following the occurrence of a Benchmark Availability Event an alternative benchmark rate cannot be determined under clause (1) above and the Administrative Agent and the Borrower have not agreed upon an alternative benchmark rate specified in clause (2) above, the Benchmark shall be the Prime Rate; provided, further that, if the Successor Rate would be less than zero, the Successor Rate will be deemed to be zero for all purposes under this Agreement and the Transaction Documents.

“Successor Spread Adjustment”: The first alternative set forth in the order below that can be determined by the Administrative Agent as of the date such Successor Rate is implemented:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Successor Rate; and

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Collateral Manager giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Successor Rate for U.S. dollar denominated secured financing or securitization transactions relating to leveraged loans, as applicable at such time.

“Synthetic Security”: A security or swap transaction that has payments associated with payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Transaction Par Amount”: (a) From (and including) the Closing Date, and each Reset Date, to (but excluding) the next Fully Ramped Target Date, $650,000,000, and (b) as of any date of determination from (and including) each Fully Ramped Target Date, to (but excluding) the next Reset Date, the Collateral Principal Amount as of the close of business on the Business Day immediately preceding such Fully Ramped Target Date.

“Tax”: Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding, backup withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands or the Netherlands Antilles and Luxemburg, so long as such jurisdiction has a country ceiling for foreign currency bonds of at least “Aa2” according to Moody’s.

“Term SOFR”: For each day during any Accrual Period for any Outstanding Funded Loan, the forward-looking term rate for one month based on the secured overnight financing rate published by the Term SOFR Administrator (Bloomberg ticker “TSFR1M”) at the Reference Time on the second U.S. Government Securities Business Day preceding such date; provided that, if such determination date is not a U.S. Government Securities Business Day, then Term SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto; provided, further, that, notwithstanding the foregoing, if the rate as determined in this definition would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of Term SOFR selected by the Administrative Agent.

“Termination Date”: The earliest to occur of (a) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 9.2(a), (b) the Facility Maturity Date, (c) the Specified Call Date and (d) the Optional Termination Date.

“Total Termination Amount”: The amount necessary to pay the Obligations (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted) in full on the scheduled Optional Termination Date or Specified Call Date, as applicable, and to pay all other amounts payable pursuant to the Priority of Payments (other than any other amounts payable to any Borrower Party) on the scheduled Optional Termination Date or Specified Call Date, as applicable.

“Transaction”: The meaning set forth in Section 3.2.

“Transaction Documents”: This Agreement, the Securities Account Control Agreement, each Additional Securities Account Control Agreement, the Collateral Administration Agreement, any Revolving Notes, any Joinder Supplement, each CLO Subsidiary Joinder Supplement, any Transferee Letter, any Assignment Agreement, each Equity Purchase Agreement, the LLC Agreement, the Master Sale and Participation Agreement and the Collateral Custodian Fee Letter.

“Transferee Letter”: A representation letter substantially in the form of Exhibit E to be executed by an assignee in connection with an assignment of Outstanding Funded Loans pursuant to Section 12.15.

“Transferor”: Owl Rock Core Income Corp..

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncertificated Security”: The meaning set forth in Section 8-102(a)(18) of the UCC as from time to time in effect in the State of New York.

“Underlying Assets”: With respect to any Collateral, any Property designated and pledged as collateral to secure repayment of such Collateral, including, to the extent provided for in the relevant Underlying Instruments, a pledge of the Capital Stock of the related Obligor and all Proceeds from any sale or other disposition of such Property.

“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which any Collateral has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral or of which the holders of such Collateral are the beneficiaries.

“Unfunded Exposure Account”: Each Securities Account titled “Unfunded Exposure Account” created and maintained on the books and records of the Securities Intermediary in the name of the Borrower or a CLO Subsidiary, and subject to the prior Lien of the Collateral Custodian for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination with respect to any Collateral Obligation, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) contingent commitments, in each case required to be funded by the applicable Borrower Party pursuant to the terms of such Collateral Obligation’s related Underlying Instruments.

“United States” and “U.S.”: The United States of America.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: A “U.S. person” as defined in Regulation S.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.16(f)(ii)(2)(c).

“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by the outstanding principal balance of such Collateral Obligation and dividing such sum by:

(b) the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive scheduled payment of principal of such Collateral Obligation and (b) the respective amounts of principal of such scheduled payments by (ii) the sum of all successive scheduled payments of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to (i) 10 less (ii) (x) 1/365 multiplied by (y) the aggregate number of days that have elapsed since the Closing Date or, if any Reset Date has occurred, the most recent Reset Date.

“Weighted Average Moody’s Rating Factor”: The number determined by summing the products obtained by multiplying the Maximum Principal Balance of each Collateral Obligation by its Moody’s Rating Factor, dividing such sum by the Aggregate Maximum Principal Balance of all such Collateral Obligations and then rounding the result up to the nearest whole number.

“Weighted Average Moody’s Recovery Rate”: As of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the outstanding Maximum Principal Balance of each Collateral Obligation as of such date of determination by its corresponding Moody’s Recovery Rate, dividing such sum by the Aggregate Maximum Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Weighted Average Spread”: With respect to Floating Rate Obligations (in each case excluding Defaulted Obligations), as of any date of determination, the number obtained by:

(x) summing (i) the sum of the products obtained by multiplying the excess of the cash-pay portion of the interest rate payable on such Collateral Obligation (including any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) (such rate stated as a per annum rate) over the Benchmark as then in effect (which spread or excess may be expressed as a negative percentage) by the Principal Balance of each Floating Rate Obligation as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Obligation that is a Revolving Loan or a Delayed Draw Loan, the related commitment or undrawn fee as of such date by the Unfunded Exposure Amount of such Collateral Obligation as of such date; and

(y) dividing such sum by the Aggregate Principal Balance plus the Unfunded Exposure Amount of all such Floating Rate Obligations, and rounding the result up to the nearest 0.001%;

provided that, for purposes of this definition, (i) all Deferrable Obligations will be excluded to the extent of any non-cash interest, (ii) for the avoidance of doubt, the cash-pay portion of the interest rate payable on each Reference Rate Floor Obligation will be calculated to include the excess (if any) payable currently in cash of (1) the specified “floor” rate of such Reference Rate Floor Obligation over (2) the Benchmark then in effect and (iii) the proceeds of all Funded Loans on deposit in the Accounts (other than amounts required to be deposited into the Unfunded Exposure Account pursuant to the terms of this Agreement) that have not been reinvested in Collateral Obligations within 30 days of the related Funding Date will be deemed to constitute “Floating Rate Obligations” having a Principal Balance equal to the Dollar amount of such Funded Loan and a cash-pay portion interest rate of zero.

“Zero Coupon Loan”: A Loan that at the time of purchase does not by its terms provide for periodic payments of interest in Cash; provided that, if such Loan by its terms provides for the payment of interest in Cash after its purchase, it will cease to be a Zero Coupon Loan.

Section 1.2 Other Terms. All accounting terms used but not specifically defined herein will be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and used but not specifically defined herein are used herein as defined in such Article 9 from time to time in effect.

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4 Interpretation. In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are permitted by the Transaction Documents;

(c) except where the context requires otherwise, reference to the Borrower means the Borrower and any CLO Subsidiary, as applicable, and reference to any activity of the Borrower means such activity by the Borrower either directly by the Borrower or indirectly by the Borrower through or on behalf of a CLO Subsidiary;

(d) reference to any gender includes each other gender;

(e) reference to day or days without further qualification means calendar days;

(f) reference to any time of day means New York, New York time;

(g) the word “including” is not limiting and means “including but not limited to”;

(h) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(i) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any Promissory Note includes any Promissory Note that is an extension or renewal thereof or a substitute or replacement therefor;

(j) reference to any Applicable Law (including any U.S. federal securities law) means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(k) with respect to the Collateral, reference to any delivery or transfer to the Collateral Custodian means delivery or transfer to the Collateral Custodian for the benefit of the Secured Parties;

(l) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date will be deemed to be the next succeeding Business Day; and

(m) for purposes of this Agreement, an Event of Default will be deemed to be continuing until it is waived in accordance with Section 12.1(b), or, with respect to an event that is capable of being remedied, such Event of Default has been remedied and has remained remedied for a period of two (2) consecutive Business Days; provided, however, that if the Obligations have been accelerated following an Event of Default, no Event of Default will be considered to be capable of being remedied unless the Administrative Agent otherwise agrees in writing at the time of any such determination.

Section 1.5 Assumptions and Calculations with Respect to Collateral Obligations.

(a) In connection with all calculations required to be made pursuant to this Agreement with respect to scheduled payments on any Collateral Obligations, or any payments on any other assets included in the Collateral, with respect to the Sale of, and investment or reinvestment in, Collateral Obligations, and with respect to the income that can be earned on scheduled payments on such Collateral Obligations and on any other amounts that may be received for deposit in any Collection Account or any subaccount thereof, the provisions set forth in this Section 1.5 will apply. The provisions of this Section 1.5 are applicable to any determination or calculation that is covered by this Section 1.5, whether or not reference is specifically made to this Section 1.5, unless some other method of calculation or determination is expressly specified in the particular provision.

(b) Scheduled interest due on Collateral Obligations on which payments are subject to foreign withholding taxes will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any “gross-up” payments required to be made by the related Obligor pursuant to such Collateral Obligation’s Underlying Instruments.

(c) Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement will be in Dollars.

(d) Any portion of a Collateral Obligation or other loan or security owned of record by a Borrower Party that has been assigned by such Borrower Party to a third party and released from the Lien of this Agreement in accordance with the terms hereof will no longer constitute Collateral or a Collateral Obligation hereunder.

(e) Calculation of the Overcollateralization Ratio Test, the General Advance Rate Test and the Adjusted Advance Rate Test will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(f) For each Collection Period and as of any date of determination, the scheduled payments on any Collateral Obligations (other than Defaulted Obligations, which, except as otherwise provided herein, will be assumed to have a scheduled payment of zero) are the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Collateral Obligations (including the Sale Proceeds received and, in the case of Sales which have not yet settled, to be received during such Collection Period) and not reinvested in Additional Collateral Obligations or retained in a Collection Account or any subaccount thereof for subsequent reinvestment pursuant to Section 2.12(c) that, if received as scheduled, will be available in a Collection Account or any subaccount thereof at the end of such Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date or retained in a Collection Account or any subaccount thereof for subsequent reinvestment pursuant to Section 2.12(c).

(g) Each scheduled payment receivable with respect to a Collateral Obligation is assumed to be received on the applicable due date, and each such scheduled payment is assumed to be immediately deposited in the applicable Collection Account or any subaccount thereof to earn interest at the Assumed Reinvestment Rate. All such funds deposited in a Collection Account or any subaccount thereof are assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account or any subaccount thereof for application, in accordance with the terms hereof, to payments of principal of or interest on the Funded Loans or other amounts payable pursuant to this Agreement. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.5 are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.5 being greater than the actual amounts available.

(h) For purposes of calculating all Concentration Limits, in both the numerator and the denominator of any component of the Concentration Limits, Defaulted Obligations are treated as having a Principal Balance equal to zero.

(i) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations are not included in the calculation of the Collateral Quality Test.

(j) If withholding tax is imposed on any Collateral held by the Borrower, the calculations of the Minimum Weighted Average Spread Test will be made on a net basis after taking into account such withholding, unless the Obligor is required to make “gross-up” payments to the Borrower that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(k) For purposes of calculating the Overcollateralization Ratio Test, the General Advance Rate Test, the Adjusted Advance Rate Test, the Collateral Quality Test, and the Concentration Limits, capitalized or deferred interest (and any other interest that is not paid in cash) on Collateral Obligations is excluded.

(l) For purposes of calculating compliance with any trade testing under this Agreement (including all calculations required to be made with respect to the Collateral Principal Amount, the Collateral Market Value Amount, the Overcollateralization Ratio, the Market Value Ratio Test and the Concentration Limits), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Permitted Investment will be used to determine whether and when such acquisition or disposition has occurred.

(m) For purposes of calculating the Weighted Average Spread, (i) a Collateral Obligation that is a Step Down Loan is treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Obligation and (ii) a Collateral Obligation that is a Step Up Loan is treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(n) For purposes of calculating the Concentration Limits, the amounts on deposit in the Collection Account (including Permitted Investments therein) representing Principal Collections shall be deemed to be First Lien Loans.

(o) Unless otherwise specified, references to fees payable under the Priority of Payments or to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year of twelve 30 day months. Any fees applicable to periods shorter than or longer than a calendar quarter shall be prorated to the actual number of days within such period. The Collateral Custodian’s fees shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period and shall be based on the par amount of the Aggregate Principal Balance of all Collateral Obligations measured as of the Determination Date relating to the immediately preceding Payment Date; provided that, with respect to the first Payment Date, the Collateral Custodian’s fees shall be based on the par amount of the Aggregate Principal Balance of all Collateral Obligations measured as of the last day of the first Collection Period.

ARTICLE II

THE REVOLVING NOTES

Section 2.1 The Revolving Notes and the Funded Loans.

(a) The Revolving Notes and Funded Loans.

(i) On the terms and conditions hereinafter set forth, at the request of any Lender, the Borrower and each CLO Subsidiary shall deliver (A) to such Lender at the applicable address set forth on Annex A to this Agreement, and (B) on or after the effective date of any Joinder Supplement, to each additional Lender at the address set forth in the applicable Joinder Supplement, a duly executed revolving note in substantially the form of Exhibit B (each a “Revolving Note”), dated as of the date of this Agreement or the effective date of any Joinder Supplement, as applicable, each in a face amount up to the applicable Lender’s Maximum Permitted Funded Amount, and otherwise duly completed. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower Parties to it and resulting from the Funded Loans made by such Lender to the Borrower Parties, from time to time, including the dates thereof and amounts of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrower Parties to repay the Funded Loans in accordance with the terms of this Agreement. Any such recordation, absent manifest error, will constitute prima facie evidence of the Outstanding Funded Loans owing to such Lender hereunder; provided further that, in the event of any conflict between any Lender’s recordations and the Register, the Register will control in the absence of manifest error.

(ii) During the Aggregation Period, the Borrower Parties (or the Collateral Manager on their behalf) may, from time to time, request the Lenders to make loans of funds (each, a “Funded Loan”) in accordance with Section 2.2; provided that no Lender will be obligated to make any Funded Loan hereunder on or after the date that is two Business Days prior to the end of the Aggregation Period.

(iii) Following the receipt of a Funding Notice during the Aggregation Period, and subject to the terms and conditions set forth herein and the satisfaction or waiver of the requirements of Section 2.12(d) and Sections 3.1 and 3.2, as applicable, the Lenders shall fund each Funded Loan in accordance with the terms hereof.

(iv) It is the intention of the parties hereto and, by its execution of this Agreement or a Joinder Supplement, each Lender agrees to treat its Funded Loans and any Revolving Notes as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports in a manner consistent with such treatment.

(v) Notwithstanding any provision herein to the contrary, the parties intend that Funded Loans made hereunder will constitute “loans” and not “securities” for purposes of Section 8-102(15) of the UCC.

Section 2.2 Procedures for Funded Loans.

(a) Subject to the limitations set forth in Section 2.1, (i) the Borrower and any applicable CLO Subsidiary (or the Collateral Manager on their behalf) may request a Funded Loan from the Lenders by delivering to the Administrative Agent, the Lenders and the Collateral Custodian a Funding Notice and (ii) all or a portion of such Funded Loan may be (A) used to finance the acquisition of Collateral Obligations, subject to the satisfaction of the Eligibility Criteria in connection with such Funded Loan, and/or (B) deposited into such Borrower Party’s Principal Collection Account or any subaccount thereof; provided that any portion of a Funded Loan that is deposited into a Principal Collection Account or any subaccount thereof must be invested in Additional Collateral Obligations or used to repay Funded Loans.

(b) With respect to each Funded Loan, on a Business Day occurring no later than one Business Day prior to the proposed Funding Date, the Borrower Parties (or the Collateral Manager on their behalf) shall deliver to the Administrative Agent, the Lenders and the Collateral Custodian a duly completed Funding Notice (including a duly completed Eligibility Criteria Compliance Certificate as of such proposed Funding Date, certifying as to compliance with the Eligibility Criteria in connection with such Funded Loan and giving pro forma effect to the Funded Loan and the use of proceeds thereof), and which must (i) specify the desired amount of such Funded Loan, which amount must be at least equal to $500,000 (or, in the case of any Funded Loan to be applied to fund a draw under any Delayed Draw Loan, such lesser amount as may be requested to fund such draw or, if less, the Maximum Permitted Funded Amount hereunder) and will be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date, (iii) specify the Collateral Obligations (if any) to be acquired on such Funding Date (including the Obligor, the rating from the Rating Agency, the outstanding principal balance and Purchase Price thereof), (iv) include a representation that the Eligibility Criteria and all other conditions precedent for such Funded Loan described in Section 2.12(d) and Sections 3.1 and 3.2, as applicable, have been satisfied or waived in accordance with Section 12.1(b), (v) with respect to any Delayed Draw Loan, specify the Unfunded Exposure Amount thereof and the draw request made by the applicable Obligor, (vi) specify the Borrower Party or Parties (and any allocation thereto) that will be borrowing pursuant to such Funding Notice, and (vii) specify the amount of such Funded Loan, if any, that is requested to be wired to the applicable Principal Collection Accounts or any subaccount thereof. Each Funding Notice is irrevocable. Notwithstanding the foregoing, if any Funding Notice is delivered to the Administrative Agent, the Lenders and the Collateral Custodian after 10:00 a.m. on any day, such Funding Notice will be deemed to be delivered to the Administrative Agent, the Lenders and the Collateral Custodian at 9:00 a.m. on the next succeeding Business Day.

(c) On each proposed Funding Date, subject to the limitations set forth in Section 2.1 and upon satisfaction or waiver of the Eligibility Criteria in connection with the related Funded Loan and the other applicable conditions set forth in Section 2.12(d) and Sections 3.1 and 3.2, as applicable, each Lender shall make available to the applicable Borrower Party in same day funds, by wire transfer to the account designated by the Borrower (or the Collateral Manager on the Borrower’s behalf) in the related Funding Notice, an amount equal to the lowest of such Lender’s Pro Rata Share of (i) the amount requested by the Borrower Parties (or the Collateral Manager on their behalf) for such Funded Loan, (ii) the aggregate unused Maximum Permitted Funded Amount of such Lender then in effect and (iii) the maximum amount that, after taking into account the making of such Funded Loan, could be advanced to the Borrower hereunder without causing the Eligibility Criteria to not be satisfied on the related Funding Date. The parties hereto intend the Funded Loans made hereunder to be a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC and for all other purposes.

(d) On each Funding Date, the obligation of each Lender to fund its Pro Rata Share of each Funded Loan is several from that of each other Lender, and the failure of any Lender to fund such amount will not relieve any other Lender of its obligation hereunder.

(e) If the Collateral Custodian receives all the Lenders’ Pro Rata Shares of a Funded Loan (as identified in the related Funding Notice) prior to 1:00 p.m. on the proposed Funding Date, the Collateral Custodian shall make such Funded Loan available to the Borrower on the same Business Day in accordance with the applicable Funding Notice. If the Collateral Custodian receives all the Lenders’ Pro Rata Shares of a Funded Loan (as identified in the related Funding Notice), as applicable, after 1:00 p.m. on the proposed Funding Date or on a day that is not a Business Day, the Collateral Custodian shall make such Funded Loan available to the Borrower on the next succeeding Business Day in accordance with the applicable Funding Notice.

Section 2.3 Principal Prepayments; Optional Termination; Early Termination.

(a) The Borrower Parties are entitled, at the direction of the Collateral Manager, to reduce the Outstanding Funded Loans in accordance with Section 2.3(b). In addition, the Collateral Manager will have the right to direct an Optional Termination in accordance with Section 2.3(c). Except in connection with an Optional Termination, no prepayment hereunder during the Aggregation Period will result in a permanent reduction or termination of the Maximum Permitted Funded Amount.

(b) If the Borrower Parties (at the direction of the Collateral Manager) at any time elects to reduce the Outstanding Funded Loans (other than in connection with an Optional Termination), (i) the Borrower Parties (or the Collateral Manager on the Borrower Parties’ behalf) must give at least two Business Days’ prior written notice thereof in the form of Exhibit A-2 to the Lenders, the Administrative Agent, each Rating Agency, the Equity Investors and the Collateral Custodian (provided that, subject to Section 2.10, same day notice may be given with respect to any prepayment made to (x) cure a failure of the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or (y) maintain the Required Equity Investment) and (ii) any reduction of Outstanding Funded Loans (other than with respect to reductions of Outstanding Funded Loans made by the Borrower (A) to cure a failure of the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test

or the Adjusted Advance Rate Test, (B) to maintain the Required Equity Investment or (C) if the Outstanding Funded Loans are less than such minimum amount as of such date) must be in a minimum amount of $1,000,000. In connection with any such reduction of Outstanding Funded Loans, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver (x) funds to the Collateral Custodian or (y) written instructions to the Collateral Custodian to withdraw funds from the applicable Principal Collection Accounts or any subaccount thereof (so long as sufficient funds exist on the next succeeding Payment Date to pay Administrative Expenses up to the relevant cap amount), in each case for distribution to each Lender in accordance with its respective Pro Rata Share of the aggregate amount of such prepayment plus any Breakage Costs actually incurred by such Lender in connection with such prepayment. The principal amount of any Funded Loan prepaid during the Aggregation Period pursuant to this Section 2.3(b) may be re-borrowed subject to the terms and conditions set forth herein.

(c) (i) All Outstanding Funded Loans will be repaid and all remaining Maximum Permitted Funded Amounts will be irrevocably reduced to zero on any Business Day at the written direction of the Collateral Manager delivered to the Administrative Agent, the Lenders, the Equity Investors and the Collateral Custodian not later than 15 days prior to the proposed Optional Termination Date. On such Optional Termination Date, the Borrower Parties shall pay or cause to be paid in full the Obligations (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted), all Administrative Expenses, all Breakage Costs and all other fees, expenses and amounts payable hereunder. All payments made by any Borrower Party on the Optional Termination Date will be applied in accordance with the Sequential Pay Priority. Any notice of Optional Termination delivered pursuant to this Section 2.3(c) may be revoked by written notice from the party that delivered such notice of Optional Termination or the Borrower Parties (at the direction of the party that delivered such notice of Optional Termination) to the Administrative Agent, the Collateral Custodian and the Equity Investors not later than one Business Day prior to the proposed Optional Termination Date.

(ii) In connection with an Optional Termination or a Specified Call Date, the Borrower Parties (or the Collateral Manager on the Borrower Parties’ behalf) may direct the sale of all or part of the Collateral Obligations and Permitted Investments in order to effect the payments to be made on the scheduled Optional Termination Date or Termination Date, as applicable; provided that, no such sale shall occur in connection with a Specified Call Date if immediately following such sale (after giving effect to all other sales of Collateral Obligations made on the same day), the Adjusted Advance Rate Test will not be satisfied; provided further that, satisfaction of the conditions precedent to a Sale set forth in Sections 2.12(a) and (d) shall not be required in connection with an Optional Termination pursuant to this Section 2.3(c).

(iii) Prior to selling any Collateral Obligation or Permitted Investments in connection with an Optional Termination or a Specified Call Date, the Collateral Manager shall certify to the Collateral Custodian and the Administrative Agent in an Officer’s Certificate upon which the Collateral Custodian and the Administrative Agent can conclusively rely that, in its reasonable business judgment, the aggregate sum of (A) any expected proceeds from the sale of Permitted Investments and (B) for each Collateral Obligation, the lower of (x) its Principal Balance and (y) its Market Value, exceeds the Total Termination Amount. Any certification delivered by the Collateral Manager pursuant to this Section 2.3(c)(iii) must include (A) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligation and Permitted Investment and (B) all calculations required by this Section 2.3(c)(iii).

(iv) Notwithstanding anything to the contrary set forth herein, no Optional Termination (other than an Optional Termination where the related Termination Date is an Approved Securitization Closing Date) may occur hereunder unless, at least five Business Days prior to the scheduled Optional Termination Date, the Collateral Manager has furnished to the Collateral Custodian and the Administrative Agent evidence, in a form reasonably satisfactory to the Collateral Custodian and the Administrative Agent (which may be in the form of an Officer’s Certificate of the Collateral Manager), that the Borrower Parties (A) have entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “P-1” by Moody’s to (a) purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding such Optional Termination in immediately available funds, all or part of the Collateral at a purchase price at least sufficient, together with the Permitted Investments maturing, redeemable or putable to the obligor thereof at par on or prior to the scheduled Optional Termination Date, to pay the Total Termination Amount in full or (b) provide Refinancing Proceeds no later than the Optional Termination Date that (x) would be at least sufficient, together with the Permitted Investments maturing, redeemable or putable to the obligor thereof at par on or prior to the scheduled Optional Termination, to pay the Total Termination Amount (together with all fees, costs, charges and expenses incurred in connection with such Refinancing) in full, (y) are used (to the extent necessary) to effect such Optional Termination, and (z) are subject to related governing agreements containing limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.8 and Section 12.18 or (B) has entered into a binding agreement or agreements with the Collateral Manager, an Equity Investor, any designee of the Collateral Manager, an Equity Investor or any of their Affiliates of the foregoing to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding such Optional Termination in immediately available funds, all or part of the Collateral at a purchase price at least sufficient, together with the Permitted Investments maturing, redeemable or putable to the obligor thereof at par on or prior to the scheduled Optional Termination Date, to pay the Total Termination Amount in full (and the Collateral Manager or the relevant Equity Investor, as applicable, certifies to the Collateral Custodian and the Administrative Agent that it or its relevant designee or Affiliate, if applicable, will have sufficient funds to complete such purchase on the Business Day immediately preceding such Optional Termination). For the avoidance of doubt, each Borrower Party shall enter into an agreement or agreements with the Collateral Manager, an Equity Investor or any Affiliates of the foregoing, as described in (and subject to the terms of) clause (B) of the immediately preceding sentence as directed by the Collateral Manager.

(v) In connection with an Optional Termination, prior to the Borrower Parties entering into any agreement described in Sections 2.3(c)(iv)(A) and (B), the Collateral Manager (and any of its Affiliates) shall have the right, by giving written notice to the Collateral Custodian, the Administrative Agent and the Borrower Parties within two Business Days’ receipt of notice of such Optional Termination, to submit (on its behalf or on behalf of its Affiliates or any funds or accounts managed by the Collateral Manager or any of its Affiliates), and the Borrower Parties shall accept, Firm Bids to purchase all of the Collateral Obligations. The Borrower Parties shall not sell any Collateral Obligation pursuant to this Section 2.3(c)(v) unless the amount of proceeds generated from the sale of Collateral Obligations in connection with such Optional Termination equals or exceeds the Total Termination Amount.

(vi) Notwithstanding anything to the contrary set forth herein, the right to direct an Optional Termination will not exist if an Event of Default has occurred and is continuing or if the Termination Date has been declared or deemed to have occurred pursuant to Section 9.2(a).

(d) The Administrative Agent (in its sole discretion, but with the prior consent of 100.00% of the Lenders) may, by written notice to each Lender, the Collateral Custodian, the Equity Investors, the Borrower and the Collateral Manager given on any Early Termination Notification Date (such notice, “Notice of Early Termination”), cause the occurrence of the Termination Date on the related Specified Call Date.

(e) Unless sooner prepaid pursuant to the terms hereof, the Outstanding Funded Loans must be repaid in full (i) on the Termination Date or (ii) on such later date (on or prior to the Facility Maturity Date) as agreed to in writing by each Borrower Party and the Administrative Agent (acting with the consent of 100% of the Lenders). Each Borrower Party shall promptly notify each Rating Agency of (i) the occurrence of the Termination Date and (ii) the repayment of the Outstanding Funded Loans in full.

(f) If the Outstanding Funded Loans are repaid at any time during the Aggregation Period as a result of an Optional Termination (other than on an Approved Securitization Closing Date or in connection with a Permitted Termination), then the Borrower Parties shall pay the Facility Termination Fee to Royal Bank (or its assignees) in accordance with the Priority of Payments.

Section 2.4 Determination of Interest.

(a) The Administrative Agent shall calculate accrued and unpaid Interest for each Accrual Period to be paid by the Borrower Parties on each Payment Date, and shall advise the Collateral Custodian, the Borrower and the Collateral Manager by delivery of a written calculation thereof no later than 2:00 p.m. on the Business Day prior to such Payment Date.

(b) No provision of this Agreement requires the payment or permits the collection of Interest at a rate in excess of the maximum rate permitted by Applicable Law.

(c) No Interest will be considered paid by any Distribution if at any time such Distribution is rescinded or must otherwise be returned for any reason.

(d) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that:

(i) adequate and reasonable means do not exist for ascertaining the then-current Benchmark because the then-current Benchmark is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii) the Applicable Authority has made a public statement identifying a specific date after which the then-current Benchmark shall not or will no longer be representative or made available, or used for determining the interest rate of Benchmark loans, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Lender that will continue to provide the then-current Benchmark; or

(iii) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the then-current Benchmark (such events described in clauses (i) or (ii) above, or this clause (iii), a “Benchmark Availability Event”);

then, the Benchmark will be the Successor Rate.

(e) The Administrative Agent will promptly (in one or more notices) notify the Borrower (with a copy to the Collateral Custodian) of the occurrence of a Benchmark Availability Event and, where applicable in accordance with the definition thereof, use all commercially reasonable efforts to agree with the Borrower the implementation of any Successor Rate; provided that, in the event that no such agreement is reached within 1 Business Day, the Collateral Manager may direct a Permitted Termination.

(f) Any Successor Rate shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Borrower).

(g) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Transaction Documents.

(h) In connection with the implementation of a Successor Rate, the Administrative Agent will (in consultation with the Collateral Manager) have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall provide each such amendment implementing such Benchmark Conforming Changes to the Borrower, the Collateral Custodian and the Equity Investors reasonably promptly after such amendment becomes effective.

Section 2.5 Notations on Revolving Notes. Each Lender is authorized to enter on a schedule attached to any Revolving Note issued to such Lender, as applicable, a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Funded Loan from such Lender of (a) the date and principal amount thereof and (b) each payment and prepayment of principal thereof. Any such recordation, absent manifest error, constitutes prima facie evidence of the Outstanding Funded Loans owing to such Lender under this Agreement; provided that, in the event of any conflict between any Lender’s recordations and the Register, the Register will control absent manifest error. The failure of any Lender to make any notation on the schedule attached to its Revolving Note will not limit or otherwise affect the obligation of the Borrower Parties to repay the Outstanding Funded Loans owing to such Lender in accordance with the terms set forth herein.

Section 2.6 Cures of Failures to Satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or to Maintain the Required Equity Investment. Any existing failure to satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or to maintain the Required Equity Investment may be cured by any Equity Investor (acting pursuant to the Equity Purchase Agreement) on any Business Day by taking or causing to be taken one or more of the following actions:

(a) depositing Cash into the Borrower’s Principal Collection Account or any subaccount thereof;

(b) repaying Outstanding Funded Loans in accordance with Section 2.3(b);

(c) delivering to the Collateral Custodian (as a capital contribution to the Borrower) (i) additional Cash and/or (ii) Collateral Obligations (approved by the Administrative Agent in its sole discretion), the purchase of which has been funded solely by one or more Equity Investors, in each case, as Collateral;

(d) as directed by the Collateral Manager only, selling or purchasing Collateral Obligations in accordance with the applicable requirements set forth herein; or

(e) designating proceeds to be received from the settlement of the sale of Preference Shares to an Equity Investor to repay Outstanding Funded Loans in accordance with Section 2.3(b), but only if such Equity Investor has confirmed such sale within one Business Day following notice to such Equity Investor from the Collateral Manager of such failure to satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or to maintain the Required Equity Investment.

For the avoidance of doubt, any Equity Investor (acting pursuant to the Equity Purchase Agreement) may cure any failure to satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test or to maintain the Required Equity Investment by any combination of the actions set forth in clauses (a), (b), (c), (d) or (e) of this Section 2.6 (or by any other action, with the prior written consent of the Administrative Agent in its sole discretion).

Section 2.7 Settlement Procedures.

(a) On each Payment Date, so long as (i) no Event of Default has occurred and is continuing and (ii) the Termination Date has not been declared or deemed to have occurred pursuant to Section 9.2(a), the Collateral Custodian shall transfer, in reliance on the information set forth in the applicable Payment Date Statement, collected Interest Collections held by the Securities Intermediary in the Borrower’s Interest Collection Accounts or any subaccount thereof as of the end of the related Collection Period, to the extent of Available Funds, for payments of the following amounts, to the following Persons, in the following order of priority (the “Interest Collections Priority”):

(1) pro rata (i) to the State of Delaware, an amount equal to any accrued and unpaid Delaware Expenses and (ii) to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral; provided that the aggregate amount payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1) may not exceed $15,000 per annum;

(2) pro rata to (i) the Collateral Custodian, an amount equal to any accrued and unpaid Collateral Custodian Fees and (ii)(A) the Collateral Custodian, an amount equal to any accrued and unpaid Administrative Expenses incurred by it, (B) the Securities Intermediary, an amount equal to any amounts then due and payable to it under the Securities Account Control Agreement (or any Additional Securities Account Control Agreement, as applicable) and (C) the Collateral Administrator, an amount equal to any amounts then due and payable to it under the Collateral Administration Agreement; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(2), Section 2.7(b)(2) and Section 2.8(2) may not exceed $150,000 per annum;

(3) pro rata to the Administrative Agent and each Lender, an amount equal to (i) any indemnification payments then due and payable to it and (ii) any Administrative Expenses then due and payable to it; provided that the aggregate amount payable pursuant to this Section 2.7(a)(3), Section 2.7(b)(3) and Section 2.8(3) may not exceed $250,000 per annum;

(4) pro rata to each Lender, an amount equal to any accrued and unpaid Breakage Costs; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(4), Section 2.7(b)(4) and Section 2.8(4) may not exceed $100,000 per annum;

(5) to the Collateral Manager, an amount equal to any Collateral Manager Reimbursable Expenses then due and payable to it; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(5), Section 2.7(b)(5) and Section 2.8(5) may not exceed $100,000 per annum;

(6) first, (i) pro rata to each Lender, an amount equal to any accrued and unpaid Interest then due and payable to it under this Agreement, second, (ii) if such Payment Date is a Structuring Fee Payment Date, to the Administrative Agent, any accrued and unpaid Structuring Fee (together with any portion of the Structuring Fee that was due and payable on a prior Structuring Fee Payment Date but has not yet been paid then due and payable to it under this Agreement) and third, (iii) to the Equity Investor as a Permitted RIC Distribution;

(7) to the Collateral Manager, an amount equal to any accrued and unpaid Collateral Management Fee (unless waived or reduced by delivery of a Collateral Manager Waiver Notice);

(8) following a failure of the Market Value Ratio Test to be satisfied, (a) during the Aggregation Period, at the election of the Collateral Manager, (i) to a Principal Collection Account as Principal Collections for the purchase of additional Collateral Obligations or (ii) to repay the Outstanding Funded Loans, or (b) following the Aggregation Period, to repay the Outstanding Funded Loans, in each case, until the earlier to occur of (1) the reduction of the Outstanding Funded Loans to zero and (2) the Market Value Ratio is greater than or equal to 115.0%;

(9) if (a) the Overcollateralization Ratio Test is not satisfied as of the related Determination Date, pro rata to each Lender to repay Outstanding Funded Loans until the earlier to occur of (i) the reduction of the Outstanding Funded Loans to zero and (ii) the satisfaction of the Overcollateralization Ratio Test and (b) on or following the Fully Ramped Target Date, any Concentration Limit is not satisfied following any application of Interest Collections pursuant to subclause (a) of this clause (9), to the Borrower’s Principal Collection Account as Principal Collections, until each Concentration Limit is satisfied;

(10) to the extent not paid pursuant to Section 2.7(a)(1) through (3) and (5), (i) first, in the order and priority set forth in Section 2.7(a)(1) through (3) and (5), to each applicable party, an amount equal to all other unpaid Administrative Expenses then due and payable to it and (ii) second, pro rata to any other Person, all Administrative Expenses then due and payable to it under the Transaction Documents;

(11) to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral;

(12) all remaining amounts, at the election of the Equity Investors, (i) to the Borrower as a Capital Contribution and (ii) the remainder to the Equity Investors as a dividend payable on their respective Preference Shares in accordance with the Equity Purchase Agreement, free and clear of the Lien of the Collateral Custodian.

(b) On each Payment Date, so long as (i) no Event of Default has occurred and is continuing and (ii) the Termination Date has not been declared or deemed to have occurred pursuant to Section 9.2(a), the Collateral Custodian shall transfer, in reliance on the information set forth in the applicable Payment Date Statement, collected Principal Collections held by the Securities Intermediary in the Borrower’s Principal Collection Accounts or any subaccount thereof as of the end of the related Collection Period, to the extent of Available Funds, for payment of the following amounts, to the following Persons, in the following order of priority (the “Principal Collections Priority”):

(1) to the extent not paid pursuant to Section 2.7(a)(1), pro rata (i) to the State of Delaware, an amount equal to any accrued and unpaid Delaware Expenses, and (ii) to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral; provided that the aggregate amount payable pursuant to Section 2.7(a)(1), this Section 2.7(b)(1) and Section 2.8(1) may not exceed $15,000 per annum;

(2) to the extent not paid pursuant to Section 2.7(a)(2), pro rata to (i) the Collateral Custodian, an amount equal to any accrued and unpaid Collateral Custodian Fees and (ii)(A) the Collateral Custodian, an amount equal to any accrued and unpaid Administrative Expenses incurred by it, (B) the Securities Intermediary, an amount equal to any amounts then due and payable to it under the Securities Account Control Agreement (or any Additional Securities Account Control Agreement, as applicable) and (C) the Collateral Administrator, an amount equal to any amounts then due and payable to it under the Collateral Administration Agreement; provided that the aggregate amount payable pursuant to Section 2.7(a)(2), this Section 2.7(b)(2) and Section 2.8(2) may not exceed $150,000 per annum;

(3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to the Administrative Agent and each Lender, an amount equal to (i) any indemnification payments then due and payable to it and (iii) any Administrative Expenses then due and payable to it; provided that the aggregate amount payable pursuant to Section 2.7(a)(3), this Section 2.7(b)(3) and Section 2.8(3) may not exceed $250,000 per annum;

(4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to each Lender, an amount equal to any accrued and unpaid Breakage Costs; provided that, the aggregate amount payable pursuant to Section 2.7(a)(4), this Section 2.7(b)(4) and Section 2.8(4) may not exceed $100,000 per annum;

(5) to the extent not paid pursuant to Section 2.7(a)(5), to the Collateral Manager, an amount equal to any Collateral Manager Reimbursable Expenses then due and payable to it; provided that, the aggregate amount payable pursuant to Section 2.7(a)(5), this Section 2.7(b)(5) and Section 2.8(5) may not exceed $100,000 per annum;

(6) to the extent not paid pursuant to Section 2.7(a)(6), first, (i) pro rata to each Lender, an amount equal to any accrued and unpaid Interest then due and payable to it under this Agreement, second, (ii) if such Payment Date is a Structuring Fee Payment Date, to the Administrative Agent, any accrued and unpaid Structuring Fee (together with any portion of the Structuring Fee that was due and payable on a prior Structuring Fee Payment Date but has not yet been paid then due and payable to it under this Agreement) and third, (iii) to the Equity Investor as a Permitted RIC Distribution;

(7) to the extent not paid pursuant to Section 2.7(a)(7), to the Collateral Manager, an amount equal to any accrued and unpaid Collateral Management Fee (unless waived or reduced by delivery of a Collateral Manager Waiver Notice);

(8) to the extent not paid pursuant to Section 2.7(a)(9), if the Overcollateralization Ratio Test is not satisfied as of the related Determination Date, pro rata to each Lender to repay Outstanding Funded Loans until the earlier to occur of (i) the reduction of the Outstanding Funded Loans to zero and (ii) the satisfaction of the Overcollateralization Ratio Test;

(9) during the Aggregation Period, to the Borrower’s Principal Collection Account or any subaccount thereof, an amount determined by the Collateral Manager in its sole discretion for reinvestment in Additional Collateral Obligations;

(10) to the Lenders to repay Outstanding Funded Loans until the Outstanding Funded Loans are reduced to zero;

(11) to the extent not paid pursuant to Section 2.7(a)(10), (i) first, in the order and priority set forth in Section 2.7(b)(1) through (3) and (5), to each applicable party, an amount equal to all other unpaid Administrative Expenses then due and payable to it and (ii) second, pro rata to any other Person, all Administrative Expenses then due and payable to it under the Transaction Documents;

(12) to the extent not paid pursuant to Section 2.7(a)(11), to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral; and

(13) all remaining amounts to the Equity Investors as a dividend payable on their respective Preference Shares in accordance with the Equity Purchase Agreement, free and clear of the Lien of the Collateral Custodian.

Section 2.8 Alternate Settlement Procedures. On (a) each Payment Date (i) following the occurrence of and during the continuation of an Event of Default or (ii) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), (b) each Approved Securitization Closing Date and (c) the Optional Termination Date, the Collateral Custodian shall transfer, in reliance on the information set forth in the applicable Payment Date Statement, to the extent of Available Funds, for payment of the following amounts, to the following Persons, in the following order of priority (the “Sequential Pay Priority”):

(1) pro rata (i) to the State of Delaware, an amount equal to any accrued and unpaid Delaware Expenses and (ii) to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral; provided that the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1) may not exceed $15,000 per annum;

(2) pro rata to (i) the Collateral Custodian, an amount equal to any accrued and unpaid Collateral Custodian Fees and (ii)(A) the Collateral Custodian, an amount equal to any accrued and unpaid Administrative Expenses incurred by it, (B) the Securities Intermediary, an amount equal to any amounts then due and payable to it under the Securities Account Control Agreement (or any Additional Securities Account Control Agreement, as applicable) and (C) the Collateral Administrator, an amount equal to any amounts then due and payable to it under the Collateral Administration Agreement; provided that, (x) if such date is not an Approved Securitization Closing Date, the aggregate amount payable pursuant to Section 2.7(a)(2), Section 2.7(b)(2) and this Section 2.8(2) may not exceed $150,000 per annum and (y) if such date is an Approved Securitization Closing Date, such payments shall be made without regard to any cap;

(3) pro rata to the Administrative Agent and each Lender, an amount equal to (i) any indemnification payments then due and payable to it and (ii) any Administrative Expenses then due and payable to it; provided that the aggregate amount payable pursuant to Section 2.7(a)(3), Section 2.7(b)(3) and this Section 2.8(3) may not exceed $250,000 per annum;

(4) pro rata to each Lender, an amount equal to any accrued and unpaid Breakage Costs; provided that, the aggregate amount payable pursuant to Section 2.7(a)(4), Section 2.7(b)(4) and this Section 2.8(4) may not exceed $100,000 per annum;

(5) to the Collateral Manager, an amount equal to any Collateral Manager Reimbursable Expenses then due and payable to it; provided that, the aggregate amount payable pursuant to Section 2.7(a)(5), Section 2.7(b)(5) and this Section 2.8(5) may not exceed $100,000 per annum;

(6) first, (i) pro rata to each Lender, an amount equal to any accrued and unpaid Interest then due and payable to it under this Agreement and second, (ii) to the Administrative Agent any portion of the Structuring Fee that remains unpaid under this Agreement;

(7) pro rata to each Lender to repay the Outstanding Funded Loans until the Outstanding Funded Loans are reduced to zero;

(8) to Royal Bank (or its assignees) an amount equal to the Facility Termination Fee (if any);

(9) to the Collateral Manager, an amount equal to any accrued and unpaid Collateral Management Fee (unless waived or reduced by delivery of a Collateral Manager Waiver Notice);

(10) pro rata to each Lender, an amount equal to (A) any indemnification payments then due and payable to it and (B) any Administrative Expenses then due and payable to it;

(11) to the Equity Investor as a Permitted RIC Distribution;

(12) to the extent not paid pursuant to Section 2.8(1) through (3) and (5), (i) first, in the order and priority set forth in Section 2.8(1) through (3) and (5), to each applicable party, in an amount equal to all other unpaid Administrative Expenses then due and payable to it and (ii) second, pro rata to any other Person, all Administrative Expenses then due and payable to it under the Transaction Documents;

(13) to the applicable Governmental Authority, any Tax which, if not paid, could result in a Lien on any of the Collateral; and

(14) (a) if such date is an Approved Securitization Closing Date, to the Equity Investors as a dividend payable on their respective Preference Shares, an amount approved by the Administrative Agent, free and clear of the Lien of the Collateral Custodian, to the extent the Adjusted Advance Rate Test would be satisfied and the Required Equity Investment would be maintained after giving effect to any such dividend, with such amount payable pursuant under this Section 2.8(a)(14) to include any Realized Gains on the Collateral Obligations minus any Realized Losses on the Collateral Obligations (measured from the Closing Date (or, if a Reset Date has occurred, the most recent Reset Date) to but excluding the applicable Approved Securitization Pricing Date) and (b) if such date is a Payment Date or an Optional Termination Date, to the Equity Investors as a dividend payable on their respective Preference Shares in accordance with the Equity Purchase Agreement, all remaining amounts, free and clear of the Lien of the Collateral Custodian.

Section 2.9 Collections and Allocations.

(a) Collections. Subject to Section 7.14, the Collateral Custodian shall promptly identify any Collections received as being Interest Collections or Principal Collections (and will, in the absence of actual knowledge to the contrary, be entitled to receive and rely upon directions from the Collateral Manager in connection with such identification) and shall transfer, or cause to be transferred, all Collections received by it to the appropriate sub-account of the applicable Collection Account by the close of business on the Business Day after such Collections are received. The Collateral Custodian shall provide a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal

Collection Accounts and the Interest Collection Accounts, respectively, and each subaccount thereof upon the reasonable written request of the Collateral Manager. Each Account must be established and maintained with an Eligible Account Bank; provided that, if such institution’s ratings fall so that it is no longer an Eligible Account Bank, the assets held in such Account must be moved to another institution that is an Eligible Account Bank within 30 calendar days.

(b) Initial Deposits. With respect to any Collateral Obligation or Additional Collateral Obligation that becomes part of the Collateral, the Collateral Manager shall deposit or cause to be deposited into the applicable Collection Account or any subaccount thereof all Collections previously received by any Borrower Party in respect of such Collateral Obligation or Additional Collateral Obligation on the date on which such Collateral Obligation or Additional Collateral Obligation is acquired by a Borrower Party.

(c) Investment of Funds. Provided that no Event of Default has occurred and is continuing, to the extent there are uninvested amounts on deposit in any Collection Account or Unfunded Exposure Account or any subaccount thereof (but not a Collateral Account), such amounts may be invested in Permitted Investments selected by the Borrower (or the Collateral Manager on the Borrower Parties’ behalf) (which may be pursuant to standing instructions); provided that, upon the occurrence and during the continuance of an Event of Default, any such uninvested amounts on deposit in a Collection Account or Unfunded Exposure Account or any subaccount thereof may be invested in Permitted Investments selected by the Administrative Agent (which may be pursuant to standing instructions). Notwithstanding anything to the contrary set forth herein, all Permitted Investments on deposit in an Unfunded Exposure Account or any subaccount thereof must mature on the next succeeding Business Day. All earnings (net of losses and investment expenses) on such invested amounts must be retained or deposited into the applicable Collection Account or Unfunded Exposure Account or any subaccount thereof, as applicable, and, with respect to a Collection Account or any subaccount thereof, must be applied on each Payment Date pursuant to the Priority of Payments.

(d) Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Custodian to withdraw any amounts credited thereto constituting Excluded Amounts from a Collection Account or any subaccount thereof and pay such amount to the Person entitled thereto, if the Collateral Manager has, prior to such withdrawal, delivered to the Administrative Agent and the Collateral Custodian a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent; provided that, in the case of amounts payable to the holder of a Sold Participation in accordance with its terms, the Collateral Custodian will, at the direction of the Collateral Manager, remit such amounts to the Persons entitled thereto without the need to obtain such prior consent or deliver a report, and provide written notice of such payment to the Administrative Agent and the Collateral Manager.

(e) Unfunded Exposure Accounts.

(i) Upon the purchase or acquisition of any Delayed Draw Loan identified by written notice to the Collateral Custodian, funds in an amount equal to the Unfunded Exposure Amount (as specified in writing to the Collateral Custodian) of such Collateral Obligation must be withdrawn from the applicable Principal Collection Accounts or any subaccount thereof and deposited into the applicable Unfunded Exposure Account or any subaccount thereof.

(ii) Each Borrower Party shall, at all times maintain sufficient funds on deposit in its Unfunded Exposure Account and the subaccounts thereof such that the sum of the amount of funds on deposit therein is at least equal to the portion of the Aggregate Unfunded Exposure Amount attributable to Collateral Obligations held by such Borrower Party. In the event of any shortfall in an Unfunded Exposure Account, the applicable Borrower Party (or the Collateral Manager on its behalf) may direct the Collateral Custodian to, and the Collateral Custodian thereafter shall, transfer funds in an amount equal to such shortfall from the applicable Principal Collection Account or any subaccount thereof to such Unfunded Exposure Account.

(iii) Amounts on deposit in an Unfunded Exposure Account or any subaccount thereof may be withdrawn by the Collateral Custodian as directed by the applicable Borrower Party (or the Collateral Manager on its behalf) (A) pursuant to Section 2.9(e)(iv) to fund any draw requests by the relevant Obligors under a Delayed Draw Loan or (B) if, after giving effect to such withdrawal, the amount on deposit in the Unfunded Exposure Accounts and all subaccounts thereof exceeds the Aggregate Unfunded Exposure Amount, to make a deposit into a Principal Collection Account or any subaccount thereof.

(iv) Any draw request made by an Obligor under a Delayed Draw Loan, along with wiring instructions for such Obligor, must be forwarded by the Collateral Manager (on the Borrower Parties’ behalf) to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the applicable Unfunded Exposure Account or any subaccount thereof. Upon receipt of, and in accordance with, such instruction, the Collateral Custodian shall fund such draw request directly from the Unfunded Exposure Accounts or any subaccounts thereof.

(f) Transfer to Collection Account.

(i) The Collateral Custodian shall transfer to the Borrower’s Interest Collection Account, on the Business Day immediately preceding each Payment Date, all amounts held by the Securities Intermediary in each other Interest Collection Account or subaccounts thereof as of the related Determination Date for application pursuant to Section 2.7(a).

(ii) The Collateral Custodian shall transfer to the Borrower’s Principal Collection Account, on the Business Day immediately preceding each Payment Date, all amounts held by the Securities Intermediary in each other Principal Collection Account or subaccounts thereof as of the related Determination Date for application pursuant to Section 2.7(b).

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by any Borrower Party or the Collateral Manager hereunder must be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in lawful money of the United States in immediately available funds, and any amount not received before such time will be deemed received at 9:00 a.m. on the next succeeding Business Day. Each Borrower Party and the Collateral Manager shall, to the extent permitted by law, pay to the applicable Secured Parties, interest on all amounts (other than payments of Interest and repayments of Outstanding Funded Loans) not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such rate may not at any time exceed the maximum rate permitted by Applicable Law. All computations of interest and other fees hereunder will be made on the basis of a year consisting of 360 days for the actual number of days elapsed.

(b) Whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment will be due on the next succeeding Business Day, and such additional time will be included in the computation of Interest or any fees payable hereunder, as the case may be.

Section 2.11 Increased Costs; Capital Adequacy.

(a) If, due to either (i) the introduction of or any change following the Closing Date (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including, without limitation, any law or regulation resulting in any interest payments paid by any Borrower Party to any Lender under this Agreement being subject to any Tax (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto) or (ii) the compliance with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there is any increase in the cost to the Administrative Agent, any Lender, any Affiliate, participant, successor or assign thereof (each, an “Affected Party”) due to any agreement to make or any making, funding or maintaining any Funded Loan under this Agreement (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there is any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement or any other Transaction Document, the applicable Borrower Party shall, as applicable, on each Payment Date in accordance with the Priority of Payments, after written demand by the Administrative Agent (setting forth in reasonable detail the basis for such demand), pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs (such amounts, “Increased Costs”).

(b) If either (i) the introduction of or any change following the Closing Date in or in the interpretation, administration or application of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Closing Date, from any central bank, any Governmental Authority or agency, including compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount determined by such Affected Party to be material, then, the applicable Borrower Party shall, as applicable, on each Payment Date in accordance with the Priority of Payments, after written demand by the Administrative Agent (setting forth in reasonable detail the basis for such demand) pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such reduction. For the avoidance of doubt, any Increased Cost caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations will constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.11.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.11, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Funded Loans hereunder, the applicable Borrower Party shall, as applicable, on each Payment Date in accordance with the Priority of Payments, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.11, shall submit to the applicable Borrower Party a certificate setting forth in reasonable detail the basis for and the computations of such additional or Increased Costs, which certificate will be conclusive absent manifest error.

(e) Notwithstanding anything herein to the contrary, all requests, rules, guidelines, regulations requirements and directives promulgated (i) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date and (ii) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act are deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim pursuant to this Section 2.11 may be made by any Affected Party, regardless of the date enacted, adopted, issued or implemented.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that, the relevant Borrower Party shall not be required to compensate an Affected Party pursuant to this Section 2.11 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies such Borrower Party of such Affected Party’s intention to claim compensation therefor; provided further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect. Each Lender agrees that it will take such commercially reasonable actions as the relevant Borrower Party may reasonably request that will avoid the need to pay, or reduce the amount of any increased amounts referred to in this Section 2.11; provided, that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender or cause such Lender to incur any unreimbursed cost or expense.

Section 2.12 Sales, Investments and Reinvestments.

(a) Sales of Collateral Obligations and Equity Securities. Subject to the satisfaction of the conditions precedent to a Sale set forth in Section 2.12(d) and the provisions of Section 6.8(i), as applicable, the Borrower Parties (or the Collateral Manager on their behalf) may, upon written notice to the Administrative Agent, direct the Sale of any Collateral Obligation or Equity Security only if such Sale meets the requirements of any of clauses (i) through (iv) below:

(i) either (a) immediately after giving effect to such Sale, no Loss Event has occurred or would occur or (b) upon the written consent of the Administrative Agent in its sole discretion (such approval not to be unreasonably withheld); provided that the Administrative Agent shall not consent to such Sale if the Adjusted Advance Rate Test will not be satisfied immediately after such Sale;

(ii) either (a) immediately after giving effect to such Sale, no Loss Event has occurred or would occur or (b) the Sale Proceeds from such Sale are at least equal to the greater of (1) such Collateral Obligation’s Market Value and (2) its Dollar Purchase Price;

(iii) in the case of any Credit Risk Obligation, upon prior written notice to the Administrative Agent if, both before and immediately after such Sale, the Advance Rate Percentage does not exceed the percentage required to satisfy the Adjusted Advance Rate Test as of such date; or

(iv) in the case of any Excess Concentration Obligation, Defaulted Obligation or Equity Security, without restriction;

provided that, (A) Sold Participations may not be sold pursuant to the foregoing clauses (ii) through (iv) and (B) notwithstanding the foregoing clauses (i) through (iv), (1) at all times following the occurrence and during the continuance of an Event of Default and (2) at all times following a failure to meet the Market Value Ratio Test, the prior written consent of the Administrative Agent (which may be given or withheld in its sole discretion) must be obtained prior to any such Sale unless such Sale is consummated for the purpose (as certified by the Collateral Manager to the Administrative Agent) of curing an existing failure to satisfy either the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test in accordance with Section 2.6; provided that, if the Termination Date has been declared by the Administrative Agent following the occurrence of an Event of Default or the Specified Call Date has occurred, the Administrative Agent may direct the sale of any Collateral Obligation.

(b) Rules Governing Sales.

(i) All Sales of Collateral Obligations and Equity Securities pursuant to Section 2.12(a) must be for Cash.

(ii) Notwithstanding anything to the contrary set forth herein, no Borrower Party, nor the Collateral Manager (on any Borrower Party’s behalf) shall directly or indirectly sell, assign or transfer (or permit the direct or indirect sale, assignment or other transfer, whether through one more Affiliates or otherwise of) any Collateral Obligation or Equity Security to any Similar Transaction without the prior written consent of the Administrative Agent (which consent may be granted or withheld in its sole discretion).

(iii) The Borrower Parties (or the Collateral Manager on their behalf) shall use commercially reasonable efforts to effect the Sale of any Equity Security that constitutes Margin Stock within forty-five days after its receipt, unless such Sale is prohibited by Applicable Law, in which case the applicable Borrower Party (or the Collateral Manager on its behalf) shall use its commercially reasonable efforts to effect such Sale as soon as permitted by Applicable Law.

(c) Investments and Reinvestments. The Borrower Parties may invest or reinvest Available Investment Proceeds toward the purchase of any other Collateral Obligation, provided that, such proposed purchase (i) satisfies the Eligibility Criteria and (ii) satisfies the conditions of Section 2.12(d) and Section 3.2. For the avoidance of doubt, no Borrower Party shall enter into any proposed trade with respect to any purchase of a Collateral Obligation unless the Collateral Manager reasonably determines, as of the related trade date, that there are sufficient Available Investment Proceeds to settle such purchase. Following the end of the Aggregation Period, no Borrower Party shall be permitted to invest or reinvest Available Investment Proceeds towards the purchase of any other Collateral Obligation; provided that, the Borrower Parties may settle Collateral Obligations: (i) that satisfy the Eligibility Criteria, (ii) that satisfy the conditions of Section 2.12(d) and Section 3.2, (iii) that are approved by the Administrative Agent, (iv) in respect of which it entered into a commitment to purchase such Collateral Obligation prior to the end of the Aggregation Period, (v) in respect of which the proposed settlement date for such Collateral Obligation is not later than the earlier of (x) the date that is 30 days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after the date on which a Borrower Party entered into such commitment and (y) the date that is 30 days after the end of the Aggregation Period and (vi) the applicable Borrower Party has deposited the proceeds of such borrowing in its Principal Collection Account or its Unfunded Exposure Account or any subaccount thereof, as applicable.

(d) Conditions Precedent to Funded Loans, Sales, Investments and Reinvestments. Notwithstanding anything to the contrary set forth herein, all Funded Loans pursuant to Section 2.1, all Sales pursuant to Section 2.12(a) and all investments and reinvestments pursuant to Section 2.12(c) are subject to the satisfaction (or solely in the case of subclauses (iii) or (iv) of this Section 2.12(d), waiver, in the sole discretion of the Administrative Agent and the Controlling Parties) of the following conditions precedent, determined in each case immediately prior to and immediately after giving pro forma effect to any such proposed Sale, investment or reinvestment:

(i) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from such Funded Loan, Sale, investment or reinvestment;

(ii) the Eligibility Criteria are satisfied;

(iii) all representations and warranties of each Borrower Party and the Collateral Manager set forth herein are true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty that does not contain any materiality qualification) as of the date of such Funded Loan, Sale, investment or reinvestment, except to the extent that any such representation or warranty relates to an earlier date, in which case, such representation or warranty was true and correct in all respects or in all material respects (in the case of any representation or warranty that does not contain any materiality qualification) as of such earlier date;

(iv) each of the Borrower Parties and the Collateral Manager are in compliance in all respects (in the case of any covenant containing any materiality qualification) or in all material respects (in the case of any covenant that does not contain any materiality qualification) with all covenants applicable to such party set forth herein;

(v) the Termination Date has not occurred;

(vi) the amount on deposit in the Unfunded Exposure Accounts and all subaccounts thereof is greater than or equal to the Aggregate Unfunded Exposure Amount; and

(vii) with respect to the sale of any Collateral Obligation after delivery of a notice for the removal of the Collateral Manager for Cause and prior to the replacement of the Collateral Manager, a Majority of the Equity Investors and the Administrative Agent have provided their prior written consent to such sale.

(viii) at any time, the Borrower may acquire any Collateral Obligation without regard to the Eligibility Criteria if the entire purchase price for such Collateral Obligation is paid with a Capital Contribution comprising Cash received by any Borrower Party from an Equity Investor; provided that such Collateral Obligation will receive zero credit for purposes of the Collateral Principal Amount and each of the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test and the Adjusted Advance Rate Test, in each case, unless the Administrative Agent has approved such Collateral Obligation in writing (in its sole discretion) at the time of or subsequent to its acquisition pursuant to this Section 2.12(d).

Section 2.13 Release of Securities.

(a) The Borrower may, by Borrower Order (upon which the Collateral Custodian may conclusively rely) delivered to the Collateral Custodian at least one Business Day prior to the settlement date for any Sale of any item of Collateral, certifying that the Sale of such item of Collateral is being made in accordance with, and complies with all applicable requirements of, Section 2.12(a), (b) and (d), (which certification will be deemed to have been provided upon delivery of a Borrower Order or trade confirmation (which may be in the form of trade blotters) in respect of such sale) direct the Collateral Custodian to release or cause to be released such item of Collateral from the Lien of this Agreement and, upon receipt of such Borrower Order, the Collateral Custodian shall deliver any such item of Collateral, if in physical form, duly endorsed to the broker or purchaser designated in such Borrower Order or, if such item of Collateral is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified in such Borrower Order; provided that the Collateral Custodian may deliver any such Possessory Collateral for examination in accordance with street delivery custom; provided, further, that, notwithstanding the foregoing, and except in connection with the settlement of any sold Collateral Obligation for which the trade date has occurred, the Borrower shall not direct the Collateral Custodian to release any item of Collateral pursuant to this Section 2.13(a) following the occurrence and during the continuance of an Event of Default without the prior written consent of the Administrative Agent (in its sole discretion).

(b) If no Event of Default has occurred and is continuing and subject to the Priority of Payments, upon receipt of a Borrower Order the Collateral Custodian shall (i) with respect to any item of Collateral that is set for any mandatory call or redemption or payment in full, deliver and release, or cause to be released such item of Collateral from the Lien of this Agreement, such item of Collateral to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager and the Equity Investors.

(c) Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Obligation, the Collateral Custodian on behalf of the applicable Borrower Party shall promptly notify the Collateral Manager and the Equity Investors that such Collateral Obligation is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless an Event of Default has occurred and is continuing (in which case, such right of direction will vest solely in the Administrative Agent), the Collateral Manager will, subject to Section 5.3, have the exclusive right to direct in writing (upon which direction the Collateral Custodian may conclusively rely) (i) the Collateral Custodian to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the Lien of this Agreement such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor or (ii) the applicable Borrower Party or the Collateral Custodian to agree to or otherwise act with respect to such consent, waiver, amendment or modification. If an Event of Default has occurred and is continuing, the Administrative Agent at the direction of the Controlling Parties shall have the exclusive right to direct in writing (upon which the Collateral Custodian may conclusively rely) the applicable Borrower Party, or if applicable, the Collateral Custodian to (i) accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the Lien of this Agreement such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor or (ii) agree to or otherwise act with respect to such consent, waiver, amendment or modification.

(d) The Collateral Custodian shall deposit any proceeds received from the disposition of an item of Collateral in the applicable subaccount of the applicable Collection Account, unless simultaneously applied to the purchase of Additional Collateral Obligations or Permitted Investments in accordance with the requirements of Section 2.12 and Section 2.9(c).

Any item of Collateral or amounts that are released pursuant to Section 2.13(a), (b), (c) or (d) will be released from the Lien of this Agreement.

Section 2.14 Eligibility Criteria. On and after the date of the Initial Funded Loan, a Collateral Obligation is eligible for purchase by the Borrower Parties and inclusion in the Collateral only if, as evidenced by an Officer’s Certificate of the Borrower delivered to the Administrative Agent and the Collateral Custodian, the Eligibility Criteria are satisfied at the time such Collateral Obligation is purchased, after giving pro forma effect to such purchase.

Section 2.15 Collateral Manager Waiver Notice.

(a) The Collateral Manager may, in its sole discretion, upon written notice (including via e-mail) to the Administrative Agent, the Collateral Administrator and the Collateral Custodian (such notice, the “Collateral Manager Waiver Notice”) reduce or waive payment of any Collateral Management Fees due and payable to the Collateral Manager pursuant to the Priority of Payments.

(b) Each Collateral Manager Waiver Notice must be delivered on or prior to the Determination Date relating to such Payment Date or day of payment, as applicable, and must specify the reduced amount of Collateral Management Fees to be paid on such date pursuant to the Priority of Payments.

Section 2.16 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower Party under any Transaction Document shall be made in accordance with the Priority of Payments and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower Parties. The Borrower Parties shall timely pay to the relevant Governmental Authority in accordance with the Priority of Payments and Applicable Law, any Other Taxes.

(c) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.15(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower Party to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subclauses (f)(ii)(1), (f)(ii)(2) and (f)(ii)(4) of this Section 2.16(f)) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Parties and the Administrative Agent to comply with any applicable reporting obligations under FATCA or to determine the amount to deduct and withhold from such payment, if any) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Lender further agrees that such information and documentation may be provided to the IRS.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower Parties and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.	executed copies of IRS Form W-8ECI;

c.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

d.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K or Exhibit L, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Parties and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Parties and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

ARTICLE III

CONDITIONS TO CLOSING AND FUNDED LOANS

Section 3.1 Conditions to Closing and Initial Funded Loan. No Lender is obligated to make an Initial Funded Loan hereunder, nor is any Lender, the Administrative Agent or the Collateral Custodian obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied or waived in writing by, and each in the sole discretion of, the Administrative Agent:

(a) Prior to each Initial Funded Loan, the applicable Lender approves, in its sole discretion, its Initial Funded Loan;

(b) Prior to 10:00 a.m. at least two Business Days prior to the Funding Date of each Initial Funded Loan, the Borrower (or the Collateral Manager on the Borrower’s behalf) has delivered to the Lenders and the Administrative Agent (with a copy to the Collateral Custodian):

(i) a Funding Notice;

(ii) an Eligibility Criteria Compliance Certificate;

(iii) if applicable, an Assignment of Underlying Instruments substantially in the form of Exhibit D (including Exhibit A thereto) containing such additional information as the Administrative Agent and each Lender may reasonably request; and

(iv) an Officer’s Certificate (which may be part of the Funding Notice) certifying (A) that such Initial Funded Loan will be used to purchase Collateral Obligations and/or deposited into the applicable Principal Collection Account or any subaccount thereof, (B) the identity of the Borrower Party or Borrower Parties for whose account such Collateral Obligations will be purchased and the allocations thereto and (C) that each of the conditions precedent in this Section 3.1 has been satisfied;

(c) On or prior to the Closing Date, each Transaction Document has been duly executed by, and delivered to, the parties thereto, and the Administrative Agent has received such other documents, instruments, agreements and legal opinions as it reasonably requests in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(d) On or prior to the Closing Date, the Administrative Agent has received satisfactory evidence that each of the Borrower and the Collateral Manager has obtained all required consents and approvals of all Persons to its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(e) On or prior to the Closing Date, each of the Borrower and the Collateral Manager has delivered to the Administrative Agent a certificate substantially in the form of Exhibit C;

(f) On or prior to the date of each Initial Funded Loan, the Collateral Manager has delivered to the Administrative Agent certification that no Default or Event of Default has occurred and is continuing;

(g) On or prior to the Closing Date, the Administrative Agent and the Collateral Custodian have received the executed legal opinions of (i) Milbank LLP, New York counsel and special tax counsel to the Borrower and the Collateral Manager, opining (A) on the enforceability, grant and perfection of the Lien on the Collateral and the Transaction Documents, (B) the enforceability of the Transaction Documents to which the Borrower or the Collateral Manager is a party and (C) on matters of substantive non-consolidation between the Borrower and the Transferor pursuant to the Master Sale and Participation Agreement and(ii) Nixon Peabody LLP, counsel to the Collateral Custodian and the Collateral Administrator, in each case in form and substance acceptable to the Administrative Agent in its sole discretion;

(h) On or prior to the Closing Date, the Administrative Agent, the Collateral Custodian and the Lenders have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(i) On or prior to the Closing Date, all corporate and other proceedings and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents are satisfactory in form and substance to the Administrative Agent;

(j) If requested by the applicable Lender prior to its Initial Funded Loan, such Lender has received a duly executed copy of its Revolving Note in a principal amount equal to its Maximum Permitted Funded Amount;

(k) On or prior to the Closing Date, the UCC-1 financing statement is in proper form for filing in the filing office of the appropriate jurisdiction and, when filed, together with the Securities Account Control Agreement, will be effective to perfect the Collateral Custodian’s Lien on the portion of the Collateral in which a Lien may be perfected by filing or by execution of a control agreement;

(l) On or prior to the Closing Date, the Administrative Agent has received a secretary’s certificate, in form and substance satisfactory to the Administrative Agent, of each of the Borrower and the Collateral Manager that includes a copy of the resolutions of the Board of Directors (or similar governing or managing body) of such Person authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) in the case of the Borrower, the granting of the Liens created pursuant to the Transaction Documents, in each case certified by an Authorized Officer of such Person as of the Closing Date and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(m) On or prior to the Closing Date, the Administrative Agent has received an incumbency certificate dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, of each of the Borrower and the Collateral Manager providing specimen signatures of the officers of such Person authorized to execute any Transaction Document, and such incumbency certificate has been certified by an Authorized Officer of such Person;

(n) On or prior to the Closing Date, the Administrative Agent has received complete and correct copies of the Governing Documents of the Borrower, certified by an Authorized Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, as complete and correct copies thereof;

(o) On or prior to the Closing Date, the Administrative Agent has received certificates dated as of a recent date from the Secretary of State, or other appropriate authority, evidencing the good standing of each of the Borrower and the Collateral Manager (i) in its jurisdiction of organization or incorporation (as the case may be) and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person (except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect);

(p) On or prior to the Closing Date, the Administrative Agent has received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of the UCC-1 financing statement, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens (or to evidence the same) created, or purported to be created, by the Transaction Documents have been or will be appropriately completed;

(q) Prior to any Initial Funded Loan, the Administrative Agent has received evidence satisfactory to it that the Initial Required Equity Investment has been contributed and/or lent to the Borrower, as applicable, and that the Cash portion, if any, of such contribution has been deposited into the Borrower Parties’ Principal Collection Account or any subaccount thereof and the Collateral Obligation portion, if any, of such contribution has been deposited into the Borrower’s Collateral Account or any subaccount thereof;

(r) On or prior to the Closing Date, the Administrative Agent has received results satisfactory to it of a recent search of the UCC, judgment and Tax lien filings with respect to personal property of the Borrower;

(s) Prior to any Initial Funded Loan, with respect to each then unsettled Collateral Obligation identified by the Collateral Manager for acquisition, the sum of the available proceeds of (1) such Funded Loan as specified in the related Funding Notice, (2) Principal Collections representing Sale Proceeds and principal repayments with respect to Collateral Obligations, in each case which are reasonably expected by the Collateral Manager to be received by the Borrower Parties on or prior to the Funding Date related to such Funded

Loan and/or (3) a Cash capital contribution delivered to the Collateral Custodian for inclusion in the Collateral by the Equity Investors prior to the Funding Date related to such Funded Loan, in each case (in the case of the foregoing sub-clauses (1), (2) and (3)), to the extent not allocated for settlement of another unsettled Collateral Obligation, will be sufficient to settle each such unsettled Collateral Obligation in full; and

(t) On or prior to the Closing Date, the Borrower (or the Collateral Manager or the Equity Investors on its behalf) has deposited Cash to the Interest Collection Account in an amount equal to the Structuring Fee, for distribution in accordance with the Priority of Payment.

The conditions precedent set forth in clauses (l), (m), (n), (o) and (r) above may be satisfied by either (1) delivering separate certificates or (2) including the applicable certifications in the secretary’s certificate described in clause (l).

Section 3.2 Certain Conditions Precedent to Funded Loans and Purchases. Each Funded Loan (other than the Initial Funded Loan) and each investment and reinvestment pursuant to Section 2.12(c) (each, a “Transaction”) is subject to the satisfaction or waiver of the following conditions precedent in the sole discretion of the Administrative Agent:

(a) With respect to any Funded Loan, the applicable Lender has approved, in its sole discretion, its Funded Loan;

(b) Prior to 10:00 a.m. at least two Business Days prior to the related Funding Date with respect to any Funded Loan, the Borrower Parties (or the Collateral Manager on their behalf) has delivered to the Lenders and the Administrative Agent (with a copy to the Collateral Custodian):

(i) a Funding Notice;

(ii) an Eligibility Criteria Compliance Certificate;

(iii) if applicable, an Assignment of Underlying Instruments substantially in the form of Exhibit D (including Exhibit A thereto) containing such additional information as the Administrative Agent and each Lender may reasonably request; and

(iv) an Officer’s Certificate (which may be part of the Funding Notice) certifying (A) that such Funded Loan will be used to purchase Collateral Obligations and/or deposited into a Borrower Party’s Principal Collection Account or any subaccount thereof, (B) the identity of the Borrower Party or Borrower Parties for whose account such Collateral Obligations will be purchased and the allocations thereto and (C) that each of the conditions precedent in this Section 3.2 has been satisfied;

(c) On the date of any investment or reinvestment pursuant to Section 2.12(c), the Borrower Parties and the Collateral Manager will be deemed to make each representation set forth in Section 2.12(d);

(d) The Aggregation Period has not been terminated;

(e) With respect to any Funded Loan, the Administrative Agent has received such other approvals, opinions or documents as it reasonably requests;

(f) The Borrower and Collateral Manager have delivered to the Administrative Agent all reports required to be delivered hereunder as of the date of such Transaction;

(g) Subject to Section 12.7, the Borrower Parties have paid all fees then required to be paid and has reimbursed the Collateral Custodian and the Administrative Agent for all reasonable and documented fees, costs and expenses then required to be paid in connection with such Transaction, including the reasonable and documented attorneys’ fees and any other reasonable and documented legal and document preparation costs incurred by the Collateral Custodian and the Administrative Agent;

(h) With respect to any investment or reinvestment pursuant to Section 2.12(c), the applicable Borrower Party or the Collateral Manager on behalf of such Borrower Party has received written approval of the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion, in accordance with clause (B) of the definition of “Collateral Obligation”, of the Collateral Obligations to be purchased; and

(i) With respect to any investment or reinvestment pursuant to Section 2.12(c), the applicable Borrower Party (or the Collateral Manager on its behalf) has delivered to the Collateral Custodian (with a copy to the Administrative Agent) no later than 2:00 p.m. on the date of such Transaction, the duly executed Promissory Note for each acquired Collateral Obligation in respect of which a Promissory Note is issued or, if any Collateral Obligations are closed in escrow, a certificate or other written confirmation from the closing attorneys of such Collateral Obligations that all documentary conditions precedent to the funding of such Collateral Obligation have been satisfied.

(j) Prior to any Funded Loan, with respect to each then unsettled Collateral Obligation identified by the Collateral Manager for acquisition, the sum of the available proceeds of (1) such Funded Loan (and/or any other Funded Loan already provided by the relevant Lenders to the Borrower), in each case as specified in the related Funding Notice, (2) Principal Collections representing Sale Proceeds and principal repayments with respect to Collateral Obligations, in each case which are reasonably expected by the Collateral Manager to be received by the Borrower on or prior to the Funding Date related to such Funded Loan, (3) Cash delivered to the Collateral Custodian by the Equity Investors prior to the Funding Date related to such Funded Loan, in each case (in the case of the foregoing sub-clauses (1), (2) and (3)), to the extent not allocated for settlement of another unsettled Collateral Obligation, will be sufficient to settle each such unsettled Collateral Obligation in full.

The failure of any Borrower Party (or the Collateral Manager on their behalf) to (i) satisfy any of the foregoing conditions precedent in respect of any Funded Loan (other than any condition precedent that is waived by the Administrative Agent) or (ii) deliver (a) a Promissory Note or (b) a certificate or other written confirmation, each as set forth in Section 3.2(i), within five Business Days of any such Funded Loan, investment or reinvestment, will give rise to a right of each Lender, which right may be exercised by the Administrative Agent at any time on the demand of such Lender, to (x) rescind a pro rata portion of such Funded Loan relating to the Collateral Obligation or Collateral Obligations for which any condition precedent was not satisfied or waived in accordance with Section 12.1(b) and (y) direct the Borrower Parties to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to such pro rata portion of such Funded Loan.

Section 3.3 Collateral Custodianship; Delivery of Collateral.

(a) The Collateral Custodian (or Securities Intermediary on its behalf) shall hold all Possessory Collateral at the Corporate Trust Office, except that in the case of any Possessory Collateral constituting original Underlying Instruments or Promissory Notes, subject to Section 7.11(e), the Collateral Custodian shall not be required to hold such Possessory Collateral until there has been executed an amendment to this Agreement or a separate document custody agreement for the custody of such Possessory Collateral to the Collateral Custodian’s reasonable satisfaction. Any successor Collateral Custodian must be a state or national bank or trust company, which (i) is not an Affiliate of any Borrower Party, (ii) is a Qualified Institution, (iii) otherwise satisfies the requirements of Section 7.7 and (iv) makes the representations of the Collateral Custodian set forth herein to each Borrower Party, the Administrative Agent and the Lenders in connection with its assumption of the Collateral Custodian’s duties hereunder.

(b) Each time that a Borrower Party (or the Collateral Manager on its behalf) directs or causes the acquisition of any Collateral Obligation or Permitted Investment, the Borrower Parties (or the Collateral Manager on their behalf) shall ensure delivery to the Collateral Custodian (or Securities Intermediary on its behalf) of any Possessory Collateral related to such acquired Collateral Obligation or Permitted Investment for credit to the applicable Collateral Account or any subaccount thereof in accordance with the terms of this Agreement. The Borrower Parties (or the Collateral Manager on their behalf) shall promptly take any and all other actions necessary to create and perfect in favor of the Collateral Custodian a valid first-priority Lien on such acquired Collateral Obligation or Permitted Investment, including any related Possessory Collateral (subject to Permitted Liens). Delivery of any Possessory Collateral must be by the following means:

(i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form, by (A) Indorsement to the Collateral Custodian or in blank, or registration in the name of the Collateral Custodian, (B) delivery of such Instrument or Security Certificate to the Collateral Custodian at the Corporate Trust Office and (C) maintenance of continuous possession by the Collateral Custodian of such Instrument or Security Certificate at the Corporate Trust Office; or

(ii) in the case of a Security Entitlement, crediting such Security Entitlement to the applicable Collateral Account or any subaccount thereof.

In addition, the applicable Borrower Party (or the Collateral Manager on its behalf) shall, (x) in the case of an Uncertificated Security (A) cause the Collateral Custodian to become the registered owner of such Uncertificated Security and (B) cause such registration to remain effective and (y) in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument), file, maintain and continue the effectiveness of, or permit the Collateral Custodian in accordance with the terms of this Agreement to file, maintain and continue the effectiveness of, a financing statement naming the Borrower Parties as debtors and the Collateral Custodian as secured party and describing the Collateral Obligation or Permitted Investment (as the case may be) as the collateral, at the filing office of the Office of Tax and Revenue of the Secretary of State of Delaware.

(c) Notwithstanding anything to the contrary contained in any Transaction Document, the security interest of the Collateral Custodian in any Collateral sold, used, transferred or otherwise disposed of in a transaction not prohibited by this Agreement will, immediately and without further action on the part of the Collateral Custodian or any other party, be released, and the Collateral Custodian shall immediately deliver or transfer such Collateral as directed by the Borrower (or the Collateral Manager on the Borrower’s behalf).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower Parties. The Borrower Parties represent and warrant to the Collateral Custodian, the Administrative Agent and the Lenders that:

(a) Each is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware or such other jurisdiction of incorporation approved by the Collateral Manager and the Administrative Agent, with all requisite limited liability company power and authority to conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral. From the date of each Borrower Party’s formation through and including the date of this Agreement, such Borrower Party has engaged only in organizational activities and the activities contemplated by its Certificate of Formation and the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents) and, on and after the date of this Agreement, shall engage only in (i) the business and activities permitted under its Certificate of Formation and the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents) and (ii) the transactions contemplated by the Transaction Documents.

(b) Each Borrower Party has the power and authority to execute and deliver this Agreement and all of the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance.

(c) The execution, delivery and performance by the Borrower Parties of this Agreement and each other Transaction Document to which it is a party do not violate or conflict in any material respect with any Applicable Law, contractual restrictions binding on or affecting it or any of its assets or any provision of its Governing Documents.

(d) All material governmental and other consents that are required to have been obtained by the Borrower Parties with respect to its execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party have been obtained and are in full force and effect, and the Borrower Parties have complied with all conditions of any such consents.

(e) Each of this Agreement and the other Transaction Documents to which any Borrower Party is a party constitutes a legal, valid and binding agreement of such Borrower Parties, enforceable against such Borrower Parties in accordance with such agreement’s respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) There is not pending or, to any Borrower Party’s knowledge, threatened against any Borrower Party any action, suit or proceeding at law or in equity or before any Governmental Authority that is likely to affect the legality, validity or enforceability against any Borrower Party of this Agreement or any other Transaction Document to which any such Borrower Party is a party or its ability (as a matter of law) to perform its obligations under this Agreement or any such Transaction Document.

(g) No Borrower Party is required to register as an “investment company” under the 1940 Act.

(h) For U.S. federal income tax purposes, (1) each Borrower Party is disregarded as an entity separate from its sole owner and (2) each Borrower Party has timely filed or caused to be filed all tax returns and reports required to have been filed by it (if any) and has timely paid or caused to be paid all taxes required to have been paid by it (if any), except to the extent any failure to do so could not reasonably be expected to result, singly or in the aggregate, in a material adverse effect upon any Borrower Party.

(i) Each Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report and Monthly Loan File and all other written information, reports, certificates and statements (other than projections and forward-looking statements) provided or furnished by or on behalf of each Borrower Party to any Secured Party for purposes of or in connection with this Agreement are, as of the date on which such Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report, Monthly Loan File, information, report, certificate or statement is provided, true and correct in all material respects and do not omit to state a material fact necessary to make the Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report, Monthly Loan File, information or statements contained therein not misleading; provided that (i) to the extent any such information or statements (other than projections and forward-looking statements) were furnished to each Borrower Party or the Collateral Manager, as applicable, by a related Obligor or any other third party, such information or statements are true and correct in all material respects (and do not omit to state a material fact necessary to make such information or statements not misleading) to the best knowledge of the each Borrower Party or the Collateral Manager and (ii) all projections and forward-looking statements provided or furnished by or on behalf of each Borrower Party to any Secured Party were, as of the date on which such projections and/or forward looking statements were provided, prepared (A) reasonably and in good faith by each Borrower Party or the Collateral Manager, as applicable, in light of the information then available to the Borrower Parties and the Collateral Manager and (B) in a manner consistent with projections and forward-looking statements prepared by each Borrower Party and the Collateral Manager for their own internal use.

Section 4.2 Representations and Warranties of the Borrower Parties Relating to the Collateral. The Borrower Parties hereby represent and warrant to the Collateral Custodian, the Administrative Agent and the Lenders that, as of the Closing Date (which representations and warranties will survive the execution of this Agreement and be deemed to be repeated on each date on which any Collateral is granted to the Collateral Custodian hereunder), with respect to the Collateral:

(a) The applicable Borrower Party owns such Collateral free and clear of any Liens, other than Permitted Liens.

(b) (i) Other than Permitted Liens or as permitted by this Agreement, the applicable Borrower Party has not mortgaged, pledged, hypothecated, assigned, sold, granted a Lien on, or otherwise conveyed any of the Collateral, (ii) the applicable Borrower Party has not authorized the filing of and is not aware of any financing statements filed against the applicable Borrower Party that include a description of collateral covering the Collateral, other than any financing statement in connection with a Permitted Lien, and (iii) the Borrower Parties are not aware of any judgment liens or Tax lien filings against any Borrower Party.

(c) The Collateral is comprised of Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, General Intangibles, Uncertificated Securities, Certificated Securities and Security Entitlements to Financial Assets.

(d) All Accounts constitute Securities Accounts.

(e) (i) This Agreement is effective to create in favor of the Collateral Custodian for the benefit of the Secured Parties a valid first priority security interest in the Collateral; (ii) the Borrower Parties have done all things necessary to validly perfect such security interest; and (iii) such security interest is senior to the rights of all other creditors of the Borrower Parties and prior to all other Liens (subject in all cases to Permitted Liens) and is enforceable as such against creditors of and purchasers from the Borrower Parties except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(f) With respect to any Collateral that constitutes Instruments, (i) the applicable Borrower Party has caused, or will have caused within ten days after the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Instruments granted to the Collateral Custodian for the benefit and security of the Secured Parties and (ii)(A)(x) all original executed copies of each Promissory Note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Custodian; provided that, prior to delivery of any Promissory Note, or mortgage note to the Collateral Custodian, the Borrower or the applicable Borrower Party has proposed an amendment to this Agreement or entered into a separate custody agreement governing the Collateral Custodian’s possession of the Promissory Note or mortgage note which shall be reasonably satisfactory to the Collateral Custodian, or (y) the Borrower, or the applicable Borrower Party has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or Promissory Notes that constitute evidence of the Instruments solely on behalf of the Collateral Custodian for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Custodian for the benefit of the Secured Parties.

(g) With respect to any Collateral that constitutes Security Entitlements:

(i) all of such Collateral has been and will be credited to one of the Accounts or any subaccount thereof, and the Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as Financial Assets;

(ii) (A) the applicable Borrower Party has caused, or will have caused within ten days after the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted to the Collateral Custodian for the benefit and security of the Secured Parties, and (B) (1) the applicable Borrower Party has delivered to the Collateral Custodian a fully executed Securities Account Control Agreement (or Additional Securities Account Control Agreement, as applicable) pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Collateral Custodian relating to the Accounts without further consent by the applicable Borrower Party or (2) the Borrower Parties have taken all steps necessary to cause the Securities Intermediary to identify in its records the Collateral Custodian as the Person having a security entitlement against the Securities Intermediary in each of the Accounts; and

(iii) (A) all Accounts are in the name of a Borrower Party or the Collateral Custodian, and (B) no Borrower Party has consented to the Securities Intermediary’s compliance with an entitlement order from any Person other than (1) the applicable Borrower Party prior to a Notice of Exclusive Control being provided by the Collateral Custodian and (2) following a Notice of Exclusive Control, the Collateral Custodian.

(h) With respect to any Collateral that constitutes General Intangibles, the Borrower Parties have caused, or will have caused within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Custodian for the benefit and security of the Secured Parties.

(i) The Borrower Parties have received all material consents and approvals required by the terms of any documents or agreements evidencing any Collateral to pledge such Collateral to the Collateral Custodian hereunder.

(j) The Borrower is a 100.00% wholly-owned subsidiary of the Collateral Manager.

(k) Each CLO Subsidiary is a 100.00% wholly-owned subsidiary of the Borrower.

(l) The Initial Equity Investor owns 100.00% of the Preference Shares and Membership Interests of the Borrower.

Each Borrower Party and the Collateral Manager agrees to promptly provide notice to the Administrative Agent, the Equity Investors and the Collateral Custodian if either becomes aware of the breach of any of the representations and warranties contained in this Section 4.2.

Section 4.3 Representations and Warranties of the Collateral Manager. The Collateral Manager represents and warrants to the Collateral Custodian, the Administrative Agent, the Lenders and the Equity Investors that:

(a) The Collateral Manager is duly organized and validly existing in good standing under the laws of the State of Delaware.

(b) The Collateral Manager has the power and authority to execute and deliver this Agreement and all of the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance.

(c) The execution, delivery and performance by the Collateral Manager of this Agreement and each other Transaction Document to which it is a party do not violate or conflict with any Applicable Law, contractual restrictions binding on or affecting it or any of its assets or any provision of its Governing Documents in each case, except to the extent that such violation or conflict would not have a Material Adverse Effect.

(d) All material governmental and other consents that are required to have been obtained by the Collateral Manager with respect to its execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party have been obtained and are in full force and effect, and the Collateral Manager has complied in all material respects with all conditions of any such consents.

(e) Each of this Agreement and the other Transaction Documents to which the Collateral Manager is a party constitutes a legal, valid and binding agreement of the Collateral Manager, enforceable against the Collateral Manager in accordance with such agreement’s respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) There is not pending or, to the Collateral Manager’s knowledge, threatened against it any action, suit or proceeding at law or in equity or before any Governmental Authority that is likely to affect the legality, validity or enforceability against it of this Agreement or any other Transaction Document to which it is a party or its ability (as a matter of law) to perform its obligations under this Agreement or any such other Transaction Document which could have a Material Adverse Effect.

(g) Each Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report and Monthly Loan File and all other written information, reports, certificates and statements (other than projections and forward-looking statements) provided or furnished by or on behalf of the Collateral Manager to any Secured Party for purposes of or in connection with this Agreement are, as of the date on which such Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report, Monthly Loan File, information, report, certificate or statement is provided, true and correct in all material respects and do not omit to state a material fact necessary to make the Funding Notice, Eligibility Criteria Compliance Certificate, Daily Report, Monthly Report, Monthly Loan File, information or statements contained therein not misleading; provided that (i) to the extent any such information or statements (other than projections and forward-looking statements) were furnished to the Borrower Parties or the Collateral Manager, as applicable, by a related Obligor or any other third party, such information or statements are true and correct in all material respects (and do not omit to state a material fact necessary to make such information or statements not misleading) to the best knowledge of the Borrower Parties or the Collateral Manager and (ii) all projections and forward-looking statements provided or furnished by or on behalf of the Borrower Parties to any Secured Party were, as of the date on which such projections and/or forward looking statements were provided, prepared (A) reasonably and in good faith by the Borrower Parties or the Collateral Manager, as applicable, in light of the information then available to the Borrower Parties and the Collateral Manager and (B) in a manner consistent with projections and forward-looking statements prepared by the Borrower Parties and the Collateral Manager for their own internal use.

(h) The Collateral Manager is not a Registered Investment Adviser and is not otherwise subject to the Advisers Act. The Collateral Manager makes no representation, express or implied, with respect to the Borrower Parties or the disclosure with respect to the Borrower Parties.

(i) The Initial Equity Investor shall, at all times, hold 100.00% of the Preference Shares and the Membership Interests of the Borrower, unless otherwise agreed by the Administrative Agent (such consent not to be unreasonably withheld).

Section 4.4 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants to the Administrative Agent and the Lenders that:

(a) The Collateral Custodian is duly organized and validly existing in good standing as a national banking association under the laws of the United States of America.

(b) The Collateral Custodian has the power and authority to execute and deliver this Agreement and all of the other Transaction Documents to which it is a party and to perform its obligations as Collateral Custodian under this Agreement and all of the other Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance.

(c) The execution, delivery and performance by the Collateral Custodian of this Agreement and the other Transaction Documents to which it is a party do not violate or conflict with any Applicable Law, any contractual restrictions binding on or affecting it or any of its assets or any provision of its Governing Documents.

(d) All governmental and other consents that are required to have been obtained by the Collateral Custodian with respect to its execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party have been obtained and are in full force and effect, and the Collateral Custodian has complied with all conditions of any such consents.

(e) Each of this Agreement and each other Transaction Document to which the Collateral Custodian is a party constitutes a legal, valid and binding agreement of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with such agreement’s respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) There is not pending or, to the Collateral Custodian’s knowledge, threatened against it any action, suit or proceeding at law or in equity or before any Governmental Authority that is likely to affect the legality, validity or enforceability against it of this Agreement or any other Transaction Document to which it is a party or its ability (as a matter of law) to perform its obligations under this Agreement or any such other Transaction Document to which it is a party.

Section 4.5 Representations and Warranties of the Lenders. Each Lender represents and warrants that in the aggregate and acting for its own account, it owns and invests on a discretionary basis not less than $25,000,000 in investments.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Affirmative Covenants of the Borrower Parties. The Borrower Parties covenant and agree with the Lenders that during the Covenant Compliance Period:

(a) Payment of Principal and Interest. The Borrower Parties shall duly and punctually pay the Outstanding Funded Loans and Interest due and payable on the Funded Loans in accordance with the terms hereof.

(b) Maintenance of Office or Agency. The Borrower Parties appoint the Collateral Manager (and the Collateral Manager hereby accepts such appointment), as agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby.

(c) Amounts for Funded Loan to Be Held for the Benefit of the Secured Parties. All payments of amounts due and payable to the Lenders hereunder must be made from amounts withdrawn from the Collection Accounts or any subaccount thereof and shall be made on behalf of the applicable Borrower Party by the Collateral Custodian, who shall allocate payment to the Lenders on each Payment Date in accordance with the terms of this Agreement (and any date on which Funded Loans are repaid pursuant to Section 2.3(b)) among the Lenders in the proportion specified in the related Payment Date Statement or Repayment Notice, as applicable.

(d) Existence of Borrower Parties. The Borrower Parties shall maintain in full force and effect their existence and rights as limited liability companies formed under the laws of the State of Delaware or such other jurisdiction of incorporation approved by the Collateral Manager and the Administrative Agent and shall obtain and preserve their qualification to do business as a disregarded entity or a foreign partnership, as applicable, in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Revolving Notes, any other Transaction Document to which any Borrower Party is a party or all or any portion of the Collateral except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Borrower Parties shall ensure that all organizational formalities regarding their separate existence (including, to the extent required by Applicable Law, holding regular board of directors’ and shareholders’ or other similar meetings) are followed.

(e) Protection of Collateral. With respect to the Collateral, the Borrower Parties (or the Collateral Manager on their behalf) shall take all action reasonably necessary to:

(i) grant more effectively to the Collateral Custodian (for the benefit of the Secured Parties) a Lien on all or any portion of the Collateral;

(ii) maintain, preserve and perfect any grant of security made or to be made or purported to be made by this Agreement, including the first priority nature of such Lien (subject to Permitted Liens), or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant of security made or to be made by this Agreement (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the obligations or Instruments or Property included in the Collateral;

(v) preserve and defend title to the Collateral and the Lien granted thereon to the Collateral Custodian for the benefit of the Secured Parties against any adverse claims of all Persons and parties; and

(vi) if required to avoid or reduce the withholding, deduction or imposition of United States income or withholding tax, deliver or cause to be delivered a properly executed IRS Form W-9 of its sole owner or any other applicable form with all applicable attachments and other properly completed and executed documentation, agreements and certifications to the Collateral Custodian and each issuer, counterparty or paying agent, and/or to any applicable taxing authority or other Governmental Authority as necessary to permit the Borrower Parties to receive payments without withholding or deduction or at a reduced rate of withholding or deduction and to otherwise pay or cause to be paid any and all Taxes levied or assessed on all or any part of the Collateral.

(f) Performance Obligations. The Borrower Parties may, with the prior written consent of the Administrative Agent, contract with other Persons, including the Collateral Manager, the Collateral Custodian and the Administrative Agent, for the performance by such Persons of actions or obligations required to be performed by the Borrower Parties hereunder. Notwithstanding any such arrangement, the Borrower Parties shall remain primarily liable with respect to such performance. In the case of any such contract, the performance of such actions and obligations by such Persons will be deemed to be performance of such actions and obligations by the Borrower Parties; and the Borrower Parties shall punctually perform, or, as applicable, use their commercially reasonable efforts to cause such other Persons to perform, all of their obligations and agreements contained in this Agreement.

(g) Appointment of Independent Accountant; Reports by Independent Accountant.

(i) Prior to the delivery of the first report or certificate of any accountants required to be delivered pursuant to the terms hereof, the Borrower shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Agreement, which may be a firm of Independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. The Borrower may remove any firm of Independent certified public accountants at any time with the prior written consent of the Administrative Agent. Upon any resignation or removal of such firm, the Borrower shall promptly (but in any event within 30 days after such resignation or removal) appoint, by Borrower Order delivered to the Collateral Custodian, the Administrative Agent and the Equity Investors, a successor thereto that is a firm of Independent certified public accountants of recognized international reputation and that may be a firm of Independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager; provided that no such successor may be appointed without the prior written consent of the Administrative Agent. If the Borrower fails to appoint a successor within 30 days after such resignation or removal, the Administrative Agent, in consultation with the Equity Investors, shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor will be payable by the Borrower as an Administrative Expense.

(ii) Within 120 days following the end of each calendar year, commencing with the calendar year ending December 31, 2022, the Borrower shall cause to be delivered to the Collateral Custodian, the Administrative Agent and the Equity Investors (so long as, if required by the relevant Independent accountants, such Equity Investors have executed an acknowledgment or other agreement with such Independent accountants required for such Equity Investors to receive any of the reports or instructions provided for herein) a report from a firm of Independent certified public accountants (A) recalculating calculations made by the Collateral Administrator in each Payment Date Statement and corresponding Monthly Report delivered during such fiscal year and (B)(1) comparing and agreeing, as of the Reporting Date for the Monthly Report prepared immediately prior to the last Payment Date of such calendar year, with the Obligor, the outstanding principal balance, the coupon/spread, the Moody’s rating and the country of domicile with respect to each Collateral Obligation pledged and with the information provided by the Borrower (or the Collateral Manager on the Borrower’s behalf) with respect to every other asset included in the Collateral, by reference to such sources as are specified therein and (2) specifying the procedures undertaken to review the data and computations relating referenced in clause (1) above; provided that, in the event of a conflict between such firm of Independent certified public accountants and the Borrower with respect to any matter in this Section 5.1(g)(ii), the determination by such firm of Independent certified public accountants is conclusive.

(iii) The Borrower and its accountants shall (A) cause to be prepared and filed (and, where applicable, delivered to the Administrative Agent and the Equity Investors) for each taxable year of the Borrower and each CLO Subsidiary, as applicable, any federal, state and local income tax returns and reports as required under the Code and Treasury Regulations, or any tax returns or information tax returns required by any Governmental Authority, which the Borrower or such CLO Subsidiary, as applicable, is required to file (and, where applicable, deliver), (B) make copies of such returns and reports available for inspection and examination by the Administrative Agent and the Equity Investors and (C) provide to each Lender and the Equity Investors any information that such Lender or such Equity Investor reasonably requests in order for such Lender or such Equity Investors to comply with its federal, state or local tax and information returns and reporting obligations;

(h) Monthly Reports. On each Reporting Date, the Collateral Administrator shall compile and make available (including, at the election of the Borrower, via appropriate electronic means acceptable to each recipient) to the Borrower, the Collateral Manager, the Administrative Agent, each Equity Investor and each Rating Agency (including, if such report is made available via electronic means, notice to each Rating Agency that such report is available), a monthly report (each, a “Monthly Report”) prepared as of the Determination Date. All information provided in any Monthly Report with respect to the Collateral Obligations and Permitted Investments must be on a trade date basis, as the same may be updated from month-to-month. The Monthly Report must contain the following information, without duplication:

(i) Collateral Principal Amount of Collateral Obligations.

(ii) A list of all Collateral Obligations and Equity Securities owned by the Borrower Parties, including, with respect to each such Collateral Obligation, the following detailed information:

(1) Its Obligor (including the issuer ticker, if any);

(2) Its CUSIP, LoanX ID or other security identifier thereof;

(3) Its Principal Balance (other than any accrued interest that was purchased with Principal Collections (but excluding any capitalized interest)) and any Unfunded Exposure Amount pertaining thereto;

(4) The percentage of the Collateral Principal Amount that it represents;

(5) Its interest rate or spread (without regard to any reference rate floor);

(6) Its stated maturity;

(7) The Moody’s Industry Classification Group of its Obligor;

(8) The GICS Industry Classification of its Obligor;

(9) Its Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s (and, in the event of a downgrade or withdrawal of the applicable Moody’s Rating, the prior rating and the date such Moody’s Rating was changed);

(10) Its Moody’s Default Probability Rating and the Moody’s Rating Factor used in the determination of the Weighted Average Moody’s Rating Factor and the Maximum Weighted Average Moody’s Rating Factor Test;

(11) The country of Domicile of its Obligor;

(12) An indication as to whether it is (A) a First Lien Loan, (B) a Second Lien Loan, (C) a Senior Unsecured Loan, (D) a Bond or a Senior Secured Bond, (E) a Subordinated Collateral Loan, (F) a Defaulted Obligation, (G) a Delayed Draw Loan, (H) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by Moody’s), (I) a DIP Loan, (J) an obligation that pays interest less frequently than quarterly, (K) a Cov-Lite Loan, (L) a First-Lien-Last-Out Loan, (M) an obligation as to which the Moody’s Rating is derived from a publicly monitored rating by S&P, (N) a Deferrable Obligation, (O) a Caa1 Obligation or (P) a Reference Rate Floor Obligation;

(13) For each Reference Rate Floor Obligation, its reference “floor” rate;

(14) Its Dollar Purchase Price and its Purchase Price; and

(15) The Borrower Party for whose account such Collateral Obligation is held.

(iii) (a) For each of the limitations and tests specified in the definitions of Concentration Limits and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test, and (b) the identity of each Excess Concentration Obligation.

(iv) The calculation of each of the following:

(1) the Overcollateralization Ratio (and setting forth the percentage required to satisfy the Overcollateralization Ratio Test);

(2) the Market Value Ratio (and setting forth the percentage required to satisfy the Market Value Ratio Test);

(3) the Aggregate Principal Balance representing Principal Collections;

(4) the Market Value and the Moody’s Market Value of each Collateral Obligation;

(5) the weighted average Market Value and the weighted average Moody’s Market Value of all Collateral Obligations (to the extent determinable);

(6) the total number of Obligors;

(7) the Adjusted Advance Rate, the General Advance Rate, the Adjusted Advance Rate Test, the General Advance Rate Test and the Remaining Principal Balance; and

(8) the Required Equity Investment and the Minimum Equity Amount.

(v) For each Account and subaccount thereof, a schedule showing the beginning balance, each credit or debit and specifying the nature, source and amount, and the ending balance.

(vi) Purchases, investments and reinvestments made pursuant to Section 2.12(c) and Sales made pursuant to Section 2.12(a).

(vii) A schedule showing for each of the following the beginning balance, the amount of Interest Collections received since the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(1) Interest Collections from Collateral Obligations; and

(2) Interest Collections from Permitted Investments.

(viii) The (1) identity, (2) Principal Balance (other than any accrued interest that was purchased with Principal Collections (but excluding any capitalized interest)), (3) Principal Collections and Interest Collections received, (4) excess of the amounts in clause (3) over clause (2) and (5) date for (A) each Collateral Obligation that was released for Sale since the date of determination of the immediately preceding Monthly Report and (B) each prepayment or redemption of a Collateral Obligation, and in the case of clause (A), whether such Sale was to an affiliate of the Collateral Manager.

(ix) The identity of each Defaulted Obligation, its Market Value, its Moody’s Market Value, its Moody’s Recovery Amount and its date of default.

(x) The identity of each Caa1 Obligation, Haircut Caa1 Obligation, its Market Value, its Moody’s Market Value, its Moody’s Recovery Rate and its Adjusted Principal Balance, as applicable, in each case.

(xi) The identity of each Discount Obligation, its Purchase Price, its Market Value, its Moody’s Market Value and its Discount Obligation Balance.

(xii) The identity of any rated Collateral Obligation for which the rating has been upgraded, downgraded or put on credit watch by any rating agency eligible to be a Rating Agency since the end of the date of determination of the immediately preceding Monthly Report and such new rating or the implication of such credit watch and the source of such rating and credit watch.

(xiii) The amount of Aggregate Par Excess.

(xiv) The identity of any Collateral Obligation to which the Collateral Manager has allocated any portion of the Aggregate Par Excess, and the amount of Aggregate Par Excess allocated to the Adjusted Principal Balance thereto.

(xv) Such other information as the Administrative Agent and the Lenders may reasonably request. The parties acknowledge and agree that the Collateral Manager shall provide for inclusion in each Monthly Report (and Daily Report if applicable), and the Collateral Administrator will have no duty or responsibility to determine, the underlying information (or perform the underlying calculations) set forth in clauses (ii), (iv)(6), (iv)(7), (vi), (viii), (ix), (x), (xi), (xiii) and (xiv) of this Section 5.1(h).

(i) Certain Tax Matters.

(i) For U.S. federal income tax purposes, each Borrower Party is and shall at all times remain disregarded as an entity separate from its sole regarded owner. The Equity Investor shall take no action that would cause a Borrower Party to be treated as other than a disregarded entity.

(ii) Each Borrower Party shall timely file or cause to be filed all tax returns and reports required to be filed (if any) by them and shall timely pay or cause to be paid all Taxes required to be paid by them (if any) except to the extent any failure to do so could not reasonably be expected to result, singularly or in the aggregate, in a Material Adverse Effect.

(iii) Each Borrower Party shall take all reasonable actions, either directly or through their agents (including hiring advisors or other Persons experienced in such matters) consistent with the law and its obligations under this Agreement to ensure that each Borrower Party satisfy any and all withholding and Tax payment obligations under Code Sections 1441 and 1445 or any other provision of the Code or other Applicable Law. Without limiting the generality of the foregoing, each Borrower Party may withhold any amount that it or any advisor retained by each Borrower Party on its behalf determines is required by law to be withheld from any amounts otherwise distributable.

(iv) Each Equity Investor will treat all Preference Shares as equity interests for U.S. federal income tax purposes.

(j) Daily Reports. On each Business Day commencing three Business Days after the Closing Date, in accordance with the Collateral Administration Agreement, the Collateral Administrator shall compile and make available (including via appropriate electronic means acceptable to each recipient) to each Lender, the Collateral Manager, the Administrative Agent and each Equity Investor a daily report (each, a “Daily Report”), which may be an excel file, prepared as of the close of business of the immediately preceding Business Day. All information in such Daily Report with respect to the Collateral Obligations will be provided on both a trade date and settlement date basis (except with respect to clause (iv), which shall be provided on a trade date basis), as may be updated from day-to-day. Each such Daily Report must contain the following information:

(i) a list of all Collateral Obligations owned by each Borrower Party, together with the information described in Section 5.1(h)(ii) and (iv)(6), as provided by the Collateral Manager;

(ii) the identity, Dollar Purchase Price and Purchase Price of each Collateral Obligation acquired by any Borrower Party since the immediately preceding Daily Report;

(iii) the identity and sales price of each Collateral Obligation sold by any Borrower Party since the immediately preceding Daily Report;

(iv) the calculation of each of the following: (A) the Overcollateralization Ratio (and setting forth the percentage required to satisfy the Overcollateralization Ratio Test), (B) the General Advance Rate Test (and setting forth the percentage required to satisfy the General Advance Rate Test), (C) the Adjusted Advance Rate Test (and setting forth the percentage required to satisfy the Adjusted Advance Rate Test), (D) each element of the Collateral Quality Test (and setting forth the applicable number or percentage required to satisfy each such element of the Collateral Quality Test), (E) each Concentration Limit (and setting forth the percentage required to satisfy each such Concentration Limit), (F) the Market Value Ratio Test (and setting forth the percentage required to satisfy the Market Value Ratio Test) and (G) the Required Equity Investment (and setting forth the Minimum Equity Amount); and

(v) the aggregate amount of Interest Collections that has accrued on the Collateral Obligations and other assets of the Borrower Parties since the Closing Date.

(k) Separateness. Each Borrower Party shall (i) maintain books and records separate from any other Person, (ii) maintain its accounts separate from those of any other Person, (iii) not commingle its assets with those of any other Person, (iv) conduct its own business in its own name, (v) maintain separate financial statements (if any), (vi) pay its own liabilities out of its own funds, (vii) observe all corporate formalities and other formalities in its LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents), (viii) maintain an arm’s length relationship with its Affiliates, (ix) not have any employees, (x) not guarantee or become obligated for the debts of any other person or hold out its credit as being available to satisfy the obligations of others, (xi) not acquire obligations or securities of any of its Affiliates or (other than the Collateral) any other Person, (xii) allocate fairly and reasonably any overhead for shared office space or shared employees (if any), (xiii) use separate stationery, invoices and checks, (xiv) not pledge its assets for the benefit of any Person (other than the Collateral Custodian for the benefit of the Secured Parties) or make any loans or advance to any Person, (xv) hold itself out as separate from any other Person, including its Affiliates; provided that, the foregoing shall not bind the position of any Borrower Party for tax purposes, (xvi) correct any known misunderstanding regarding its separate identity; provided that, the foregoing shall not bind the position of any Borrower Party for tax purposes and (xvii) maintain adequate capital in light of its contemplated business operations.

(l) Independent Directors. The business of each Borrower Party must be managed by or under the direction of at least one director who must be a person who is not at the time of appointment and for the five years prior thereto has not been (i) a direct or indirect legal or beneficial owner of the Collateral Manager, any Equity Investor or any of their respective Affiliates (excluding de minimis ownership), (ii) a creditor, supplier, officer, manager, or contractor (other than an Independent director or manager) of the Collateral Manager, any Equity Investor or any of their respective Affiliates or (iii) a person (other than an Independent director or manager) who controls (whether directly, indirectly or otherwise) the Collateral Manager, any Equity Investor or any of their respective Affiliates or any creditor, supplier, officer, manager or contractor of the Collateral Manager, any Equity Investor or any of their respective Affiliates.

Section 5.2 Negative Covenants. Each Borrower Party covenants and agrees with the Lenders and the Administrative Agent that, during the Covenant Compliance Period, it shall not:

(a) sell, transfer, exchange or otherwise dispose of, pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist) any part of the Collateral, except for Permitted Liens and as otherwise expressly permitted by this Agreement (including, without limitation, the permitted transfer of any asset from the Borrower to a CLO Subsidiary in connection with an Approved Securitization);

(b) except in connection with any payment made to any Secured Party hereunder, claim any credit on, make any deduction from or dispute the enforceability of payment of the principal or Interest payable (or any other amount) in respect of the Outstanding Funded Loans (other than amounts withheld in accordance with the Code, FATCA, or any Applicable Laws of the State of Delaware or other applicable jurisdiction) or assert any claim against any present or future Lender, by reason of the payment of any Taxes levied or assessed upon any part of the Collateral;

(c) incur, assume or guarantee any Indebtedness, other than that created under this Agreement or, solely with respect to any CLO Subsidiary, in connection with an Approved Securitization, and the transactions contemplated hereby;

(d) without prejudice to clause (v) below, except as permitted by this Agreement, the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents) and each Equity Purchase Agreement, issue any additional membership interests, class of securities or issue any additional Preference Shares;

(e) except as permitted by this Agreement and, in each case, other than Permitted Liens, (i) permit the validity or effectiveness of this Agreement or the Lien of the Collateral Custodian granted hereunder to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Agreement, (ii) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on, extend to or otherwise arise upon or burden any part of the Collateral, any interest therein or the proceeds thereof or (iii) take any action that would permit the Lien of the Collateral Custodian to not constitute a valid first priority Lien on the Collateral;

(f) dissolve or liquidate in whole or in part, consolidate or merge with or into any other Person or transfer or convey substantially all of its assets to any Person, except (i) as permitted hereunder or (ii) as required by Applicable Law;

(g) pay any distributions other than in accordance with the Priority of Payments, the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents) and the Equity Purchase Agreement;

(h) permit the formation of any Subsidiary other than a CLO Subsidiary (and a Subsidiary of such CLO Subsidiary that will co-issue the securities to be issued in an Approved Securitization);

(i) conduct business under any name other than its own;

(j) have any employees (other than directors to the extent they are employees);

(k) sell, transfer, exchange or otherwise dispose of Collateral, enter into an agreement or commitment to do so, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by this Agreement;

(l) elect to be treated for U.S. federal income tax purposes as other than a domestic entity disregarded as separate from its sole regarded owner;

(m) (i) register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company or (ii) hold itself out to the public as a bank, insurance company or finance company or knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (A) any Tax, securities law or other filing or submission made to any Governmental Authority, (B) any application made to a rating agency or (C) qualification for any exemption from Tax, securities law or any other legal requirements;

(n) except as contemplated by the Transaction Documents, take any action, or conduct its affairs in a manner, that is likely to result in its or any CLO Subsidiary’s separate existence being ignored or in either’s assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other Insolvency Proceeding. Without limiting the foregoing, except as contemplated by the Certificate of Formation and the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents) or any Transaction Document, engage in any transaction with any member or shareholder, as applicable, (including any transaction that would constitute a conflict of interest) or pay dividends other than in accordance with the terms of this Agreement, the Certificate of Formation and the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents);

(o) (i) be a party to any agreement that does not include customary “non-petition” and “limited recourse” provisions or (ii) subject to Section 12.1, amend or eliminate such provisions in any agreement to which it is party, in each case except for (A) the Transaction Documents and (B) any agreements related to the purchase, Sale, maintenance or investment of any Collateral that contain customary terms or are in the form of customary loan trading documentation;

(p) acquire or hold any Certificated Securities in bearer form;

(q) engage in any business or activity other than as contemplated by this Agreement or the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents);

(r) amend or permit the amendment of its Governing Documents without the prior written consent of the Administrative Agent;

(s) repurchase or agree to repurchase any Preference Share, Membership Interests, or redeem or agree to redeem any of the same, except as expressly set forth in the Equity Purchase Agreement or the LLC Agreement (or, with respect to any CLO Subsidiary, its applicable organizational documents);

(t) take any action (and shall use commercially reasonable efforts to prevent any action from being taken by others) that (i) would release any Person from any of such Person’s covenants or obligations under any Underlying Instrument included in the Collateral and (ii) is not in conformity with Section 5.3;

(u) sell, transfer, exchange, repurchase, redeem or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any of the ordinary shares of any Borrower Party; or

(v) take any action, agree to take any action, permit or agree to permit any Person other than the Initial Equity Investor to hold any Preference Shares or any Membership Interest(s) in the Borrower.

Section 5.3 Amendments, Modifications and Waivers to Collateral Obligations; Maturity Amendments. In the performance of its obligations hereunder:

(a) a Borrower Party (or the Collateral Manager on its behalf) may enter into any amendment, waiver of or supplement to any Underlying Instrument; provided that prior written consent of the Administrative Agent and the Controlling Parties is required if (i) an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement, (ii) such amendment, waiver or supplement, individually or together with all other such amendments, waivers and supplements, would result in a Material Adverse Effect or (iii) such amendment, waiver or supplement constitutes a Specified Change. Any Collateral Obligation that, as a result of any amendment, waiver or supplement thereto, ceases to qualify as a Collateral Obligation will thenceforth be treated as a Defaulted Obligation for so long as it remains unqualified to be a Collateral Obligation; and

(b) no Borrower Party nor the Collateral Manager on its behalf may vote in favor of a Maturity Amendment unless, after giving effect to such Maturity Amendment, the Weighted Average Life Test is satisfied; provided that the foregoing restriction does not apply to Credit Amendments representing up to 7.50% of the Collateral Principal Amount measured cumulatively since the Closing Date. In addition, notwithstanding anything to the contrary set forth herein, during and after the Aggregation Period, no Borrower Party nor the Collateral Manager on its behalf shall agree to any Maturity Amendment if, immediately following such Maturity Amendment, the stated maturity of such Collateral Obligation would be extended beyond the Facility Maturity Date.

ARTICLE VI

COLLATERAL MANAGEMENT

Section 6.1 Appointment of the Collateral Manager.

(a) Each Borrower Party appoints the Collateral Manager as its collateral manager and advisor with respect to the Collateral and authorizes the Collateral Manager to perform such services and take such actions on its behalf as are contemplated hereunder and to exercise such other powers as are delegated to the Collateral Manager hereunder, in each case together with such authority and powers as are reasonably incidental thereto. Except as set forth in the immediately succeeding sentence, the Collateral Manager may not delegate or assign any of its rights or obligations as Collateral Manager hereunder without the prior written consent of the Administrative Agent and the Equity Investors. Notwithstanding the preceding sentence, the Collateral Manager may, without the prior written consent of the Administrative Agent or the Equity Investors, assign and delegate its rights and obligations as Collateral Manager hereunder to any of its Affiliates, (b) to the surviving entity of a merger, consolidation or restructuring of the Collateral Manager, (c) subject to the consent of the Administrative Agent (such consent to not be unreasonably withheld) to any other entity; provided that such Affiliate, successor or transferee (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement, (iii) shall not cause any of the Borrower Parties or the pool of Collateral Obligations to become required to register under the provisions of the 1940 Act, (iv) by its appointment will not cause any of the Borrower Parties to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or subject to U.S. federal, state or local income tax on a net income basis (including any tax liability imposed under Section 1446 of the Code), (v) employs substantially similar personnel as the Collateral Manager (in expertise and experience) and (vi) has been subject to customary know-your-customer and anti-money laundering procedures, which the Administrative Agent has satisfactorily completed prior to such assignment or (d) if such delegation or assignment relates solely to rights or obligations that are ministerial in nature, any other Person. Promptly following any delegation or assignment pursuant to the immediately preceding sentence, the Collateral Manager shall provide written notice thereof to the Administrative Agent; provided that, in the case of clause (b) above, if such merger, consolidation or restructuring constitutes a Change-in-Control, then the consent of the Administrative Agent (not to be unreasonably withheld) is required prior to such assignment or delegation.

(b) In addition, the Collateral Manager may, without the consent of any Person, delegate to third parties (including without limitation its Affiliates) the duties assigned to the Collateral Manager under this Agreement, and employ third parties (including without limitation its Affiliates) to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower Parties, and to perform any of the Collateral Manager’s duties under this Agreement; provided that, the Collateral Manager shall not (i) delegate investment advice responsibilities, including (without limitation) asset selection, credit review and the negotiation and determination of the acquisition price of a Collateral Obligation to non-affiliates or (ii) be relieved of any of its duties under this Agreement regardless of the performance of any services by third parties.

Section 6.2 Services.

(a) Subject to and in accordance with the terms of this Agreement, the Collateral Manager agrees to direct the investment, reinvestment, management, Sale and purchase of the Collateral and to perform on behalf of each Borrower Party the duties that have been specifically delegated to the Collateral Manager in this Agreement.

(b) The Collateral Manager undertakes to provide each Borrower Party with the following services:

(i) directing the Sale of Collateral Obligations, Permitted Investments, Equity Securities and other Collateral in accordance with the terms of this Agreement;

(ii) directing the purchase of Collateral Obligations (including Additional Collateral Obligations) in accordance with the terms of this Agreement;

(iii) monitoring the Collateral on an ongoing basis and determining whether a Collateral Obligation has become a Defaulted Obligation, a Caa1 Obligation, an Excess Concentration Obligation or an Equity Security;

(iv) retaining or selling or disposing of any securities or other property (if other than Cash) received with respect to a Collateral Obligation, Permitted Investment, Equity Security or other Collateral;

(v) waiving or electing not to exercise remedies with respect to a Collateral Obligation, Permitted Investment, Equity Security or other Collateral (if applicable);

(vi) voting to accelerate, or rescinding the acceleration of, the maturity of any Defaulted Obligation;

(vii) if applicable, consenting to any proposed amendment, modification or waiver with respect to the Underlying Instruments of any Collateral Obligation, Permitted Investment, Equity Security or other Collateral;

(viii) if applicable, tendering a Collateral Obligation, Permitted Investment, Equity Security or other Collateral pursuant to an Offer;

(ix) preparing and delivering each Funding Notice and each Eligibility Criteria Compliance Certificate;

(x) providing, or causing to be provided, to each Borrower Party all information necessary in order to assist each Borrower Party with its preparation and delivery of each of the Required Reports; and

(xi) exercising any other rights or remedies with respect to a Collateral Obligation, Permitted Investment, Equity Security or other Collateral as provided in the related Underlying Instruments or taking any other action consistent with the terms of this Agreement and with the Standard of Care.

(c) The Collateral Manager shall select all Collateral Obligations to be acquired by each Borrower Party in accordance with the requirements of this Agreement.

(d) If any vote is solicited with respect to any Collateral Obligation or other Collateral, the Collateral Manager (on each Borrower Party’s behalf), shall vote or refrain from voting any such security in accordance with the terms of this Agreement and in a manner that is consistent with the Standard of Care. In addition, with respect to any Defaulted Obligation, the Collateral Manager (on each Borrower Party’s behalf) may instruct the trustee or agent for such Defaulted Obligation to enforce each Borrower Party’s rights under the Underlying Instruments governing such Defaulted Obligation or any Applicable Law in a manner that is consistent with the Standard of Care.

(e) The Collateral Manager has the power to negotiate, execute and deliver all necessary and appropriate documents and instruments on each Borrower Party’s behalf with respect to the Collateral, including any purchase, sale or participation agreement with respect to any Collateral, in each case as permitted by this Agreement.

(f) In furtherance of Section 6.2(a) through Section 6.2(e), each Borrower Party makes, constitutes and appoints the Collateral Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Collateral Manager reasonably deems appropriate or necessary in connection with the Collateral Manager’s powers and duties under this Agreement. To the extent permitted by Applicable Law, this grant of power of attorney is irrevocable and coupled with an interest and will survive and be unaffected by a subsequent dissolution or bankruptcy of each Borrower Party; provided that this grant of power of attorney will expire, and the Collateral Manager will cease to have any power to act as each Borrower Party’s attorney-in-fact, upon (i) termination of this Agreement in accordance with its terms or (ii) the occurrence of an event that constitutes Cause.

(g) Each Borrower Party shall execute and deliver to the Collateral Manager all such other powers of attorney, proxies, dividend and other orders, and shall furnish all such instruments, certificates and other documents, as the Collateral Manager may reasonably request for the purpose of enabling the Collateral Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. The Collateral Manager shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by each Borrower Party in order to effectuate the purposes of this Agreement and to facilitate compliance with Applicable Law and the terms of this Agreement.

(h) Each Borrower Party agrees to pay to the Collateral Manager on each Payment Date any accrued and unpaid Collateral Manager Reimbursable Expenses in accordance with the Priority of Payments.

(i) As consideration for the performance of the obligations of the Collateral Manager under this Agreement, the Borrower Parties shall pay to the Collateral Manager, pursuant to the Priority of Payments, the Collateral Management Fee then due and payable.

(j) The Collateral Manager will have no obligation to perform any duties other than those specifically delegated to or required to be performed by the Collateral Manager under this Agreement.

Section 6.3 Reports.

(a) Funding Notice. On each Funding Date and on each date on which an investment or reinvestment is made pursuant to Section 2.12(c), the Collateral Manager shall deliver on behalf of the Borrower a Funding Notice and an Eligibility Criteria Compliance Certificate, each prepared as of such date, to the Administrative Agent (with a copy to the Collateral Custodian).

(b) Other Reports. Upon the reasonable request of the Administrative Agent, the Collateral Manager shall provide such other information, records or reports reasonably available to it with respect to any Obligor or the Collateral.

(c) Monthly Loan File. On each Payment Date, the Collateral Administrator (on behalf of each Borrower Party) shall provide the Administrative Agent, the Collateral Custodian, the Collateral Manager, the Equity Investors and the Rating Agency a monthly loan tape (the “Monthly Loan File”), including a list of each of the following information fields for each Collateral Obligation: (i) Obligor; (ii) facility type; (iii) seniority; (iv) outstanding principal balance; (v) Moody’s rating; (vi) Moody’s Industry Classification Group of the Obligor; (vii) maturity date; (viii) rate index; (ix) interest rate; (x) Market Value and (xi) Moody’s Market Value.

(d) Each obligation of the Collateral Manager to provide or furnish any information, records or reports under this Article VI is subject, where applicable, to (i) the Collateral Manager’s timely receipt of necessary information, reports, schedules and other data from the Person responsible for the delivery or preparation thereof (including without limitation, Obligors of the Collateral Obligations, the Administrative Agent and the Collateral Administrator) and (ii) any confidentiality restrictions with respect thereto; provided, that if the terms of any such confidentiality restrictions permit disclosure to a third party subject to notice of the confidential nature of the materials, or to the execution of a non-disclosure or confidentiality agreement, the Collateral Manager will provide access if the Administrative Agent acknowledges receipt and/or executes a confidentiality agreement, as applicable.

Section 6.4 Additional Activities of the Collateral Manager; Consent to Conflicts.

(a) Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in its customary businesses, or from rendering services of any kind to the Borrower Parties, the Administrative Agent, the Lenders or any other Person or entity to the extent permitted by applicable law and not expressly prohibited under this Agreement. Without prejudice to the generality of the foregoing, the Collateral Manager or any of its Affiliates and any directors, officers, partners, employees and agents of the Collateral Manager or its Affiliates may, among other things, and subject to any limits specified in this Agreement:

(i) serve as directors (whether supervisory or managing), partners, officers, employees, agents, nominees or signatories for the Borrower Parties or any issuer of any obligations included in the Collateral Obligations, to the extent permitted by their Governing Documents, as from time to time amended, or by any resolutions duly adopted by the Borrower, its Affiliates or any issuer of any obligations included in the Collateral Obligations, pursuant to their respective Governing Documents;

(ii) receive fees for services of any nature rendered to the issuer of any obligations included in the Collateral Obligations;

(iii) be retained to provide services to the Borrower Parties that are unrelated to this Agreement, and be paid therefor;

(iv) be a secured or unsecured creditor of, or hold an equity interest in, the Borrower Parties or any issuer of any obligation included in the Collateral Obligations;

(v) make a market in any Collateral Obligations; and

(vi) serve as a member of any “creditors’ committee” or informal workout group with respect to any obligation included in the Collateral Obligations which is, has become, or, in the Collateral Manager’s opinion, may become a Defaulted Obligation.

(b) It is understood that the Collateral Manager and any of its Affiliates have engaged (and expect to continue to engage) in other business and have furnished (and expect to continue to furnish) investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Collateral Obligations and which may own obligations or securities of the same class, or which are of the same type, as the Collateral Obligations or other obligations or securities of the Obligors or issuers of the Collateral Obligations. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral Obligations and the Borrower Parties. Nothing in this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, obligations or securities of the same kind or class, or obligations or securities of a different kind or class of the same Obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Borrower Parties.

(c) It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates or any member of their families or a Person advised by the Collateral Manager or its Affiliates may have an interest in a particular transaction or in obligations or securities of the same kind or class, or obligations or securities of a different kind or class of the same Obligor or issuer, as those whose purchase or sale the Collateral Manager may direct under this Agreement. If, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase or sell the same Collateral Obligation both for any of the Borrower Parties, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager or any Affiliate, the Collateral Manager will allocate such investment opportunities across such Persons for which such opportunities are appropriate in a manner it deems fair and equitable over time in accordance with (i) its internal conflicts of interest and allocation policies (as such policies and procedures may change from time to time in the sole discretion of the Collateral Manager) and (ii) any applicable law. The Borrower Parties agree that, in the course of managing the Collateral Obligations held by any of the Borrower Parties, the Collateral Manager may consider its relationships with other clients (including Obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Borrower Parties in view of such relationships.

(d) Unless the Collateral Manager determines in its sole discretion that such purchase or sale may be appropriate, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities or obligations of (i) Persons of which the Collateral Manager, its Affiliates or any of its or their officers, directors, partners or employees are directors or officers, (ii) Persons for which the Collateral Manager or any of its Affiliates acts as financial adviser or underwriter or (iii) Persons about which the Collateral Manager or any of its Affiliates has information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities or obligations in accordance with applicable law. The Collateral Manager shall not be obligated to utilize with respect to the Collateral Obligations any particular investment opportunity of which it becomes aware or to pursue any particular investment strategy.

Section 6.5 Standard of Care. The Collateral Manager shall perform its obligations hereunder with reasonable care using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and its other clients and which is consistent with the Collateral Manager’s customary and usual collateral management practices that it uses to manage comparable assets for its own account and for the account of others (and the performance by the Collateral Manager of its duties hereunder in accordance with the foregoing, the “Standard of Care”) except as expressly provided otherwise in this Agreement or under Applicable Law; provided that the Collateral Manager shall not be liable for any losses or damages resulting from any failure to satisfy the Standard of Care except to the extent that such failure would result in liability pursuant to Section 6.9 below. Without prejudicing the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder.

Section 6.6 Brokerage. If the Collateral Manager chooses to effect a transaction for the purchase or sale of a Collateral Obligation through a broker-dealer, the Collateral Manager shall use commercially reasonable efforts to obtain the best execution for all orders placed with respect to the Collateral Obligations, considering all circumstances (but, for the avoidance of doubt and without limiting the foregoing, with no obligation to obtain the lowest price) and in a manner permitted by law. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager. Such services may be furnished to the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations. Transactions may be executed as part of concurrent authorizations to purchase or sell the same investment for other accounts served by the Collateral Manager or its Affiliates. When these concurrent transactions occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

Section 6.7 Acquisitions from or Dispositions to the Collateral Manager and Related Parties. Subject to compliance with applicable laws and regulations and subject to this Agreement, the Collateral Manager may direct the Borrower to acquire a Collateral Obligation from, or sell a Collateral Obligation or Equity Security to, the Collateral Manager, any of its Affiliates or any client for whom the Collateral Manager or any of its Affiliates serve as investment advisor. Any such acquisition or disposition by any Borrower Party shall be made in accordance with the terms of this Agreement.

Section 6.8 Covenants of the Collateral Manager.

(a) The Collateral Manager shall not cause each Borrower Party to (i) hold itself out as willing to originate loans or enter into derivative contracts with customers, (ii) make a market in loans or (iii) otherwise breach any requirement set forth in Section 5.1(i).

(b) The Collateral Manager shall use commercially reasonable efforts to not cause any Borrower Party to take or omit to take any action if such action or inaction, as the case may be, would (i) violate any Applicable Law that could reasonably be expected to have a Material Adverse Effect or would not be permitted under each Borrower Party’s Governing Documents, (ii) result in an Event of Default, (iii) require the registration of each Borrower Party or the pool of Collateral as an “investment company” under the 1940 Act or (iv) violate the terms of this Agreement or any other Transaction Document.

(c) The Collateral Manager shall not change the conduct of its business or the location from which it performs its duties under this Agreement from the State of Delaware if such change in location would cause material adverse tax consequences to any Borrower Party.

(d) The Collateral Manager shall maintain in full force and effect all material consents of any Governmental Authority that it is required to obtain in relation to this Agreement and the other Transaction Documents and shall use commercially reasonable efforts to obtain any such material consents that become necessary in the future.

(e) The Collateral Manager shall comply in all material respects with all Applicable Laws in connection with the performance of its duties under this Agreement, except to the extent that a failure to so comply would not materially impair its ability to perform its duties under this Agreement and the other Transaction Documents to which it is a party.

(f) Promptly (but in any event within five Business Days) following an Authorized Officer of the Collateral Manager’s actual knowledge or receipt of written notice of the occurrence of any Default or Event of Default, the Collateral Manager shall provide the Borrower, the Administrative Agent, the Equity Investors and the Collateral Custodian with written notice of such occurrence. Such notice must include a written statement of an Authorized Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to take to remedy such Default or Event of Default.

(g) Promptly (but in any event within five Business Days) following an Authorized Officer of the Collateral Manager’s actual knowledge or receipt of written notice of the occurrence of any event constituting Cause, the Collateral Manager shall provide the Borrower, the Administrative Agent, the Equity Investors and the Collateral Custodian with written notice of such occurrence. Such notice must include a written statement of an Authorized Officer of the Collateral Manager setting forth the details (to the extent known by the Collateral Manager) of such event and the action, if any, that the Collateral Manager proposes to remedy such Cause.

(h) Promptly (but in any event within five Business Days) following an Authorized Officer of the Collateral Manager’s actual knowledge or receipt of written notice that any representation, warranty or certification previously made by the Collateral Manager is determined to have been incorrect or misleading in any material respect as of the date such representation, warranty or certification was made, the Collateral Manager shall provide each Borrower Party, the Administrative Agent, the Equity Investors and the Collateral Custodian with written notice thereof.

(i) The Collateral Manager shall cause any purchase or Sale of any Collateral to be effected on an arm’s-length basis. If such purchase or Sale is between each Borrower Party and any Related Party, the Collateral Manager shall cause such transaction to be (i) on economic and other material terms and conditions no less advantageous than would have governed such transaction were it negotiated on an arm’s-length basis with a Person that is not a Related Party, (ii) conducted in accordance with all Applicable Laws and (iii) if the proceeds from any such Sale (A) would be less than the product of (x) the Purchase Price of such Collateral multiplied by (y) the outstanding principal balance of such Collateral and (B) would result in a Loss Event, effected only upon receipt of written consent from the Administrative Agent and a Majority of the Equity Investors, except in connection with an Optional Termination which is not an Approved Securitization. The Collateral Manager and its Affiliates also may execute cross transactions and agency cross transactions (collectively, “Cross Transactions”) for each Borrower Party’s account in accordance with the Collateral Manager’s policies and the Advisers Act. Cross Transactions include inter-account transactions in which the Collateral Manager effects transactions for each Borrower Party’s account and other accounts managed by the Collateral Manager or its Affiliates. The Collateral Manager may deem that such Cross Transactions enable it to purchase or sell a block of Loans for each Borrower Party’s account at a set price, which could avoid unfavorable price movements created by entering the market with such purchase or sell order. The Borrower Parties acknowledge that the determination of any such economic benefit by the Collateral Manager is subjective and represents the Collateral Manager’s evaluation at the time that the Borrower Parties will be benefited by the relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. Cross Transactions also include transactions where the Collateral Manager or an Affiliate of the Collateral Manager acts as broker for both the applicable Borrower Party and the counterparty to the transaction. In such a Cross Transaction, the Collateral Manager may have conflicting division of loyalties and responsibilities, and the Collateral Manager, or any of its Affiliates, may receive commissions from both parties to such a transaction. The Borrower Parties authorize the Collateral Manager to execute Cross Transactions for the Borrower Parties’ account, and the Borrower Parties understand that such authorization is terminable at such Borrower Parties’ option, without penalty, effective upon receipt by the Collateral Manager of written notice from such Borrower Party. If any transaction described in this paragraph is subject to the disclosure and consent requirements of Section 206(3) of the Advisers Act, such requirements are satisfied with respect to the Borrower Parties and all securityholders thereof if disclosure is given to and consent obtained from such Borrower Parties’ board of directors.

(j) The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records must be accessible for inspection by a representative of the Administrative Agent or the Equity Investors at a mutually agreed time during normal business hours upon not less than ten Business Days’ prior notice; provided that, unless either (i) an Event of Default or (ii) an event constituting “Cause” with respect to the Collateral Manager has occurred and is continuing, such inspections shall be limited to no more than once per year.

(k) The Collateral Manager shall promptly furnish to the Borrower, the Administrative Agent and the Equity Investors such other information, documents, records or reports in its actual possession and reasonable control regarding the Collateral (including, without limitation in the case of each Obligor with respect to a Collateral Obligation, financial information (including any “Management Discussion and Analysis” provided by such Obligor), and other information as provided by such Obligor with respect to the applicable Underlying Instruments) or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties.

(l) Except to the extent related to any transaction permitted under this Agreement, the Collateral Manager shall not, without the prior written consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Corporate Trust Office, unless the Collateral Manager has given at least 30 days’ written notice to the Administrative Agent and the Equity Investors and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Custodian for the benefit of the Secured Parties in the Collateral.

(m) The Collateral Manager acknowledges and agrees (and each Collateral Manager Person is deemed to agree) that the obligations of the Borrower Parties hereunder to the Collateral Manager will be solely the corporate obligations of the Borrower Parties and the Collateral Manager has no recourse to any Affiliate of any Borrower Party or any other Person (including any of the shareholders, partners, directors, employees, agents, attorneys or advisors of the Borrower Parties or any of their Affiliates) with respect to any claims, losses, damages, liabilities, indemnities or other obligations arising in connection with any of transactions contemplated hereunder. Notwithstanding any other provision of this Agreement, the Collateral Manager’s recourse to the obligations of the Borrower Parties is limited to the Collateral as provided herein, and, upon the exhaustion of such Collateral, all obligations of and all claims against the Borrower Parties arising from this Agreement or any transactions contemplated hereby will be extinguished and will not thereafter revive. The provisions of this paragraph will survive termination of this Agreement for any reason whatsoever.

(n) The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement will be due and payable only in accordance with the Priority of Payments.

Section 6.9 Liability of the Collateral Manager.

(a) The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action or inaction of the Borrower Parties, the Administrative Agent or any Lender in following or declining to follow any advice, recommendation or direction of the Collateral Manager. Except as otherwise required by Applicable Law, the Collateral Manager and any of its Affiliates, employees, shareholders, members, partners, assigns, representatives or agents (each such individual or entity, a “Collateral Manager Person”) will not be liable to each Borrower Party, the Collateral Custodian, the Administrative Agent, any Lender or any other Person for any Indemnified Amounts incurred by reason of any act or omission or alleged act or omission error of judgment, mistake of law or for any claim, loss, liability, damage, judgments, assessments, settlement cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment in the performance of such Collateral Manager Person’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or of any omissions of the Collateral Manager, or for any decrease in the value of the Collateral or any other losses suffered by any party; provided, however, that the Collateral Manager will be liable for any Indemnified Amounts that arise by reason of any act or omission constituting bad faith, fraud, willful misconduct or gross negligence by any Collateral Manager Person in the performance of, or reckless disregard of, the Collateral Manager’s duties hereunder (a “Collateral Manager Breach”). This Section 6.9(a) shall survive the termination of this Agreement and the repayment of all amounts owing to any Person under any of the Transaction Documents.

(b) The Collateral Manager may rely in good faith upon, and will incur no obligation for any Indemnified Amounts for relying upon, (i) any authoritative source customarily used by firms performing services similar to those services provided by the Collateral Manager under this Agreement and (ii) the advice of nationally recognized counsel, accountants or other advisors as the Collateral Manager determines reasonably appropriate in connection with the services it is providing hereunder.

(c) In no event will the Collateral Manager be liable for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including lost profits), even if the Collateral Manager has been advised of the likelihood of such damages and regardless of the form of action in which such damages are sought. The Collateral Manager will have no liability for any Secured Party failing to follow its advice or recommendations.

Section 6.10 Indemnification.

(a) To the fullest extent permitted by Applicable Law, each Collateral Manager Person shall be held harmless and shall be indemnified by each Borrower Party for any Indemnified Amounts suffered by virtue of any acts or omissions or alleged acts or omissions arising out of the activities of such Collateral Manager Person in the performance of the Collateral Manager’s obligations hereunder or as a result of this Agreement, the other Transaction Documents or each Borrower Party’s ownership interest in any portion of the Collateral, except to the extent any such Indemnified Amount is determined in a final judgment by a court of competent jurisdiction to have arisen primarily as a result of a Collateral Manager Breach by such Collateral Manager Person. This Section 6.10(a) shall survive the termination of this Agreement and the repayment of all amounts owing to any Person under any of the Transaction Documents.

Notwithstanding anything contained in this Agreement to the contrary, any indemnification provided for in this Section 6.10(a) will be payable pursuant to the Priority of Payments.

(b) To the fullest extent permitted by Applicable Law, the Secured Parties and each of their respective Affiliates, shareholders, assigns, representatives, officers, directors, employees and agents (each such Person being an “Indemnitee”) shall be held harmless and shall be indemnified by the Collateral Manager for any Indemnified Amount suffered by an Indemnitee arising out of or as a result of any Collateral Manager Breach, except to the extent such Indemnified Amount arises out of or results from any act or omission of such Indemnitee constituting bad faith, fraud, willful misconduct or gross negligence. If any Indemnitee receives an indemnification payment from the Collateral Manager pursuant to this clause (b) (including a payment for costs and expenses incurred in defending a claim) and a final judgment by a court of competent jurisdiction holds that no Collateral Manager Breach occurred, such Indemnitee shall promptly repay such indemnification payment to the Collateral Manager.

Section 6.11 Removal or Resignation of the Collateral Manager.

(a) The Collateral Manager may (and shall, upon the written direction of the Controlling Parties) be removed for Cause (as defined below) by the Administrative Agent upon 20 days’ prior written notice to the Collateral Manager, each Borrower Party, the Collateral Custodian, the Equity Investors and the Lenders. “Cause” means the occurrence and continuation of any of the following events:

(i) willful violation or intentional breach by the Collateral Manager of any provision of this Agreement applicable to the Collateral Manager (other than a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);

(ii) a violation or breach by the Collateral Manager of any provision of this Agreement or any other Transaction Document to which it is a party (except for any such violations or breaches that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect it being understood that failure to meet any Concentration Limit, Collateral Quality Test, the Overcollateralization Ratio Test or the Market Value Ratio Test shall not constitute a breach or failure for purposes of this clause (ii)) and, if such violation or breach can be remedied, such violation or breach continues unremedied for a period of 30 days after the earlier of (a) the date on which the an Authorized Officer of the Collateral Manager receives written notice of such violation, breach or failure and (b) the date on which an Authorized Officer of the Collateral Manager acquires actual knowledge of such violation, breach or failure;

(iii) any representation, warranty or certification made or given in writing by the Collateral Manager (or any of its directors or officers) pursuant to this Agreement or any other Transaction Document to which it is a party proves incorrect in any respect when made or given, which error has a Material Adverse Effect and, if such error can be remedied, such error continues unremedied for a period of 30 days after the earlier of (a) the date on which an Authorized Officer of the Collateral Manager receives written notice of such error and (b) the date on which an Authorized Officer of the Collateral Manager acquires actual knowledge of such error;

(iv) an Insolvency Event occurs with respect to the Collateral Manager;

(v) the Collateral Manager resigns or assigns its rights or obligations as “Collateral Manager” hereunder to any Person without the prior written consent of each Lender, each Equity Investor and the Administrative Agent other than in accordance with Section 6.1;

(vi) one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess, in the aggregate, of $7,500,000 are rendered against the Collateral Manager;

(vii) the Collateral Manager makes payments of money in excess, in the aggregate, of $7,500,000 (excluding the portion of any such payments made from insurance proceeds) to settle any litigation, claim or dispute;

(viii) any Event of Default that results in the declaration of the Termination Date pursuant to Section 9.2(a) that results primarily from any material breach by the Collateral Manager of its obligations under any Transaction Document which breach or default is not cured within the applicable cure period specified thereunder (excluding any such Event of Default relating to a good faith dispute with respect to reasonable alternative courses of action or the meaning of any relevant provision under the Transaction Documents or any matter that is in the process of being reconciled in accordance with the applicable Transaction Documents);

(ix) either (i) the Collateral Manager is convicted by a U.S. court of a felony criminal offense with respect to its investment advisory services or (ii) any senior manager of the Collateral Manager having supervisory authority with respect to the Collateral or portfolio manager of the Collateral Manager having credit selection responsibilities with respect to the Collateral is indicted for fraud or a criminal offense materially related to the Collateral Manager’s investment advisory services (unless such individual is removed within 10 Business Days after the Collateral Manager obtains actual knowledge of such indictment);

(x) any Change-in-Control of the Collateral Manager to which the Administrative Agent has not consented (such consent not to be unreasonably withheld) within 30 Business Days after such Change-in-Control;

(xi) any other event that causes a Material Adverse Effect on (a) the business of the Collateral Manager, (b) the ability of the Collateral Manager to meet its obligations under this Agreement or any other Transaction Document to which it is a party or (c) the marketability of any securities to be issued in connection with a prospective Approved Securitization.

(b) Upon the removal of the Collateral Manager, all authority and power of the Collateral Manager under this Agreement will cease automatically and without action by any Person unless otherwise agreed by the Administrative Agent in its sole discretion.

Section 6.12 Replacement of the Collateral Manager.

(a) If the Collateral Manager is removed for Cause and the Administrative Agent elects to replace the Collateral Manager, the Administrative Agent shall, as soon as reasonably practicable, appoint a successor Collateral Manager. Unless an Event of Default has occurred and is continuing, if a Majority of the Equity Investors do not deliver a written notice of rejection within 10 days after the Administrative Agent delivers written notice of such appointment to the Equity Investors, the successor collateral manager selected by the Administrative Agent shall be appointed as the Collateral Manager; otherwise, the Administrative Agent shall continue to select other successors until the appointment of a successor that is not rejected by a Majority of the Equity Investors. Following the appointment of such successor, the Borrower (or such successor on the Borrower’s behalf) shall provide the Rating Agency with written notice thereof (with a copy to the Collateral Custodian).

(b) After any removal of the Collateral Manager for Cause and prior to the appointment of any successor Collateral Manager, the Collateral Manager shall (a) if so notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (b) as requested by the Administrative Agent (i) terminate some or all of its activities as Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion, (ii) provide such information as may be reasonably requested by the Administrative Agent to facilitate the transition of the performance of such activities to the successor Collateral Manager or any agent thereof and (iii) take all other actions reasonably requested the Administrative Agent to facilitate the transition of the performance of such activities to the successor Collateral Manager.

(c) Prior to the effective appointment of any successor collateral manager in accordance with this Agreement, the event or circumstance giving rise to the removal of the Collateral Manager for Cause described above (other than pursuant to clause (iv) of the definition thereof) may be waived by a written approval of both the Administrative Agent (in its sole discretion) and a Majority of the Equity Investors (voting separately) as a basis for the removal of the Collateral Manager hereunder.

(d) No removal of the Collateral Manager will be effective until the date as of which a successor has been appointed pursuant to this Section 6.12, and such successor has agreed in writing to assume all of the duties and obligations of the Collateral Manager.

(e) Notwithstanding anything to the contrary in this Section 6.12, each successor Collateral Manager shall satisfy the Successor Criteria. A successor Collateral Manager will satisfy the “Successor Criteria” if: (i) it has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager under this Agreement; (ii) it is legally qualified and has the capacity to act as Collateral Manager; (iii) its appointment would not cause or result in the Borrower becoming, or require the pool of Collateral to be registered as, an investment company under the Investment Company Act; and (iv) the Rating Agency, if any, has been notified of such successor Collateral Manager.

ARTICLE VII

THE COLLATERAL CUSTODIAN

Section 7.1 Designation of Collateral Custodian.

(a) Collateral Custodian. The role of Collateral Custodian will be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1. Until a successor Collateral Custodian is appointed in accordance with this Article VII, U.S. Bank is appointed as, and accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof and of the other Transaction Documents to which the Collateral Custodian is a party.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of written notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.9, the Collateral Custodian agrees that it shall terminate its activities as Collateral Custodian hereunder. Notwithstanding such termination, the Collateral Custodian will be entitled to receive all accrued and unpaid Collateral Custodian’s Fees and Administrative Expenses due and owing to it at the time of such termination.

(c) Secured Party. The Administrative Agent and the Lenders appoint U.S. Bank, in its capacity as Collateral Custodian, as their collateral custodian for purposes of perfection of a Lien on the Collateral. U.S. Bank, in its capacity as Collateral Custodian, accepts such appointment and agrees to perform the duties set forth in this Agreement.

Section 7.2 Certain Duties and Responsibilities.

(a) The Collateral Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement with respect to the Collateral Custodian. The powers conferred on the Collateral Custodian hereunder are solely to protect its interest in the Collateral and do not impose any fiduciary duty or other duty upon it to exercise any such powers. The Collateral Custodian will not be liable for any action taken or omitted under this

Agreement, except to the extent caused by the Collateral Custodian’s gross negligence, bad faith, fraud or willful misconduct, as determined in a final non-appealable judgment by a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event will the Collateral Custodian be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including lost profits, whether or not foreseeable, even if the Collateral Custodian has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(b) In the absence of bad faith on its part, the Collateral Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, documents, electronic communications or opinions furnished to the Collateral Custodian and conforming to the requirements of this Agreement; provided that, in the case of any such certificates, documents, electronic communications or opinions that are specifically required hereunder to be furnished to the Collateral Custodian, the Collateral Custodian will be obligated to examine the same to determine whether or not they substantially conform on their face to the requirements of this Agreement and shall promptly (within three Business Days in the case of a certificate furnished by the Collateral Manager) notify the delivering party if such certificate or opinion does not so conform. If a corrected form is not delivered to the Collateral Custodian within 15 days after notice of nonconformity from the Collateral Custodian, the Collateral Custodian shall notify the Administrative Agent, the Lenders and the Equity Investors. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person, and the Collateral Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(c) No provision of this Agreement will be construed to relieve the Collateral Custodian from liability for its own bad faith, grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this clause in no way limits the effect of clause (a) of this Section 7.2;

(ii) the Collateral Custodian is not liable for any error of judgment made in good faith by a Collateral Custodian Officer, unless it is proven that the Collateral Custodian was grossly negligent in ascertaining the pertinent facts;

(iii) the Collateral Custodian is not liable with respect to any action taken or omitted to be taken by it in good faith (A) in reliance upon the direction of each Borrower Party or the Collateral Manager pursuant to this Agreement or (B) in reliance upon the direction of the Administrative Agent relating to the time, method and place of pursuing any remedy available to the Collateral Custodian or exercising any trust or power conferred upon the Collateral Custodian pursuant to this Agreement; and

(iv) no provision of this Agreement requires the Collateral Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder if it has reasonable grounds to believe that repayment of such funds or satisfactory indemnity against such risk or liability is not reasonably assured to it.

(d) For all purposes of determining the Collateral Custodian’s responsibility and liability under this Agreement, the Collateral Custodian will not be deemed to have notice or knowledge of any Event of Default (other than an Event of Default described in Section 9.1(a)) unless a Collateral Custodian Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or a Collateral Custodian Officer of the Collateral Custodian has received written notice at the Corporate Trust Office of any event constituting an Event of Default and such notice references the Funded Loans generally, any Borrower Party or this Agreement. For purposes of determining the Collateral Custodian’s responsibility and liability hereunder, whenever reference is made to a Default or an Event of Default, such reference refers only to such a Default or an Event of Default of which the Collateral Custodian has actual knowledge or notice pursuant to any of the means described in this Section 7.2(d).

Section 7.3 Notice of Default. As soon as reasonably practicable (and in no event later than two Business Days) after the occurrence of any Default actually known to a Collateral Custodian Officer or after any declaration of acceleration has been made or delivered to a Collateral Custodian Officer of the Collateral Custodian pursuant to Section 9.2, the Collateral Custodian shall give notice to each Borrower Party, the Collateral Manager, the Administrative Agent, each Lender and each Equity Investor, as their names and addresses appear on Annex A, of all Defaults hereunder actually known to the Collateral Custodian Officer, unless such Default has been cured.

Section 7.4 Certain Rights of Collateral Custodian. Except as otherwise provided in this Article VII:

(a) the Collateral Custodian may conclusively rely upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document it believes in good faith to be genuine and signed or presented by the proper party or parties;

(b) any direction of a Borrower Party mentioned herein must be sufficiently evidenced by a Borrower Order;

(c) whenever in the administration of this Agreement the Collateral Custodian deems it desirable that an issue be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Custodian (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate from the appropriate party hereto;

(d) as a condition to taking or omitting to take any action hereunder, the Collateral Custodian may consult with counsel selected with due care and the advice or opinion of such counsel will be full and complete authorization and protection with respect to any such action taken or omitted to be taken by it in good faith and in accordance with such advice or opinion in the absence of its own bad faith, fraud gross negligence or willful misconduct;

(e) The Collateral Custodian will be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any Lender, unless the Administrative Agent or such Lender has provided to the Collateral Custodian security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees and expenses of agents, attorneys and accountants) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) subject to Section 7.2(b), the Collateral Custodian is not bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document, but the Collateral Custodian, in its discretion, may, and upon the written direction of the Administrative Agent or a Majority of the Equity Investors shall, make such further inquiry or investigation into such facts or matters as desired or directed, and the Collateral Custodian is entitled, on not less than five Business Days’ prior notice to each Borrower Party and the Collateral Manager, to examine the books and records relating to the Funded Loans, personally or by agent or attorney, at a mutually agreed time during each Borrower Party’s or the Collateral Manager’s normal business hours; provided that the Collateral Custodian shall, and shall cause its agents and attorneys to, hold in confidence all such information, except (i) to the extent its disclosure is required by Applicable Law or by any Governmental Authority and (ii) to the extent that the Collateral Custodian, in its sole discretion, determines in good faith that such disclosure is consistent with its obligations hereunder; provided further, that the Collateral Custodian may disclose any such information to its agents, attorneys and auditors on a confidential basis in connection with the performance of its responsibilities hereunder;

(g) the Collateral Custodian may execute any of its powers hereunder or perform any of its duties hereunder directly or by or through agents or attorneys, provided that the Collateral Custodian will not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or non-Affiliated attorney appointed with due care;

(h) the Collateral Custodian is not liable for any action it takes or omits to take, in good faith and that it reasonably believes is authorized or within its rights or powers hereunder in the absence of its bad faith, fraud, gross negligence or willful misconduct;

(i) subject to Section 7.2(b), nothing herein imposes an obligation on the part of the Collateral Custodian to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from any Borrower Party or the Collateral Manager;

(j) to the extent permitted by Applicable Law, the Collateral Custodian will not be required to give any bond or surety in respect of the execution of this Agreement or otherwise;

(k) the permissive rights of the Collateral Custodian to take or refrain from taking any actions enumerated in this Agreement will not be construed as a duty;

(l) the Collateral Custodian will not be deemed to have notice or knowledge of any matter unless a Collateral Custodian Officer has actual knowledge thereof or written notice thereof is received by a Collateral Custodian Officer of the Collateral Custodian at the Corporate Trust Office and such notice references the Funded Loans, each Borrower Party, the Collateral Obligations or this Agreement;

(m) in making or disposing of any investment as permitted by this Agreement, the Collateral Custodian is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or its Affiliate is acting as a subagent of the Collateral Custodian or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of U.S. Bank or any of its Affiliates qualify as Permitted Investments hereunder;

(n) the Collateral Custodian and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is payable or reimbursable under Section 7.6;

(o) to help fight the funding of terrorism and money laundering activities, the Collateral Custodian shall obtain, verify, and record the name, address, tax identification number and such other information with respect to the Borrower Parties as will allow the Collateral Custodian to identify the Borrower Parties, and the Collateral Custodian may also ask for any Borrower Party’s Governing Documents;

(p) the Collateral Custodian will not be liable for the actions or omissions of the Collateral Manager, any Borrower Party or the Administrative Agent and, subject to Section 7.2(b), the Collateral Custodian is under no obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or to verify or independently determine the accuracy of information received from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral;

(q) the Collateral Custodian has no (i) obligation to determine if a Collateral Obligation meets the criteria specified in the definition of Collateral Obligation or satisfaction of the Eligibility Criteria, (ii) discretion to select or make investments and is entitled to rely upon the investment directions of the Borrower Parties (or the Collateral Manager on their behalf) or (iii) obligation to determine whether any investment made hereunder qualifies as a Permitted Investment;

(r) the Collateral Custodian will not be liable for any delays or failures in the performance of its obligations hereunder, arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Custodian shall use reasonable best efforts that are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances;

(s) the Collateral Custodian has no responsibility (other than pursuant to Section 3.3(b) and Section 8.1(c)) and will have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the accuracy of any such financing statement, continuation statement, document or instrument or other notice, (iii) perfecting or maintaining the perfection of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection of any such lien or security interest; and

(t) neither the Collateral Custodian nor the Collateral Administrator will have any responsibility to any Borrower Party, the Administrative Agent or the Lenders hereunder to make any inquiry or investigation as to, and neither will have any obligation in respect of, the terms of any engagement of Independent accountants by any Borrower Party (or the Collateral Manager on behalf of any Borrower Party); provided, however, that the Collateral Custodian is hereby authorized and directed to execute any acknowledgment or other agreement with the Independent accountants required for the Collateral Custodian to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (x) acknowledgements regarding the sufficiency of procedures to be performed by the Independent accountants, (y) releases by the Collateral Custodian (on behalf of itself and the Lenders) of claims against the Independent accountants and acknowledgement of other limitations of liability in favor of the Independent accountants and (z) restrictions or prohibitions on the disclosure (including to the Lenders) of information or documents provided to it by such firm of Independent accountants. It is understood and agreed that the Collateral Custodian shall deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of a Borrower Party, and the Collateral Custodian will make no inquiry or investigation as to, and will have no obligation in respect of, the sufficiency, validity or correctness of such procedures. The Collateral Custodian will have no obligation to provide any letter agreement which adversely affects it in its individual capacity.

(u) The Collateral Custodian shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or any other Benchmark, Successor Rate or other applicable rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any, Benchmark Availability Event or any material disruption or other event relating to Term SOFR or any other Benchmark, (ii) any material disruption or other event relating to Term SOFR or any other Benchmark, (iii) to select, determine or designate any Benchmark, Successor Rate or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iv) to select, determine or designate any Successor Spread Adjustment or any other spread adjustment or other modifier to any Benchmark, Successor Rate or other replacement or successor rate or index or (v) to determine whether or what amendments or changes (including any Benchmark Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing.

(v) The Collateral Custodian shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Transaction Documents as a result of the unavailability of Term SOFR (or any other Benchmark, Successor Rate or other applicable rate) and the absence of any Benchmark, Successor Rate or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 7.5 Money Held for the Benefit of the Borrower, the Secured Parties or the Equity Investors. All payments of amounts due and payable to the Lenders hereunder are to be made from Available Funds in the Collection Accounts and any subaccounts thereof and must be made on behalf of the applicable Borrower Parties by the Collateral Custodian, who shall allocate all sums received for payment to the Lenders and the Equity Investors on each Payment Date and any date on which Outstanding Funded Loans are repaid pursuant to Section 2.3(b) among such Lenders or such Equity Investor as specified in the Payment Date Statement or Repayment Notice, as applicable. The Collateral Custodian agrees to hold any amounts held by it hereunder to the extent required herein for the benefit of the applicable Borrower Parties or the Secured Parties or the Equity Investors, as the case may be, until such time as such amounts are distributed in accordance with the terms of this Agreement and the Equity Purchase Agreement. The Collateral Custodian is under no liability for interest on any amounts received by it hereunder, except to the extent of (i) income or other gain actually received by the Collateral Custodian on Permitted Investments and (ii) income or other gain on investments which are deposits in or certificates of deposit of the Collateral Custodian in a commercial capacity.

Section 7.6 Compensation and Reimbursement.

(a) The Borrower Parties, jointly and severally, agree that, until the appointment of a successor Collateral Custodian or this Agreement is terminated and the Obligations are paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted), they shall pay the Collateral Custodian on each Payment Date (i) accrued and unpaid Collateral Custodian Fees for all services rendered by it hereunder (which compensation will not be limited by any provision of law relating to the compensation of a trustee of an express trust) and (ii) accrued and unpaid Administrative Expenses incurred by the Collateral Custodian. Without limiting the foregoing, the Collateral Custodian is entitled to the benefits of the indemnification and reimbursement provisions set forth in Section 6.10, Section 10.1 and Section 12.7, in each case in accordance with the terms of such provisions.

(b) The Collateral Custodian will receive amounts pursuant to this Section 7.6 pursuant to the Priority of Payments, only to the extent of Available Funds. Subject to Section 7.8, the Collateral Custodian shall continue to serve as Collateral Custodian under this Agreement notwithstanding the fact that the Collateral Custodian has not have received amounts due it hereunder; provided that nothing herein will impair or affect the Collateral Custodian’s rights under Section 7.8. If, on any Payment Date, Available Funds are insufficient to make any payment due and owing to the Collateral Custodian, the portion of such payment, if any, not so paid will be deferred and payable on the next Payment Date. The Borrower Parties’ obligations under this Section 7.6 will survive the termination of this Agreement and the resignation or removal of the Collateral Custodian pursuant to Section 7.8.

(c) To the extent that the entity acting as Collateral Custodian is acting as Securities Intermediary, or Collateral Administrator, or is an Affiliate of such entity acting as Securities Intermediary or Collateral Administrator, the rights, privileges, immunities and indemnities set forth in this Article VII also apply to its actions in such separate capacity.

Section 7.7 Collateral Custodian Required; Eligibility. There must at all times be a Collateral Custodian hereunder that is a Qualified Institution that (a) is not an Affiliate of any Borrower Party, (b) is authorized under Applicable Law to exercise corporate trust powers, (c) has a combined capital and surplus and undivided profits of at least $200,000,000, (d) is subject to supervision or examination by a federal or state authority, (e) has a long-term issuer rating of at least “A2” (and not on credit watch with negative implications) by Moody’s and (f) has an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.7, the combined capital and surplus of such organization or entity will be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Collateral Custodian’s ratings fall so that it is no longer a Qualified Institution, or if the Collateral Custodian otherwise ceases to be eligible in accordance with the provisions of this Section 7.7, it shall resign immediately in the manner and with the effect specified in Section 7.8 and Section 7.9. Upon the resignation of the Collateral Custodian pursuant to this Section 7.7, each Borrower Party shall use its reasonable commercial efforts to appoint a successor Collateral Custodian (with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed) in the manner specified in Section 7.8 within 30 calendar days.

Section 7.8 Resignation and Removal; Appointment of Successor.

(a) Notwithstanding anything to the contrary contained in this Agreement (including clauses (b) and (c) below), no resignation or removal of the Collateral Custodian and no appointment of a successor Collateral Custodian pursuant to this Article VII will become effective until the acceptance of such appointment by the successor Collateral Custodian under Section 7.9 and the assumption by such successor Collateral Custodian of the duties and obligations of the Collateral Custodian hereunder.

(b) The Collateral Custodian may resign at any time upon 90 days’ prior written notice to each Borrower Party, the Collateral Manager, each Rating Agency, the Administrative Agent, each Lender and each Equity Investor.

(c) The Collateral Custodian may be removed at any time by the Administrative Agent (i) upon ten Business Days’ notice or (ii) at any time if (A) an Event of Default has occurred and is continuing, or (B) the Collateral Custodian becomes incapable of acting or becomes the subject of an Insolvency Proceeding. Notice of any such removal shall be sent by the Administrative Agent to the Collateral Custodian, each Lender, each Borrower Party, each Rating Agency and the Collateral Manager and each Equity Investor.

(d) If the Collateral Custodian resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the position of Collateral Custodian for any reason (other than resignation), the Borrower shall, by written instrument executed by an Authorized Officer of the Borrower, a copy of which shall be delivered to each of the retiring Collateral Custodian, the successor Collateral Custodian, each Equity Investor and the Administrative Agent, promptly after becoming aware of such resignation, removal, incapacity or vacancy, appoint a successor Collateral Custodian satisfying the requirements of Section 7.7; provided that such successor Collateral Custodian may be appointed only upon the prior written consent of the Administrative Agent (which consent may not be unreasonably withheld, conditioned or delayed). In the case of a resignation by the Collateral Custodian, if no successor Collateral Custodian has been appointed and accepted such appointment pursuant to Section 7.9 within 90 days after notice of the Collateral Custodian’s resignation, the Administrative Agent shall appoint a successor Collateral Custodian satisfying the requirements of Section 7.7.

Section 7.9 Acceptance of Appointment by Successor. Each successor Collateral Custodian appointed hereunder must meet the requirements of Section 7.7 and shall execute, acknowledge and deliver to each Borrower Party and the retiring Collateral Custodian an instrument accepting such appointment. Upon delivery of the required instrument, the resignation or removal of the retiring Collateral Custodian will become effective and the successor Collateral Custodian, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Custodian. Notwithstanding the foregoing, upon a Borrower Party’s request, the Administrative Agent, the successor Collateral Custodian and such retiring Collateral Custodian shall (a) execute and deliver an instrument transferring all the rights, powers and trusts of the retiring Collateral Custodian to such successor Collateral Custodian, (b) duly assign, transfer and deliver all Collateral held by such retiring Collateral Custodian hereunder to such successor Collateral Custodian and (c) execute and deliver any further documents and instruments and take such further action as each Borrower Party may reasonably request in order to effect the transfer of the rights, powers, duties and obligations of the Collateral Custodian hereunder or with respect to the Collateral. Upon the request of any successor Collateral Custodian, the Borrower Parties shall execute any and all instruments more fully and certainly transferring and confirming all of such successor Collateral Custodian’s rights, powers and trusts.

Section 7.10 Merger, Conversion, Consolidation or Succession to Business of Collateral Custodian. Any organization or entity into which the Collateral Custodian is merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Custodian is a party or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Custodian will become the successor of the Collateral Custodian hereunder, without the execution or filing of any document or any further act on the part of any of the parties hereto.

Section 7.11 Certain Duties of Collateral Custodian Related to Possessory Collateral. The Collateral Custodian shall, until a successor Collateral Custodian is appointed or this Agreement is terminated and the Obligations are paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted), perform the following duties and obligations with respect to any Possessory Collateral:

(a) The Collateral Custodian shall take and retain custody of the Possessory Collateral for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Collateral Custodian for the benefit of the Secured Parties, except that in the case of any Possessory Collateral constituting original Underlying Instruments or Promissory Notes, subject to Section 7.11(e), the Collateral Custodian shall not be required to hold such Possessory Collateral until there has been executed an amendment to this Agreement or a separate document custody agreement for the custody of such Possessory Collateral to the Collateral Custodian’s reasonably satisfaction. Within ten Business Days after its receipt of any Possessory Collateral, the Collateral Custodian shall review such Possessory Collateral to confirm that it (i) has been executed and (ii) on its face reflects the original Principal Balance and the Obligor of the Collateral Obligation relating to such Possessory Collateral. In order to facilitate the foregoing, in connection with each delivery of Possessory Collateral to the Collateral Custodian hereunder, the Borrower (or the Collateral Manager on the Borrower’s behalf) shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format), upon which the Collateral Custodian may conclusively rely, containing information with respect to each Collateral Obligation relating to such Possessory Collateral, which information must include the original Principal Balance and Obligor for the related Collateral Obligation. Notwithstanding anything to the contrary herein, the Collateral Custodian will be under no duty or obligation to inspect, review or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized or appropriate for their represented purpose, that any assignment or endorsement is in proper form or that any document is other than what it purports to be on its face.

(b) All Possessory Collateral must be (i) kept in fire resistant vaults, rooms or cabinets at the Corporate Trust Office, (ii) placed together with an appropriate identifying label and maintained in such a manner so as to permit its retrieval and access and (iii) clearly segregated from any other documents or instruments held by the Collateral Custodian.

(c) The Collateral Custodian, upon the reasonable request of the Borrower or the Administrative Agent, shall provide a written report identifying each item of Possessory Collateral held by the Collateral Custodian as of the date of such request.

(d) In performing its duties hereunder, the Collateral Custodian shall act in accordance with this Agreement.

(e) Notwithstanding anything to the contrary herein, prior to the Borrower (or the Collateral Manager on its behalf) delivering to the Collateral Custodian any Possessory Collateral, the Borrower hereby covenants and agrees that it shall execute an amendment to this Agreement or enter into a form of document custody agreement with U.S. Bank National Association for the custody of such Possessory Collateral. For the avoidance of doubt, neither the Collateral Custodian, nor any of its Affiliates, shall be required to accept or hold Possessory Collateral constituting Promissory Notes or original Underlying Instruments until such form of amendment to this Agreement or document custody agreement satisfactory to U.S. Bank National Association has been executed and arrangement has been made for the payment of its fees in connection with such amendment or document custody agreement.

Section 7.12 Release and Return of Possessory Collateral. From time to time, as permitted by the terms of this Agreement, as appropriate for the administration, Sale or transfer of any of the Possessory Collateral, the Collateral Custodian is authorized (unless and until such authorization is revoked by the Administrative Agent upon the occurrence and during the continuance of an Event of Default), upon its receipt from the Collateral Manager of a written request for the release of any Possessory Collateral, to release the requested Possessory Collateral to the Collateral Manager within two Business Days after receipt of such request. All Possessory Collateral so released to the Collateral Manager must be held by the Collateral Manager in trust for the Collateral Custodian for the benefit of the Secured Parties in accordance with the terms of this Agreement, except to the extent that any such Possessory Collateral is sold, transferred or otherwise disposed of in connection with a transaction permitted by this Agreement. To the extent applicable, the Collateral Manager shall return any such released Possessory Collateral to the Collateral Custodian (i) promptly upon the request of the Administrative Agent or (ii) when the Collateral Manager’s need therefor no longer exists. Any Possessory Collateral delivered to the Collateral Custodian in error must be promptly returned to the applicable Borrower Party (or the Collateral Manager on its behalf) upon the written request of the Borrower (or the Collateral Manager on the Borrower’s behalf) or upon the Collateral Custodian becoming aware of such error.

Section 7.13 Agent for Secured Parties. With respect to the Lien of the Collateral Custodian created hereunder, the delivery of any Possessory Collateral to the Collateral Custodian will be deemed to be delivery to the Collateral Custodian as agent for the Secured Parties. In furtherance of the foregoing, the possession by the Collateral Custodian of any Possessory Collateral and the endorsement to or registration of such Collateral in the name of the Collateral Custodian are all undertaken by the Collateral Custodian in its capacity as agent for the Secured Parties.

Section 7.14 Certain Duties of Collateral Custodian Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Custodian does not receive any payment (or is unable to identify whether any payment consists of Principal Collections or Interest Collections) with respect to any Collateral Obligation (in each case to the extent the Collateral Custodian has received notice that such payment is due), (a) the Collateral Custodian shall promptly notify the Borrower, the Collateral Manager and the Equity Investors in writing and (b) unless such payment is received by the Collateral Custodian (or such Collections have been identified) within three Business Days after such notice (or the end of the applicable grace period for such payment, if longer), the Collateral Custodian shall request the applicable Obligor or designated paying agent, as applicable, to make such payment (or identify such Collections) as soon as practicable but in no event later than three Business Days after the date of such request. In the event that such payment is not made (or such Collections are not identified) within the applicable time period, the Collateral Custodian, subject to the provisions of this Article VII, shall take such reasonable action (at the Borrower’s expense) as the Collateral Manager directs in writing. Any such action will be without prejudice to any right to claim a Default or Event of Default under this Agreement. All Collections that the Collateral Custodian is unable to identify as Principal Collections or Interest Collections must be held in the Collection Account or the applicable subaccount thereof.

Section 7.15 Electronic Transmissions. The Collateral Custodian agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, or other similar unsecured electronic methods, provided, however, that any Person providing such instructions or directions has provided to the Collateral Custodian an incumbency certificate listing designated individuals, which incumbency certificate must be amended and replaced whenever a designated individual is to be added or deleted from the listing. If any Borrower Party, the Collateral Manager or the Administrative Agent elects to give the Collateral Custodian e-mail (or instructions by a similar electronic method), the Collateral Custodian’s understanding of such instructions will be controlling. The Collateral Custodian will not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Custodian’s reliance upon and compliance with such instructions notwithstanding that such instructions may conflict with or be inconsistent with a subsequent written instruction. The Borrower Parties, the Collateral Manager and the Administrative Agent agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Custodian, including the risk of the Collateral Custodian acting on unauthorized instructions and the risk of interception and misuse by third parties.

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Grant of Security Interest.

(a) This Agreement constitutes a security agreement, and the Funded Loans made hereunder constitute secured loans from the Lenders to the Borrower Parties under Applicable Law. The Borrower Parties convey, assign and grant to the Collateral Custodian, for the benefit of the Secured Parties, a lien and continuing security interest in all of their right, title and interest in, to and under all Collateral, whether now existing or hereafter arising or acquired by them, and wherever located, to secure the prompt and complete payment and performance in full when due, whether by stated maturity, acceleration or otherwise, of the Obligations of the Borrower Parties, whether now or hereafter existing, due or to become due, direct or indirect or absolute or contingent. The powers conferred on the Collateral Custodian hereunder with respect to the Collateral are solely to protect the Collateral Custodian’s interests in the Collateral for the benefit of the Secured Parties and do not impose any duty upon the Collateral Custodian to exercise any such powers. If any Borrower Party fails to perform or comply with any of its agreements contained herein with respect to the Collateral, the Collateral Custodian, at its option and at the direction of the Administrative Agent, may, but has no obligation to, itself perform or comply, or otherwise cause performance or compliance, with such agreement.

(b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in an assumption by the Collateral Custodian of any obligation of any Borrower Party or any other Person in connection with any or all of the Collateral or under any agreement or Underlying Instrument. Anything herein to the contrary notwithstanding, (i) each Borrower Party will remain liable to perform all of its duties and obligations with respect to the Collateral to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Custodian for the benefit of the Secured Parties of any of its rights in the Collateral will not release any Borrower Party from any of its duties or obligations with respect to the Collateral, (iii) the Collateral Custodian will not have any obligations or liability with respect to the Collateral by reason of this Agreement and (iv) the Collateral Custodian will not be obligated to perform any of the obligations or duties of any Borrower Party with respect to the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Each Borrower Party designates the Collateral Custodian as its agent and attorney in fact to prepare, execute and file any UCC financing statement, continuation statement and other instruments and take all other actions required hereunder; provided that such appointment will not impose upon the Collateral Custodian any of such Borrower’s obligations under Section 5.1(e). In executing and filing any continuation statements, the Collateral Custodian will be entitled to receive (at the Borrower’s expense), and conclusively rely upon, an Opinion of Counsel as to the need to file, the dates by which such filings are required to be made, the jurisdictions in which such filings are to be made and the form and content of such filings. Each Borrower Party further authorizes and shall cause its United States counsel, or counsel to the Administrative Agent, as applicable, to file UCC financing statements that names the applicable Borrower Party as debtor and the Collateral Custodian, for the benefit of the Secured Parties, as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Custodian has a grant of security hereunder.

Section 8.2 Release of Lien on Collateral.

(a) At the same time as (i) any Collateral Obligation expires by its terms or is prepaid in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the applicable Collection Account or any subaccount thereof, (ii) any Collateral Obligation has been the subject of a Sale pursuant to Section 2.12(a) or (iii) this Agreement is terminated and the Obligations paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted), the Collateral Custodian, as agent for the Secured Parties, will, promptly following its receipt of a Borrower Order (which, if in connection with a Sale, may take the form of a trade confirmation), release its Lien on all or the relevant portion of the Collateral, which release, in the case of a termination of this Agreement, will occur simultaneously with the payment in full of the Obligations (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted). In connection with any such release, the Collateral Custodian, on behalf of the Secured Parties, shall, at the sole expense of the applicable Borrower Party, (A) execute and deliver to the applicable Borrower Party any assignments, bills of sale, termination statements and other releases and instruments as the applicable Borrower Party may reasonably request in writing in order to effect the release of the Collateral Custodian’s Lien on such Collateral, (B) deliver any portion of the Possessory Collateral to be released from its Lien to and at the written direction of the applicable Borrower Party and (C) otherwise take such actions as are necessary and appropriate to release the Lien of the Collateral Custodian for the benefit of the Secured Parties on the applicable portion of the Collateral to be released, in each case delivered to and at the written direction of the applicable Borrower Party (or the Collateral Manager on its behalf); provided that the Collateral Custodian, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any Collateral in connection with its release.

Section 8.3 Accounts.

(a) Each of the parties hereto agrees that each Account will be deemed to be a Securities Account. Each of the parties hereto agrees to cause the Collateral Custodian or any Securities Intermediary that holds any Cash or other Financial Asset for any Borrower Party to agree with the parties hereto that (i) the Cash and other property is to be treated as a Financial Asset and (ii) the jurisdiction governing the Accounts, all Cash and other Financial Assets credited to the Accounts and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) will, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, a Borrower Party, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or the Securities Intermediary that holds such Financial Asset in an Account.

(b) The Collateral Custodian shall not, except in accordance with this Agreement, permit the removal of any portion of the Collateral or transfer any Collateral from the Account or subaccount thereof to which it is credited, or cause or permit any change in the delivery made pursuant to Section 3.3 with respect to any Collateral, if, after giving effect thereto, the jurisdiction governing the perfection of the Collateral Custodian’s security interest in such Collateral is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel as to perfection of the Collateral Custodian’s security interest in the Collateral, in each case unless the Collateral Custodian has received an Opinion of Counsel to the effect that the lien and security interest in such property and the priority thereof created by this Agreement will continue to be maintained after giving effect to such action or actions.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default. The following events are events of default (“Events of Default”) hereunder:

(a) any Borrower Party fails to make any payment of interest when due under this Agreement on any Payment Date and such failure is not cured within a period of five (5) Business Days; provided that, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Manager or the Collateral Custodian, such default continues for a period of five (5) or more Business Days after a Borrower Party or the Collateral Custodian receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined);

(b) any Borrower Party fails to (i) make any other payment when due under any Transaction Document (subject to the application of the Priority of Payments with respect to any amounts so payable), or (ii) repay the Obligations in full on the Termination Date; provided that, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Custodian, such default continues for a period of five (5) or more Business Days after a Borrower Party or the Collateral Custodian receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined);

(c) any failure on the part of any Borrower Party to duly observe or perform in any material respect any of its covenants or agreements hereunder (other than those specifically addressed by a separate clause of this Section 9.1, it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limit, Collateral Quality Test, the Overcollateralization Ratio Test, the Market Value Ratio Test or the Minimum Equity Amount (except as set forth in clause (m) of this Section 9.1) is not an Event of Default), or pursuant to another Transaction Document to which any Borrower Party is a party, and, if such failure can be remedied, such failure continues unremedied for a period of 30 days after the earlier to occur of (i) the date on which any Borrower Party receives written notice of such failure and (ii) the date on which any Borrower Party acquires actual knowledge of such failure;

(d) the occurrence of an Insolvency Event with respect to any Borrower Party or the Collateral Manager;

(e) the commencement by any Borrower Party, the Collateral Manager or any Equity Investor of an Insolvency Proceeding with respect to any other such entity;

(f) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess, individually or in the aggregate, of $500,000 against any Borrower Party (excluding the amount of any payment made from insurance proceeds) and such Borrower Party shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms, or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal;

(g) any Borrower Party makes payments to settle any litigation, claim or dispute totaling more than $500,000 in the aggregate (excluding the portion of any such payments made from insurance proceeds);

(h) any material provision of any Transaction Document, or the Lien granted thereunder, in whole or in part, terminates, ceases to be effective or ceases to be the legally valid, binding and enforceable obligation of any Borrower Party (except, in each case, in accordance with its terms);

(i) any Borrower Party ceases to have a valid ownership interest in all of the Collateral Obligations or the Collateral Custodian ceases to have a first priority perfected Lien in any part of the Collateral, except as otherwise expressly permitted in accordance with the Transaction Documents;

(j) any Borrower Party or the pool of Collateral becomes required to register as an “investment company” within the meaning of the 1940 Act;

(k) any representation, warranty or certification made or deemed made by any Borrower Party in any Transaction Document or in any certificate delivered pursuant to any Transaction Document proves to have been incorrect in any material respect when made or deemed made and such error has a material adverse effect on the Lenders or a Material Adverse Effect, in either case continuing unremedied for a period of 30 days after the earlier to occur of (i) the date on which any Borrower Party receives written notice of such error and (ii) the date on which any Borrower Party acquires actual knowledge of such error;

(l) the failure of the Overcollateralization Ratio to equal or exceed 107.00%, and such failure continues after the related Cure Date;

(m) the failure of the Required Equity Investment to be maintained for more than two consecutive Business Days from the date on which any Borrower Party and the Equity Investors receive written notice thereof, and such failure continues after the related Cure Date;

(n) the occurrence and continuance of an event that constitutes Cause for the removal of the Collateral Manager and no successor Collateral Manager has been successfully appointed pursuant to Section 6.12 for a period of 45 days after the Administrative Agent delivers notice of removal in accordance with the terms of this Agreement; or

(o) any Borrower Party fails to provide a substantive non consolidation opinion of reputable counsel within 30 days after the Administrative Agent notifies such Borrower Party that, as a result of either (i) a change in Applicable Law or (ii) any Borrower Party, the Collateral Manager or an Equity Investor breaching any of its representations, warranties or covenants under any Transaction Document in any material respect, such Borrower Party may no longer qualify as a bankruptcy remote entity based upon customary criteria; or

(p) any Borrower Party fails to duly observe or perform in any material respect any of the covenants set forth in Section 5.2(n) such that, as a result of such failure, Milbank LLP or Allen & Overy LLP or another nationally recognized counsel experienced in such matters would not be able to render a legal opinion as to the substantive non-consolidation of the Borrower.

Section 9.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default (and subject to Section 6.12), the Administrative Agent may, and at the written request of the Controlling Parties shall, in each case by notice to the Borrower and the Equity Investors (with a copy to the Collateral Custodian), declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower

Parties) or (ii) the Aggregation Period to have terminated; provided that, in the case of any event involving any Borrower Party described in Section 9.1(c), all of the Obligations will become immediately due and payable in full (without presentment, demand, notice of any kind, all of which are expressly waived by the Borrower Parties) and the Termination Date will be deemed to have occurred automatically and without any further act by any Person upon the occurrence of any such event

(b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Custodian (for the benefit of the Secured Parties), acting at the direction of the Controlling Parties given through the Administrative Agent will have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights will be cumulative. In addition, each Borrower Party and the Collateral Manager (on the Borrower Parties’ behalf) agrees that, upon the occurrence and continuance of an Event of Default, they shall, at the Borrower Parties’ expense and upon request of the Collateral Custodian (acting at the direction of the Controlling Parties given through the Administrative Agent), forthwith, and notwithstanding anything in the Underlying Instruments to the contrary, (i) assemble all or any part of the Collateral as requested by the Collateral Custodian and make such Collateral available to the Collateral Custodian at a place to be designated by the Collateral Custodian and (ii) upon only such notice as specified in Section 9.2(c), sell (or facilitate the sale by Collateral Custodian of) the Collateral or any part thereof in one or more parcels at a public or private sale, in the over the counter market or at any exchange at any of the Collateral Custodian’s or the Administrative Agent’s offices or elsewhere, and upon such other terms and conditions as the Controlling Parties through the Administrative Agent may deem advisable in their sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Custodian (for the benefit of the Secured Parties), acting at the direction of the Controlling Parties given through the Administrative Agent will have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement prior to or at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. The Administrative Agent and the Lenders will have the right upon any such public sale or sales, and, to the extent permitted by Applicable Laws, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption of any Borrower Party, which right or equity of redemption is waived or released. To the extent permitted by Applicable Laws, each of Borrower Party and the Collateral Manager waives all claims, damages and demands it may acquire against the Administrative Agent, the Collateral Custodian or any Lender arising out of the exercise by such Secured Party of any of its rights hereunder, except for any claims, damages and demands it may have against the Administrative Agent, the Collateral Custodian or any Lender arising from the bad faith, fraud, willful misconduct or gross negligence of such Secured Party.

(c) Each Borrower Party shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Section 9.2 valid and binding and in compliance with any and all other requirements of Applicable Laws. Each of the Borrower Parties and the Collateral Manager agrees that the Collateral Custodian, in conducting sales pursuant to this Section 9.2, acting at the direction of the Controlling Parties given through the Administrative

Agent, will have the right, among other things, to (i) accept the first bid received, or decide to approach or not to approach any potential purchasers and (ii) conduct sales in a commercially reasonable manner (and that no Secured Party will incur any liability as a result of the sale of any Collateral, or any part thereof, pursuant to this Section 9.2 conducted in a commercially reasonable manner), it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value. Each of the Borrower Parties and the Collateral Manager waives any claims against the Secured Parties arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Custodian (for the benefit of the Secured Parties), acting at the direction of the Controlling Parties given through the Administrative Agent accepts the first bid received and does not offer any Collateral to more than one bidder; provided that such sale was conducted in a commercially reasonable manner. Without in any way limiting the Collateral Custodian’s right to conduct a foreclosure sale for the benefit of the Secured Parties in any manner which is considered commercially reasonable, each of the Borrower Parties and the Collateral Manager agrees that any foreclosure sale conducted in accordance with the following provisions will be considered a commercially reasonable sale, and each of the Borrower Parties and the Collateral Manager irrevocably waives any right to contest any such sale conducted in accordance with the following provisions: (1) it is conducted in the State of New York; (2) it is conducted in accordance with the laws of the State of New York in all material respects and (3) not more than 30 days before, and not less than 10 days in advance of such foreclosure sale, the Collateral Custodian (at the direction of the Administrative Agent) notifies the Borrower, the Equity Investors and the Collateral Manager at the address set forth herein of the time and place of such foreclosure sale. Each of the Borrower Parties and the Collateral Manager agrees that a breach of any of its covenants contained in this Section 9.2(c) will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.2(c) is specifically enforceable against the Borrower Parties and the Collateral Manager, and each of the Borrower Parties and the Collateral Manager waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement or any defense relating to a Secured Party’s bad faith, fraud, willful misconduct or gross negligence.

(d) Notwithstanding any other provision of this Section 9.2, in connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable (or automatic acceleration thereof) pursuant to this Section 9.2, (x) if any of ORCIC BC 9 LLC or its Affiliates is the Collateral Manager, the Collateral Manager (or any of its Affiliates) or (y) otherwise, the Equity Investors will have the right to purchase all of the Collateral Obligations by paying to the Collateral Custodian in immediately available funds, an amount equal to the amount necessary to pay the Obligations in full on the date of such purchase. If the Collateral Manager or any Affiliates (or the Equity Investors, as applicable) fail to exercise this purchase right prior to the day that is one Business Day prior to such sale pursuant to this Section 9.2, then the Collateral Manager and its Affiliates (or the Equity Investors, as applicable) will forfeit such right.

Section 9.3 Application of Cash Collected. Any Cash collected by the Collateral Custodian with respect to the Funded Loans pursuant to this Article IX and any Cash that may then be held or thereafter received by the Collateral Custodian with respect to the Obligations hereunder will be applied in accordance with the Sequential Pay Priority.

Section 9.4 Rights of Action. Notwithstanding any other provision of this Agreement or any other Transaction Document, but subject to Section 12.18, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent will have the right to institute any proceedings, judicial or otherwise, with respect to any Transaction Document or for the appointment of a separate receiver or Collateral Custodian or for any other remedy hereunder. Upon the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall institute proceedings and exercise remedies hereunder only at the direction of the Administrative Agent and, in taking any action as so directed, shall be indemnified against the costs, expenses and liabilities it incurs by complying with such request.

Section 9.5 Unconditional Rights of Lenders to Receive Principal and Interest.

(a) Notwithstanding any other provision in this Agreement, but subject to Section 12.8, each Lender has the right, which is absolute and unconditional, to receive payment of the portion of Obligations owing to it as such amounts become due and payable in accordance with the terms hereof and, subject to the provisions of Section 9.4 and Section 12.18, upon the occurrence and during the continuance of an Event of Default, to institute proceedings for the enforcement of any such payment. Each Lender’s rights as described in this Section 9.5(a) may not be impaired without the consent of such Lender.

(b) If collections in respect of the Collateral are insufficient, following realization of the Collateral and application of the proceeds thereof in accordance with the Priority of Payments, to make any payments due in respect of the Obligations, no other assets will be available for such deficiency and the obligations of the Borrower Parties to pay any such deficiency will be extinguished and will not thereafter revive.

Section 9.6 Restoration of Rights and Remedies. If the Collateral Custodian or any Lender has instituted any judicial proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Collateral Custodian or to such Lender, then, and in each such case, each Borrower Party, the Collateral Custodian and the Lenders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and all rights and remedies of the Secured Parties will continue as though no such proceeding had been instituted.

Section 9.7 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Custodian, the Administrative Agent or the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy provided hereunder or now or hereafter existing by law, in equity or otherwise. The assertion or employment of any right or remedy hereunder will not prevent the concurrent assertion or employment of any other available right or remedy.

Section 9.8 Delay or Omission Not Waiver. No delay or omission of the Collateral Custodian, the Administrative Agent or any Lender to exercise any right or remedy accruing upon the occurrence and during the continuance of any Event of Default will impair any such right or remedy or constitute a waiver of any such remedy or Event of Default or an acquiescence thereto. Every right and remedy granted by this Article IX or by Applicable Law to the Collateral Custodian, the Administrative Agent or the Lenders may be exercised from time to time and as often as may be deemed expedient by the Collateral Custodian, the Administrative Agent or the Lenders, as the case may be.

Section 9.9 Control by the Administrative Agent. Notwithstanding any other provision of this Agreement, the Administrative Agent will have the right to cause the institution of, and direct the time, method and place of pursuing, any remedy available to the Collateral Custodian or the exercise of any trust, right, remedy or power conferred on the Collateral Custodian, and the Collateral Custodian shall, without delay, implement such direction of the Administrative Agent; provided that such direction does not conflict with any rule of law or with this Agreement and the Collateral Custodian has been provided with indemnity reasonably satisfactory to it.

Section 9.10 Waiver of Stay or Extension Laws. Each Borrower Party covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement. To the extent that it may lawfully do so, each Borrower Party further expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Collateral Custodian, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.11 Power of Attorney. Each Borrower Party irrevocably appoints the Collateral Custodian its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement, upon the occurrence and during the continuance of an Event of Default, to (a) give any necessary receipts or acquittance for amounts collected or received hereunder, (b) make all necessary transfers of Collateral in connection with any sale or other disposition made pursuant hereto, (c) execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any sale or other disposition and (d) sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Each Borrower Party ratifies and confirms all that such attorney (or any substitute) lawfully does hereunder and pursuant hereto. In addition, if so requested by the Collateral Custodian upon the occurrence and during the continuance of an Event of Default, each Borrower Party shall ratify and confirm any sale or other disposition of Collateral made pursuant to the terms of this Agreement by executing and delivering to the Collateral Custodian or the applicable purchaser all proper bills of sale, assignments, releases and other instruments as may be requested. For the avoidance of doubt, upon the occurrence and during the continuance of an Event of Default, the power of attorney granted by the Borrower Parties pursuant to this Section 9.11 supersedes any other power of attorney or similar rights granted by the Borrower Parties to any other party (including the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Collateral Custodian’s exercise of its power of attorney hereunder.

Section 9.12 Collateral Custodian May Enforce Claims Without Possession of Revolving Notes. All rights of action and claims under this Agreement or any other Transaction Document may be prosecuted and enforced by the Collateral Custodian without the possession of any of the Revolving Notes or the production thereof in any legal or equitable proceeding, judicial or otherwise, and any such proceeding instituted by the Collateral Custodian will be brought in its own name as Collateral Custodian of an express trust and any recovery of judgment will be applied as set forth in the Sequential Pay Priority.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Borrower Parties.

(a) Without limiting any other rights that any Person may have hereunder or under Applicable Law, each Borrower Party, jointly and severally, shall indemnify the Administrative Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary, the Lenders and each of their respective Affiliates, assigns, officers, directors, employees and agents (collectively, the “Indemnified Parties”) from and against any and all damages, losses, judgments, claims, liabilities and related costs and expenses, including attorneys’ fees, expenses and disbursements and accountants’ fees and expenses, (including interest, penalties and additions thereto) (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party or any of them arising out of or as a result of or enforcement of this Agreement (whether brought by or involving a Borrower Party or any third party) or ownership of the Funded Loans under this Agreement or having an interest in the Collateral or in respect of any Collateral Obligation included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from bad faith, fraud, gross negligence or willful misconduct on the part of such Indemnified Party (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction). This Section 10.1(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Any amounts required to be paid pursuant to the indemnification provisions of this Section 10.1 must be paid or caused to be paid by the Borrower Parties to the applicable Indemnified Party on the Payment Date following such Indemnified Party’s demand therefor in accordance with the Priority of Payments.

(c) If for any reason the indemnification provided in this Section 10.1 is unavailable to any Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Borrower Parties shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits of this Agreement received by such Indemnified Party on the one hand and the Borrower Parties on the other hand, but also the relative fault of such Indemnified Party on the one hand and the Borrower Parties on the other hand, as well as any other relevant equitable considerations; provided that the Borrower Parties will not be required to contribute in respect of any Indemnified Amounts excluded by Section 10.1(a).

(d) In no event will the Borrower Parties be liable for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including lost profits), even if a Borrower Party has been advised of the likelihood of such damages and regardless of the form of action in which such damages are sought; provided that this sentence shall in no way limit or vitiate any obligations of the Borrower Parties to indemnify an Indemnified Party hereunder with respect to any claims brought by third parties for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including lost profits). The Borrower Parties will have no liability for any Indemnified Party failing to follow its advice or recommendations.

(e) The obligations of the Borrower Parties under this Section 10.1 will survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment. Each Secured Party appoints and authorizes the Administrative Agent as its agent and further authorizes the Administrative Agent to appoint additional agents (including the Collateral Custodian) to act on its behalf and for the benefit of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to enable any of them to exercise or enforce any of their respective rights hereunder. The Controlling Parties may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent will not be required to take any such incidental action hereunder, but will be required to act or to refrain from acting (and will be fully protected in acting or refraining from acting) upon the direction of the Controlling Parties; provided that the Administrative Agent will not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, would be in violation of any Applicable Law or contrary to any provision of this Agreement or any other Transaction Document, or would expose the Administrative Agent to liability hereunder or otherwise. If the Administrative Agent requests the consent of any Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a response from such Lender within ten Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have refused to consent to the applicable action.

Section 11.2 Standard of Care. The Administrative Agent shall exercise such rights and powers vested in it hereunder and by the other Transaction Documents using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 11.3 Administrative Agent’s Reliance, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees will be liable for any action taken or omitted to be taken by it as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its own bad faith, fraud, gross negligence or willful misconduct (as determined by pursuant to a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent (a) may consult with legal counsel (including counsel for the Borrower Parties), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts, (b) makes no warranties or representations and will not be responsible for any statements, warranties or representations made by any other Person in connection with this Agreement, (c) will not have any duty to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower Parties or the Collateral Manager or to inspect the property (including the books and records) of the Borrower Parties or the Collateral Manager, (d) will not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto and (e) will incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4 Credit Decision Without Reliance on the Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any of the Administrative Agent’s Affiliates, and based upon such documents and information as such Lender has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any of the Administrative Agent’s Affiliates, and based upon such documents and information as such Lender deems appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5 Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower Parties), ratably in accordance with such Lender’s Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable out-of-pocket expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided that the Lenders will not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable out-of-pocket expenses and disbursements resulting from the Administrative Agent’s bad faith, fraud, gross negligence or willful misconduct. The payment of amounts under this Section 11.5 will be on an after-Tax basis. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower Parties), ratably in accordance with such Lender’s Pro Rata Share, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder or thereunder. In no event will the Administrative Agent be liable for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including lost profits), even if the Administrative Agent has been advised of the likelihood of such damages and regardless of the form of action in which such damages are sought.

Section 11.6 Successor Administrative Agent. The Administrative Agent may resign upon at least five days’ prior written notice to each Lender, the Borrower, each Rating Agency, the Collateral Custodian and the Collateral Manager, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, and may be removed at any time with cause by the Controlling Parties acting jointly. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent (with the consent of the Borrower, so long as no Event of Default has occurred and is continuing). Each of the Borrower and the Lenders agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no successor Administrative Agent has been appointed and accepted such appointment within 30 days after the retiring Administrative Agent’s notice of resignation or the removal of the Administrative Agent, then the retiring or removed Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent must be either (a) a commercial bank with a combined capital and surplus of at least $50,000,000 organized under the laws of the United States or of any state thereof, (b) a Lender or (c) an Affiliate of such a bank or a Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent will be discharged from its duties and obligations under this Agreement. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI will continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. The Borrower Parties shall notify each Rating Agency of the appointment of any successor Administrative Agent (with a copy to the Collateral Custodian).

Section 11.7 Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent for the account of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their Pro Rata Shares on the Business Day such amounts were received by the Administrative Agent, unless such amounts are received after 12:00 noon, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the applicable Lenders on such Business Day, but, in any event, shall pay such amounts to such Lenders not later than the following Business Day.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendments and Waivers; Notices.

(a) Except in connection with the adoption of a Successor Rate or Benchmark Conforming Changes or as provided in Section 2.4(d) this Section 12.1(a), no amendment or other modification of any provision of this Agreement will be effective without (i) prior written notice to each Rating Agency and the Equity Investors (with a copy to the Collateral Custodian) and (ii) the written agreement of the Borrower, the Administrative Agent, the Collateral Manager, the Controlling Parties and a Majority of the Equity Investors (to the extent that the Equity Investors are materially and adversely affected thereby); provided that (x) any amendment or modification of this Agreement that is solely for the purpose of adding a Lender or procuring an Initial Rating may be effected without the written agreement of each Borrower Party, the Collateral Manager, any Equity Investor or any Lender and (y) any amendment or modification that materially adversely affects the rights or obligations of the Collateral Custodian requires the written agreement of the Collateral Custodian.

(b) No waiver of any provision of this Agreement and no consent by the Administrative Agent to any departure therefrom by any Borrower Party or the Collateral Manager shall be effective unless such waiver or consent shall be in writing from the Administrative Agent (with the consent of the Controlling Parties) and any such waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing.

(c) All notices, reports and other communications provided for hereunder must, unless otherwise stated herein, be in writing and mailed, emailed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as such party has designated in a written notice to the other parties hereto. All notices and communications delivered hereunder will be effective upon receipt or, in the case of (i) notice by mail, five days after deposit in the United States mail, first class postage prepaid and (ii) notice by e-mail, when communication of receipt is obtained.

Section 12.2 Ratable Payments. Each Secured Party agrees that if such Secured Party receives, whether by setoff or otherwise, any payment with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1 or Section 12.15) in a greater proportion than its Pro Rata Share, it will, promptly upon demand, purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase will be rescinded and the purchase price restored to the extent of such recovery (without interest).

Section 12.3 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Custodian, the Collateral Manager or any other Secured Party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and not exclusive of any other rights and remedies provided by law.

Section 12.4 Binding Effect; Benefit of Agreement. This Agreement is binding upon and will inure to the benefit of the Borrower Parties, the Collateral Manager, the Administrative Agent, the Collateral Custodian, the other Secured Parties and each of their respective successors and permitted assigns. Each Indemnified Party is an express third-party beneficiary of this Agreement. This Agreement, including each Borrower Party’s representations and covenants set forth in Articles IV and V and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and VI, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms and will remain in full force and effect during the Covenant Compliance Period; provided that (i) the indemnification and payment provisions of Article X will be continuing and survive (a) any termination of this Agreement and the repayment in full of the Obligations and (b) with respect to the rights and remedies of the Lenders under Article X, any sale by the Lenders of the Obligations hereunder and (ii) any other provision of this Agreement that expressly survives this Agreement’s termination or transfer will be continuing and survive in accordance with its terms.

Section 12.5 Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.6 Waivers. Each of the parties hereto irrevocably and unconditionally:

(a) submits itself and its Property (i) in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party and (ii) for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in New York County, the United States District Court for the Southern District of New York and any appellate courts therefrom;

(b) consents that any action or proceeding described in the foregoing clause (a) may be brought in such courts and waives any objection that it may now or hereafter have to the laying of venue in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any action or proceeding described in the foregoing clause (a) may be effected by registered or certified mail (or any substantially similar form of mail), postage prepaid; provided that nothing herein will affect the right to effect service of process in any other manner permitted by Applicable Law or limit the right to sue in any other jurisdiction;

(d) waives, to the maximum extent permitted by Applicable Law, any right it may have to claim or recover special, indirect, exemplary, punitive or consequential damages in any legal action or proceeding referred to in the foregoing clause (a); and

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY AGREEING TO ENTER INTO THIS AGREEMENT OR ACCEPTING ANY OF THE BENEFITS OF ANY TRANSACTION DOCUMENT.

Section 12.7 Costs and Expenses.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Borrower Parties agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Collateral Custodian and the other Secured Parties incurred in connection with (1) the preparation, execution, delivery, administration (including periodic auditing, to the extent required to be paid by the Borrower Parties pursuant to this Agreement), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Custodian and the other Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Collateral Custodian and the other Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (2) all reasonable and documented out-of-pocket costs and expenses, if any (including counsel fees and out-of-pocket expenses), incurred by the Administrative Agent, the Collateral Custodian or any other Secured Party in connection with the enforcement or potential enforcement of this Agreement, the Collateral Administration Agreement or the Securities Account Control Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) Notwithstanding anything to the contrary specified in Section 12.7(a), any amounts required to be paid pursuant to Section 12.7(a) shall be paid or caused to be paid by the Borrower Parties to the applicable Person on each Payment Date as an Administrative Expense in accordance with the Priority of Payments so long as demand therefor is made at least one Business Day prior to the applicable Payment Date.

Section 12.8 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Administrative Agent, any other Secured Party, the Borrower Parties, the Equity Investors or the Collateral Manager contained in this Agreement or any other agreement, instrument or document entered into pursuant hereto or in connection herewith exists against any incorporator, affiliate, stockholder, shareholder, officer, partner, member, manager, employee or director of such parties by virtue of (i) the enforcement of any assessment, (ii) any legal or equitable proceeding or (iii) any statute or otherwise. It is expressly agreed and understood that the agreements of the Administrative Agent, any other Secured Party, the Borrower Parties, the Equity Investors or the Collateral Manager contained in this Agreement and all of the other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely the corporate, partnership or limited liability company obligations of such parties and that no personal liability whatsoever will attach to or be incurred by any such party or any incorporator, stockholder, shareholder, affiliate, officer, partner, member, manager, employee or director thereof, and any and all personal liability of any such party and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director thereof for breaches by any such party of any such obligation, covenant or agreement, arising at common law or at equity, by statute, constitution or otherwise, is expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, shareholder, officer, employee, partner, member, manager or director of any Borrower Party or the Collateral Manager in the event of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, the obligations of the Borrower Parties hereunder from time to time and at any time are limited recourse obligations of the Borrower Parties, payable solely from proceeds of the Collateral available at such time and, following realization of the Collateral and application of the proceeds thereof in accordance with this Agreement, all obligations of and any claims against the Borrower Parties hereunder or in connection herewith will be extinguished and will not thereafter revive. Except as expressly provided in this Agreement, the foregoing provisions of this paragraph will not (i) prevent recourse to the Collateral for the sums due or to become due under this Agreement, the other Transaction Documents or any other document entered into in connection with the transactions contemplated thereunder or (ii) constitute a waiver, release or discharge of any Indebtedness or Obligation secured by this Agreement, in each case until the Collateral has been realized and the proceeds applied in accordance with this Agreement.

(c) No obligation or liability to any Obligor under any of the Collateral Obligations is intended to be assumed by the Administrative Agent and the other Secured Parties under or as a result of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

(d) The provisions of this Section 12.8 will survive the termination of this Agreement.

Section 12.9 Adequacy of Monetary Damages Against the Lenders and the Administrative Agent. Each of the Borrower Parties and the Collateral Manager acknowledges and agrees that (a) any and all claims, damages and demands against the Administrative Agent, any Lender or the Collateral Custodian arising out of, or in connection with, the exercise by the Administrative Agent, any Lender or the Collateral Custodian of rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (b) no irreparable harm will be caused to any Borrower Party or the Collateral Manager as a result of, or in connection with, any such claims, damages or demands and (c) no equitable or injunctive relief will be sought by any Borrower Party or the Collateral Manager as a result of, or in connection with, any such claims, damages or demands.

Section 12.10 Protection of Right, Title and Interest in the Collateral.

(a) The Borrower Parties (or the Collateral Manager on their behalf) shall cause this Agreement, all amendments hereto, all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Custodian for the benefit of the Secured Parties in the Collateral to be promptly recorded, registered and filed and at all times be recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the right, title and interest of the Collateral Custodian for the benefit of the Secured Parties in the Collateral.

(b) If any Borrower Party or the Collateral Manager fails to perform any of its material obligations hereunder, the Administrative Agent or any other Secured Party may (but is not be required to), upon five Business Days’ notice to each of the Borrower and the Collateral Manager, perform, or cause performance of, such obligation, and the Administrative Agent’s or such other Secured Party’s costs and expenses incurred in connection therewith will be payable by the Borrower Parties as Administrative Expenses.

(c) Without limiting the generality of the foregoing, the Borrower Parties (or the Collateral Manager on their behalf) shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the initial financing statement or any other financing statement filed pursuant to this Agreement or in connection with any Funded Loan hereunder, unless the Covenant Compliance Period has ended, authorize, execute, deliver and file (or cause to be filed) an appropriate continuation statement.

Section 12.11 Confidentiality.

(a) Each of the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Borrower Parties and the Collateral Manager shall maintain and cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein, including all information regarding the business and beneficial ownership of the Borrower Parties and the Collateral Manager and their respective businesses, except that each such party and its officers and employees may (i) disclose any such information to its external accountants, auditors, attorneys, investors, potential investors or other agents engaged by such party in connection with the transactions and Collateral Obligations contemplated herein and the agents of such Persons (“Excepted Persons”) provided that each Excepted Person must, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Collateral Manager and the Borrower Parties that such information will be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower Parties and the Collateral Manager and will be treated as confidential, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law or applicable regulatory authorities and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether at law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Transaction Documents. The financial terms that may not be disclosed except in compliance with this Section 12.11(a) include all fees and other pricing terms, all Events of Default, events constituting Cause and Priority of Payment provisions.

(b) Notwithstanding any contrary provision set forth herein, each of the Borrower Parties and the Collateral Manager consents to the disclosure of any of its nonpublic information (i) to the Administrative Agent, the Collateral Custodian or the other Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Custodian and the other Secured Parties to any prospective or actual assignee or participant of any of them provided that such Person agrees to hold such information confidential in accordance with the terms hereof and (iii) by the Administrative Agent and the other Secured Parties to any rating agency eligible to be the Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided that each such Person is informed of the confidential nature of such information and instructed to treat such information as confidential.

(c) Notwithstanding any contrary provision set forth herein, the foregoing will not be construed to prohibit disclosure (i) of any and all information that is or becomes publicly known other than as a result of a breach of any confidentiality obligation hereunder by the disclosing party, (ii) of any and all information (A) required to be disclosed by Applicable Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspects of the Administrative Agent’s, any other Secured Party’s or the Collateral Custodian’s or any of their Affiliates’ business, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration tribunal to which the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Collateral Manager or any Borrower Party or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by a Borrower Party or, to the extent information with respect to the Collateral

Manager is included therein, the Collateral Manager, (E) to any Affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Custodian having a need to know the same, (F) to any Person whose consent is required or to whom notice is required to be given in connection with a Borrower Party’s acquisition or disposition of any Collateral Obligation or any assignment thereof or (G) to any Person as required for USA PATRIOT Act or other “know your customer” purposes, provided that, in each case with respect to clauses (A) through (G) hereof, the disclosing party has advised the recipient of the confidential nature of the information being disclosed or (iii) of any other disclosure authorized by a Borrower Party or the Collateral Manager, as applicable.

(d) Notwithstanding any other provision of this Agreement, each of the Borrower Parties and the Collateral Manager has the right to keep confidential from the Administrative Agent, the Collateral Custodian and the other Secured Parties, for such period of time as such Person determines reasonable, (i) any information that such Person reasonably believes to be in the nature of trade secrets and (ii) any other information that such Person or any of its Affiliates, officers, employees or directors is required by law to keep confidential.

(e) Each of the Administrative Agent, the other Secured Parties and the Collateral Custodian shall keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.12 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement. Signature pages to this Agreement may be delivered by e-mail with a pdf copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. In case any provision in or obligation under this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not be affected or impaired in any way. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.13 Waiver of Setoff. Each of the parties hereto waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.14 Marshalling; Recapture. Neither the Administrative Agent, the Collateral Custodian nor any Lender will be under any obligation to marshal any assets in favor of any Borrower Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of a Borrower Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Borrower Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof which had been paid, reduced or satisfied by the amount so repaid, will be reinstated by the amount so repaid and will be included within the liabilities of such Borrower Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 12.15 Assignments by the Lenders.

(a) Each Lender may at any time assign, or grant a Lien or sell a participation interest in, or sell any Funded Loan (or portion thereof) made by it to any Person; provided that (i) the assignee is able to make the representations and warranties specified in Section 4.5 and (ii) in the case of an assignment of any Funded Loan (or any portion thereof), the assignee executes and delivers to (I) the Collateral Manager, the Borrower, the Administrative Agent and the Collateral Custodian a fully executed Joinder Supplement and Transferee Letter and (II) the Administrative Agent, a fully executed Assignment Agreement; provided further that, prior to the occurrence and continuance of an Event of Default, the consent of the Borrower shall be required for any such assignment (not to be unreasonably withheld, conditioned or delayed). The parties to any such assignment, grant or sale of a participation interest by a Lender must execute and deliver to the Administrative Agent for its acceptance and recording in its books and records any such agreement or document as may be satisfactory to such parties. No Borrower Party shall assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of its rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, neither the Lenders nor the Collateral Manager needs the prior consent of any party to consolidate with or merge into any other Person or convey or transfer substantially all of its assets or property, including any Funded Loan (or portion thereof) to any Person.

(b) The Administrative Agent, acting solely for this purpose as an agent of the Borrower Parties, shall maintain at one of its lending offices, a copy of each Joinder Supplement, Transferee Letter, Assignment Agreement or any other document or instrument evidencing an assignment, grant or sale of a participation pursuant to Section 12.15(a) delivered to it and a register for the recordation of the names and addresses of the Lenders and the Maximum Permitted Funded Amount of, and the principal amounts of (and stated interest on) the Outstanding Funded Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder pursuant to this Section 12.15 will not take effect until the recording by the Administrative Agent of the identity of the transferee in the Register. The entries in the Register will be conclusive absent manifest error, and the Borrower Parties, the Collateral Custodian, the Collateral Manager, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by each Borrower Party, the Collateral Custodian, the Collateral Manager and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Each Lender that grants a participation shall, acting solely for this purpose as an agent of the Borrower Parties, maintain a participant register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the Funded Loan or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the participant register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Funded Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the participant register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the participant register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 12.16 Headings and Exhibits. The headings herein are for purposes of reference only and do not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein constitute a part of this Agreement for all purposes.

Section 12.17 Domicile of Funded Loans. Each Lender may transfer and carry its Funded Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

Section 12.18 Non-Petition.

(a) Each of the parties hereto (including for the avoidance of doubt, the Administrative Agent and the Lenders) agrees for the benefit of the Borrower Parties that it will not institute against, or join any other Person in instituting against any Borrower Party any Insolvency Proceeding for at least one year (or, if longer, the applicable preference period then in effect) and one day after the later to occur of (i) the payment in full of all Obligations due and payable and (ii) if an Approved Securitization has taken place, the payment in full of any notes issued pursuant to such Approved Securitization. Subject to the availability of funds under the Priority of Payments, any Borrower Party shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Insolvency Proceeding commenced by any Person in violation of this Section 12.18(a) or otherwise. Each Borrower Party expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Insolvency Proceeding to enforce each and every covenant contained in this Section 12.18(a).

(b) Each Borrower Party irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.18, including the following powers: (i) to object to and seek to dismiss any Insolvency Proceeding relating to an Insolvency Event described in clause (i) of the definition thereof and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(c) The provisions of this Section 12.18 will survive the termination of this Agreement.

Section 12.19 Initial Rating.

(a) Each of the Borrower Parties and the Collateral Manager agrees that, at the Borrower’s expense, it shall cooperate with the Administrative Agent, and promptly provide, execute and/or deliver all further instruments and documents and take all further commercially reasonable action as the Administrative Agent may reasonably request, in order to obtain an Initial Rating from a Rating Agency.

(b) Notwithstanding anything to the contrary set forth herein, no provision contained herein requiring notice or reporting to the Rating Agency hereunder will be given force or effect until such time, if any, as the Rating Agency has issued an Initial Rating of the Funded Loans and/or the Revolving Notes.

Section 12.20 USA PATRIOT Act Notice. Each of the Collateral Custodian and each Lender hereby notifies each other party hereto that pursuant to the requirements of the USA PATRIOT Act, the Collateral Custodian or such Lender may be required to obtain, verify and record information that identifies such party, which information includes the name and address of such party and other information that will allow the Collateral Custodian or such Lender to identify such party in accordance with the USA PATRIOT Act.

Section 12.21 JV Agreement. The Collateral Manager is a wholly owned subsidiary of the Transferor. With the consent of the Administrative Agent (in its sole discretion), the Transferor may enter into an agreement (the “JV Agreement”), with one or more Persons (the “Approved Third-Party Member”) identified to the Borrower and the Administrative Agent prior to the date thereof to govern the Collateral Manager and create a joint venture between Owl Rock Core Income Corp. and the Approved Third-Party Member (such event, the “JV Transaction”).

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

ORCIC JV WH II LLC

By:
Name:
Title:

In the presence of:

Witness:
Name:

ORCIC BC 9 LLC

Revolving Loan Agreement

COLLATERAL MANAGER:

ORCIC BC 9 LLC

By:
Name:
Title:

ORCIC BC 9 LLC

Revolving Loan Agreement

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, in its capacity as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

LENDER:

ROYAL BANK OF CANADA, in its capacity as Lender

By:
Name:
Title:

By:
Name:
Title:

ORCIC BC 9 LLC

Revolving Loan Agreement

COLLATERAL CUSTODIAN:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Custodian

By:
Name:
Title:

ORCIC BC 9 LLC

Revolving Loan Agreement

Annex A

ORCIC JV WH II LLC,

as Borrower

399 Park Avenue, 38th Floor

New York, New York 10022

Attention: Accounting

All electronic dissemination of Notices should be sent to:

ORCIC BC 9 LLC,

as Collateral Manager

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Accounting

Telephone:

All electronic dissemination of Notices should be sent to:

ROYAL BANK OF CANADA,

as Administrative Agent

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

All electronic dissemination of Notices should be sent to:

RBCCM–CLOAdministration@rbc.com

with a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

All electronic dissemination of Notices should be sent to:

RBCCM–CLOAdministration@rbc.com

ROYAL BANK OF CANADA,

as Lender

200 Vesey Street

New York, New York 10281

Attention Richard Tantone All electronic dissemination of Notices should be sent to:

RBCCM–CLOAdministration@rbc.com

A-1

with a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

All electronic dissemination of Notices should be sent to:

RBCCM–CLOAdministration@rbc.com

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Collateral Custodian

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

Phone: (704) 335-2454

Email: Wellfleet_Chicago@usbank.com

For delivery of Possessory Collateral

U.S. Bank National Association

1555 N. River Center Drive, Suite 302,

Milwaukee, WI 53212

Reference: ORCIC JV WH II LLC

If to the Equity Investors, to the address set forth in each Equity Purchase Agreement or such other address as they have designated in a written notice to the other parties hereto.

A-2

Annex B

Lender	Maximum Permitted Funded Amount
Royal Bank of Canada	$500,000,000 (or such higher amount as such Lender may consent to in writing (in its sole discretion) upon the Borrower’s request)

B-1

Annex C

ROYAL BANK OF CANADA,

as Administrative Agent and as Lender

Wire Instructions:

Bank Name: JP Morgan Chase Bank

Routing No: 021000021

For account Royal Bank of Canada NY

Account # 920-1-033363

For further credit to: RBC NY Loans Department

Account# 2185999

Ref: ORCIC JV WH II LLC and reason for wiring funds

C-1

SCHEDULE I

To Loan and

Security Agreement

MOODY’S INDUSTRY CLASSIFICATION GROUPS

1.	Aerospace & Defense;

2.	Automotive;

3.	Banking, Finance, Insurance & Real Estate;

4.	Beverage, Food & Tobacco;

5.	Capital Equipment;

6.	Chemicals, Plastics & Rubber;

7.	Construction & Building;

8.	Consumer goods: Durable;

9.	Consumer goods: Non-durable;

10.	Containers, Packaging & Glass;

11.	Energy: Electricity;

12.	Energy: Oil & Gas;

13.	Environmental Industries;

14.	Forest Products & Paper;

15.	Healthcare & Pharmaceuticals;

16.	High Tech Industries;

17.	Hotel, Gaming & Leisure;

18.	Media: Advertising, Printing & Publishing;

19.	Media: Broadcasting & Subscription;

20.	Media: Diversified & Production;

21.	Metals & Mining;

S-I-1

22.	Retail;

23.	Services: Business;

24.	Services: Consumer;

25.	Sovereign & Public Finance;

26.	Telecommunications;

27.	Transportation: Cargo;

28.	Transportation: Consumer;

29.	Utilities: Electric;

30.	Utilities: Oil & Gas;

31.	Utilities: Water;

32.	Wholesale.

S-I-2

SCHEDULE II

To Loan and

Security Agreement

Moody’s Rating Definitions

“Assigned Moody’s Rating”: The monitored publicly available rating, the monitored estimated rating or the unpublished monitored rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised; provided that so long as the applicable Borrower Party (or the Collateral Manager on its behalf) applies for a new estimated rating, or renewal of an estimated rating, in a timely manner and provides the information required to obtain such estimate or renewal, as applicable, then pending receipt of such estimate or renewal, as applicable, (A) in the case of a request for a new estimated rating, (i) for a period of 90 days, such debt obligation will have an Assigned Moody’s Rating of “B3” for purposes of this definition if the Collateral Manager certifies to the Collateral Custodian that the Collateral Manager believes that such estimated rating will be at least “B3” and (ii) thereafter, such debt obligation will have an Assigned Moody’s Rating of “Caa3”, (B) in the case of an annual request for a renewal of an estimated rating, (i) the applicable Borrower Party for a period of 30 days after 12 months from the previous applicable credit estimate, shall continue using the previous estimated rating assigned by Moody’s with respect to such debt obligation until such time as Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation, (ii) after the expiration of such period as described in clause (i), for a period of 60 days thereafter, such prior estimated rating assigned by Moody’s will be adjusted down one subcategory until such time as Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation and (iii) at all times after the expiration of such 60-day period, but before Moody’s renews such estimated rating or assigns a new estimated rating, such debt obligation will be deemed to have an Assigned Moody’s Rating of “Caa3” and (C) in the case of a request for a renewal of an estimated rating following a material deterioration in the creditworthiness of the Obligor or a specified amendment, the applicable Borrower Party shall continue using the previous estimated rating assigned by Moody’s until such time as (x) Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation or (y) the criteria specified in clause (A) in connection with an annual request for a renewal of an estimated rating becomes applicable in respect of such debt obligation.

“CFR”: With respect to an obligor of a Collateral Obligation, if such obligor has a corporate family rating by Moody’s, then such corporate family rating; provided that if such obligor does not have a corporate family rating by Moody’s but any entity in the obligor’s corporate family does have a corporate family rating, then the CFR is such corporate family rating.

“Moody’s Default Probability Rating” means, with respect to any Collateral Obligation, as of any Measurement Date, the rating determined in accordance with the following methodology:

S-II-1

(a)	With respect to a Collateral Obligation (other than any DIP Loan), if the obligor of such Collateral Obligation has a CFR, then such CFR;
(b)

With respect to a Collateral Obligation (other than any DIP Loan) the rating of which is not determined pursuant to clause (a) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then such Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(c)

With respect to a Collateral Obligation (other than any DIP Loan) the rating of which is not determined pursuant to clauses (a) or (b) above, if the obligor of such Collateral Obligation has one or more senior secured obligations with an Assigned Moody’s Rating (other than any estimated rating), then the Moody’s rating that is one subcategory lower than the Assigned Moody’s Rating on any such senior secured obligation as selected by the Collateral Manager in its sole discretion;

(d)

With respect to a Collateral Obligation (other than any DIP Loan) the rating of which is not determined pursuant to clauses (a), (b) or (c) above, if a rating estimate has been assigned to such Collateral Obligation by Moody’s upon the request of a Borrower Party, the Collateral Manager or an Affiliate of the Collateral Manager, then the Moody’s Default Probability Rating is such rating estimate as long as such rating estimate or a renewal for such rating estimate has been issued or provided by Moody’s in each case within the 15 month period preceding the date on which the Moody’s Default Probability Rating is being determined; provided that if such rating estimate has been issued or provided by Moody’s for a period (x) longer than 13 months but not beyond 15 months, the Moody’s Default Probability Rating will be one subcategory lower than such rating estimate and (y) beyond 15 months, the Moody’s Default Probability Rating will be deemed to be “Caa3”;

(e)	With respect to any DIP Loan, the Moody’s Default Probability Rating of such Collateral Obligation is the rating which is one subcategory below the Assigned Moody’s Rating of such DIP Loan;

(f)

With respect to a Collateral Obligation the rating of which is not determined pursuant to any of clauses (a) through (e) above, at the election of the Collateral Manager, the Moody’s Derived Rating; and

(g)

With respect to a Collateral Obligation the rating of which is not determined pursuant to any of clauses (a) through (f) above, the Collateral Obligation will be deemed to have a Moody’s Default Probability Rating of “Caa3.”

For purposes of calculating a Moody’s Default Probability Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Moody’s Derived Rating” means, with respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating is determined as the Moody’s Derived Rating, the rating as determined in the manner set forth below:

(a)	(i) If such Collateral Obligation has an S&P rating, then by adjusting the S&P rating by the number of rating subcategories pursuant to the table below:

S-II-2

Type of Collateral Obligation	S&P Rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P Rating
Not Structured Finance Obligation	> “BBB-”	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Obligation	< “ BB+”	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(ii) if such Collateral Obligation is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will, at the election of the Collateral Manager, be determined in accordance with the table set forth in subclause (a)(i) above, and the Moody’s Derived Rating for purposes of clauses (a)(iv) and (b)(v) of the definition of Moody’s Rating and clause (f) of the definition of Moody’s Default Probability Rating (as applicable) of such Collateral Obligation in accordance with the methodology set forth in the following table (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (a)(ii):

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1

Senior secured obligation	less than B2	-2

Subordinated obligation	greater than or equal to B3	+1

Subordinated obligation	less than B3	0

or

(iii) if such Collateral Obligation is a DIP Loan, no Moody’s Derived Rating may be determined based on a rating by S&P or any other rating agency;

provided that the Aggregate Principal Balance of the Collateral Obligations that may have a Moody’s Rating derived from an S&P rating as set forth in sub-clauses (i) or (ii) of this clause (a) may not exceed 10.00% of the Collateral Principal Amount; or

S-II-3

(b)

if not determined pursuant to clause (a) above and such Collateral Obligation is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody’s or S&P, and if Moody’s has been requested by a Borrower Party, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Derived Rating of such Collateral Obligation for purposes of the definitions of Moody’s Rating or Moody’s Default Probability Rating will be (x) “B3” if the Collateral Manager certifies to the Collateral Custodian and the Collateral Administrator that the Collateral Manager believes that such estimate will be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (b) does not exceed 5.00% of the Collateral Principal Amount or (y) otherwise, “Caa3.”

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Moody’s Rating” means, with respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a)	With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan:

(i)	if such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(ii)	if such Collateral Obligation does not have an Assigned Moody’s Rating but the obligor of such Collateral Obligation has a CFR, then the Moody’s rating that is one subcategory higher than such CFR;

(iii)

if neither clause (i) nor (ii) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(iv)	if none of clauses (i) through (iii) above apply, at the election of the Collateral Manager, the Moody’s Derived Rating; and

(v)	if none of clauses (i) through (iv) above apply, the Collateral Obligation will be deemed to have a Moody’s Rating of “Caa3”; and

(b)	With respect to a Collateral Obligation other than a Moody’s Senior Secured Loan:

(i)	if such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(ii)

if such Collateral Obligation does not have an Assigned Moody’s Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

S-II-4

(iii)

if neither clause (i) nor (ii) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the obligor of such Collateral Obligation has a CFR, then the Moody’s rating that is one subcategory lower than such CFR;

(iv)

if none of clauses (i), (ii) or (iii) above apply, if such Collateral Obligation does not have an Assigned Moody’s Rating but the obligor of such Collateral Obligation has one or more subordinated debt obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(v)	if none of clauses (i) through (iv) above apply, at the election of the Collateral Manager, the Moody’s Derived Rating; and

(vi)	if none of clauses (i) through (v) above apply, the Collateral Obligation will be deemed to have a Moody’s Rating of “Caa3.”

For purposes of calculating a Moody’s Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Moody’s Senior Secured Loan” means:

(a)	A loan that

(i)	is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii)

(x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above is considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Collateral Manager determines in good faith that the value of the common stock of the subsidiary (or other Equity Interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by a Borrower Party has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

S-II-5

(iii)

the value of the collateral securing the loan together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; and

(b)	the loan is not:

(i)	a DIP Loan; or

(ii)

a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

S-II-6

SCHEDULE III

To Loan and

Security Agreement

COLLATERAL QUALITY MATRIX

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
1.	15	45%	2600	75%	2.88%
2.	20	45%	2600	75%	2.36%
3.	25	45%	2600	75%	2.00%
4.	30	45%	2600	75%	1.79%
5.	35	45%	2600	75%	1.63%
6.	40	45%	2600	75%	1.58%
7.	45	45%	2600	75%	1.55%
8.	50	45%	2600	75%	1.43%
9.	55	45%	2600	75%	1.33%
10.	60	45%	2600	75%	1.24%
11.	65	45%	2600	75%	1.19%
12.	15	46%	2600	75%	2.72%
13.	20	46%	2600	75%	2.23%
14.	25	46%	2600	75%	1.91%
15.	30	46%	2600	75%	1.69%
16.	35	46%	2600	75%	1.53%
17.	40	46%	2600	75%	1.49%
18.	45	46%	2600	75%	1.47%
19.	50	46%	2600	75%	1.36%
20.	55	46%	2600	75%	1.25%
21.	60	46%	2600	75%	1.19%
22.	65	46%	2600	75%	1.14%
23.	15	47%	2600	75%	2.50%
24.	20	47%	2600	75%	2.07%
25.	25	47%	2600	75%	1.73%
26.	30	47%	2600	75%	1.54%
27.	35	47%	2600	75%	1.40%
28.	40	47%	2600	75%	1.37%
29.	45	47%	2600	75%	1.33%
30.	50	47%	2600	75%	1.25%
31.	55	47%	2600	75%	1.16%
32.	60	47%	2600	75%	1.11%
33.	65	47%	2600	75%	1.07%
34.	15	48%	2600	75%	2.30%
35.	20	48%	2600	75%	1.90%
36.	25	48%	2600	75%	1.59%
37.	30	48%	2600	75%	1.41%

S-III-1

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
38.	35	48%	2600	75%	1.28%
39.	40	48%	2600	75%	1.24%
40.	45	48%	2600	75%	1.22%
41.	50	48%	2600	75%	1.15%
42.	55	48%	2600	75%	1.08%
43.	60	48%	2600	75%	1.05%
44.	65	48%	2600	75%	1.02%
45.	15	49%	2600	75%	2.08%
46.	20	49%	2600	75%	1.73%
47.	25	49%	2600	75%	1.44%
48.	30	49%	2600	75%	1.28%
49.	35	49%	2600	75%	1.17%
50.	40	49%	2600	75%	1.13%
51.	45	49%	2600	75%	1.11%
52.	50	49%	2600	75%	1.08%
53.	55	49%	2600	75%	1.04%
54.	60	49%	2600	75%	1.01%
55.	65	49%	2600	75%	1.00%
56.	15	50%	2600	75%	1.96%
57.	20	50%	2600	75%	1.62%
58.	25	50%	2600	75%	1.35%
59.	30	50%	2600	75%	1.19%
60.	35	50%	2600	75%	1.08%
61.	40	50%	2600	75%	1.05%
62.	45	50%	2600	75%	1.04%
63.	50	50%	2600	75%	1.02%
64.	55	50%	2600	75%	1.00%
65.	60	50%	2600	75%	0.97%
66.	65	50%	2600	75%	0.98%
67.	15	45%	2650	75%	3.00%
68.	20	45%	2650	75%	2.47%
69.	25	45%	2650	75%	2.11%
70.	30	45%	2650	75%	1.89%
71.	35	45%	2650	75%	1.74%
72.	40	45%	2650	75%	1.70%
73.	45	45%	2650	75%	1.66%
74.	50	45%	2650	75%	1.54%
75.	55	45%	2650	75%	1.44%
76.	60	45%	2650	75%	1.35%
77.	65	45%	2650	75%	1.29%
78.	15	46%	2650	75%	2.84%
79.	20	46%	2650	75%	2.35%
80.	25	46%	2650	75%	2.01%
81.	30	46%	2650	75%	1.80%

S-III-2

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
82.	35	46%	2650	75%	1.64%
83.	40	46%	2650	75%	1.61%
84.	45	46%	2650	75%	1.57%
85.	50	46%	2650	75%	1.46%
86.	55	46%	2650	75%	1.36%
87.	60	46%	2650	75%	1.29%
88.	65	46%	2650	75%	1.24%
89.	15	47%	2650	75%	2.62%
90.	20	47%	2650	75%	2.18%
91.	25	47%	2650	75%	1.84%
92.	30	47%	2650	75%	1.64%
93.	35	47%	2650	75%	1.50%
94.	40	47%	2650	75%	1.47%
95.	45	47%	2650	75%	1.43%
96.	50	47%	2650	75%	1.35%
97.	55	47%	2650	75%	1.26%
98.	60	47%	2650	75%	1.21%
99.	65	47%	2650	75%	1.17%
100.	15	48%	2650	75%	2.42%
101.	20	48%	2650	75%	2.00%
102.	25	48%	2650	75%	1.69%
103.	30	48%	2650	75%	1.51%
104.	35	48%	2650	75%	1.38%
105.	40	48%	2650	75%	1.34%
106.	45	48%	2650	75%	1.31%
107.	50	48%	2650	75%	1.25%
108.	55	48%	2650	75%	1.18%
109.	60	48%	2650	75%	1.15%
110.	65	48%	2650	75%	1.12%
111.	15	49%	2650	75%	2.19%
112.	20	49%	2650	75%	1.84%
113.	25	49%	2650	75%	1.54%
114.	30	49%	2650	75%	1.37%
115.	35	49%	2650	75%	1.26%
116.	40	49%	2650	75%	1.23%
117.	45	49%	2650	75%	1.21%
118.	50	49%	2650	75%	1.17%
119.	55	49%	2650	75%	1.14%
120.	60	49%	2650	75%	1.11%
121.	65	49%	2650	75%	1.10%
122.	15	50%	2650	75%	2.07%
123.	20	50%	2650	75%	1.72%
124.	25	50%	2650	75%	1.44%
125.	30	50%	2650	75%	1.29%

S-III-3

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
126.	35	50%	2650	75%	1.18%
127.	40	50%	2650	75%	1.15%
128.	45	50%	2650	75%	1.14%
129.	50	50%	2650	75%	1.11%
130.	55	50%	2650	75%	1.10%
131.	60	50%	2650	75%	1.09%
132.	65	50%	2650	75%	1.08%
133.	15	45%	2700	75%	3.14%
134.	20	45%	2700	75%	2.59%
135.	25	45%	2700	75%	2.23%
136.	30	45%	2700	75%	2.00%
137.	35	45%	2700	75%	1.83%
138.	40	45%	2700	75%	1.79%
139.	45	45%	2700	75%	1.75%
140.	50	45%	2700	75%	1.63%
141.	55	45%	2700	75%	1.53%
142.	60	45%	2700	75%	1.44%
143.	65	45%	2700	75%	1.38%
144.	15	46%	2700	75%	2.97%
145.	20	46%	2700	75%	2.47%
146.	25	46%	2700	75%	2.13%
147.	30	46%	2700	75%	1.90%
148.	35	46%	2700	75%	1.73%
149.	40	46%	2700	75%	1.70%
150.	45	46%	2700	75%	1.66%
151.	50	46%	2700	75%	1.55%
152.	55	46%	2700	75%	1.45%
153.	60	46%	2700	75%	1.38%
154.	65	46%	2700	75%	1.33%
155.	15	47%	2700	75%	2.75%
156.	20	47%	2700	75%	2.30%
157.	25	47%	2700	75%	1.95%
158.	30	47%	2700	75%	1.74%
159.	35	47%	2700	75%	1.59%
160.	40	47%	2700	75%	1.56%
161.	45	47%	2700	75%	1.52%
162.	50	47%	2700	75%	1.44%
163.	55	47%	2700	75%	1.35%
164.	60	47%	2700	75%	1.30%
165.	65	47%	2700	75%	1.26%
166.	15	48%	2700	75%	2.54%
167.	20	48%	2700	75%	2.12%
168.	25	48%	2700	75%	1.80%
169.	30	48%	2700	75%	1.61%

S-III-4

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
170.	35	48%	2700	75%	1.47%
171.	40	48%	2700	75%	1.44%
172.	45	48%	2700	75%	1.40%
173.	50	48%	2700	75%	1.34%
174.	55	48%	2700	75%	1.27%
175.	60	48%	2700	75%	1.24%
176.	65	48%	2700	75%	1.21%
177.	15	49%	2700	75%	2.31%
178.	20	49%	2700	75%	1.95%
179.	25	49%	2700	75%	1.65%
180.	30	49%	2700	75%	1.47%
181.	35	49%	2700	75%	1.35%
182.	40	49%	2700	75%	1.32%
183.	45	49%	2700	75%	1.29%
184.	50	49%	2700	75%	1.26%
185.	55	49%	2700	75%	1.23%
186.	60	49%	2700	75%	1.20%
187.	65	49%	2700	75%	1.19%
188.	15	50%	2700	75%	2.19%
189.	20	50%	2700	75%	1.83%
190.	25	50%	2700	75%	1.55%
191.	30	50%	2700	75%	1.38%
192.	35	50%	2700	75%	1.26%
193.	40	50%	2700	75%	1.24%
194.	45	50%	2700	75%	1.22%
195.	50	50%	2700	75%	1.20%
196.	55	50%	2700	75%	1.19%
197.	60	50%	2700	75%	1.18%
198.	65	50%	2700	75%	1.17%
199.	15	45%	2750	75%	3.30%
200.	20	45%	2750	75%	2.69%
201.	25	45%	2750	75%	2.33%
202.	30	45%	2750	75%	2.09%
203.	35	45%	2750	75%	1.92%
204.	40	45%	2750	75%	1.88%
205.	45	45%	2750	75%	1.82%
206.	50	45%	2750	75%	1.70%
207.	55	45%	2750	75%	1.59%
208.	60	45%	2750	75%	1.50%
209.	65	45%	2750	75%	1.44%
210.	15	46%	2750	75%	3.03%
211.	20	46%	2750	75%	2.52%
212.	25	46%	2750	75%	2.18%
213.	30	46%	2750	75%	1.96%

S-III-5

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
214.	35	46%	2750	75%	1.80%
215.	40	46%	2750	75%	1.79%
216.	45	46%	2750	75%	1.73%
217.	50	46%	2750	75%	1.62%
218.	55	46%	2750	75%	1.51%
219.	60	46%	2750	75%	1.44%
220.	65	46%	2750	75%	1.39%
221.	15	47%	2750	75%	2.81%
222.	20	47%	2750	75%	2.35%
223.	25	47%	2750	75%	1.99%
224.	30	47%	2750	75%	1.80%
225.	35	47%	2750	75%	1.66%
226.	40	47%	2750	75%	1.63%
227.	45	47%	2750	75%	1.59%
228.	50	47%	2750	75%	1.51%
229.	55	47%	2750	75%	1.41%
230.	60	47%	2750	75%	1.36%
231.	65	47%	2750	75%	1.32%
232.	15	48%	2750	75%	2.59%
233.	20	48%	2750	75%	2.17%
234.	25	48%	2750	75%	1.84%
235.	30	48%	2750	75%	1.66%
236.	35	48%	2750	75%	1.54%
237.	40	48%	2750	75%	1.54%
238.	45	48%	2750	75%	1.47%
239.	50	48%	2750	75%	1.42%
240.	55	48%	2750	75%	1.37%
241.	60	48%	2750	75%	1.33%
242.	65	48%	2750	75%	1.31%
243.	15	49%	2750	75%	2.42%
244.	20	49%	2750	75%	2.05%
245.	25	49%	2750	75%	1.75%
246.	30	49%	2750	75%	1.57%
247.	35	49%	2750	75%	1.45%
248.	40	49%	2750	75%	1.41%
249.	45	49%	2750	75%	1.37%
250.	50	49%	2750	75%	1.34%
251.	55	49%	2750	75%	1.32%
252.	60	49%	2750	75%	1.30%
253.	65	49%	2750	75%	1.29%
254.	15	50%	2750	75%	2.24%
255.	20	50%	2750	75%	1.87%
256.	25	50%	2750	75%	1.59%
257.	30	50%	2750	75%	1.45%

S-III-6

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
258.	35	50%	2750	75%	1.35%
259.	40	50%	2750	75%	1.33%
260.	45	50%	2750	75%	1.31%
261.	50	50%	2750	75%	1.30%
262.	55	50%	2750	75%	1.29%
263.	60	50%	2750	75%	1.28%
264.	65	50%	2750	75%	1.27%
265.	15	45%	2800	75%	3.45%
266.	20	45%	2800	75%	2.81%
267.	25	45%	2800	75%	2.46%
268.	30	45%	2800	75%	2.23%
269.	35	45%	2800	75%	2.08%
270.	40	45%	2800	75%	1.99%
271.	45	45%	2800	75%	1.98%
272.	50	45%	2800	75%	1.85%
273.	55	45%	2800	75%	1.74%
274.	60	45%	2800	75%	1.65%
275.	65	45%	2800	75%	1.58%
276.	15	46%	2800	75%	3.17%
277.	20	46%	2800	75%	2.66%
278.	25	46%	2800	75%	2.30%
279.	30	46%	2800	75%	2.10%
280.	35	46%	2800	75%	1.96%
281.	40	46%	2800	75%	1.90%
282.	45	46%	2800	75%	1.88%
283.	50	46%	2800	75%	1.76%
284.	55	46%	2800	75%	1.66%
285.	60	46%	2800	75%	1.58%
286.	65	46%	2800	75%	1.53%
287.	15	47%	2800	75%	2.95%
288.	20	47%	2800	75%	2.48%
289.	25	47%	2800	75%	2.12%
290.	30	47%	2800	75%	1.93%
291.	35	47%	2800	75%	1.81%
292.	40	47%	2800	75%	1.78%
293.	45	47%	2800	75%	1.74%
294.	50	47%	2800	75%	1.65%
295.	55	47%	2800	75%	1.55%
296.	60	47%	2800	75%	1.50%
297.	65	47%	2800	75%	1.46%
298.	15	48%	2800	75%	2.73%
299.	20	48%	2800	75%	2.29%
300.	25	48%	2800	75%	1.96%
301.	30	48%	2800	75%	1.80%

S-III-7

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
302.	35	48%	2800	75%	1.69%
303.	40	48%	2800	75%	1.63%
304.	45	48%	2800	75%	1.61%
305.	50	48%	2800	75%	1.56%
306.	55	48%	2800	75%	1.51%
307.	60	48%	2800	75%	1.47%
308.	65	48%	2800	75%	1.45%
309.	15	49%	2800	75%	2.55%
310.	20	49%	2800	75%	2.17%
311.	25	49%	2800	75%	1.87%
312.	30	49%	2800	75%	1.70%
313.	35	49%	2800	75%	1.60%
314.	40	49%	2800	75%	1.50%
315.	45	49%	2800	75%	1.46%
316.	50	49%	2800	75%	1.42%
317.	55	49%	2800	75%	1.40%
318.	60	49%	2800	75%	1.39%
319.	65	49%	2800	75%	1.38%
320.	15	50%	2800	75%	2.37%
321.	20	50%	2800	75%	1.99%
322.	25	50%	2800	75%	1.70%
323.	30	50%	2800	75%	1.58%
324.	35	50%	2800	75%	1.49%
325.	40	50%	2800	75%	1.42%
326.	45	50%	2800	75%	1.40%
327.	50	50%	2800	75%	1.39%
328.	55	50%	2800	75%	1.38%
329.	60	50%	2800	75%	1.37%
330.	65	50%	2800	75%	1.36%
331.	15	45%	2850	75%	3.57%
332.	20	45%	2850	75%	2.92%
333.	25	45%	2850	75%	2.57%
334.	30	45%	2850	75%	2.33%
335.	35	45%	2850	75%	2.16%
336.	40	45%	2850	75%	2.10%
337.	45	45%	2850	75%	2.06%
338.	50	45%	2850	75%	1.93%
339.	55	45%	2850	75%	1.82%
340.	60	45%	2850	75%	1.73%
341.	65	45%	2850	75%	1.66%
342.	15	46%	2850	75%	3.30%
343.	20	46%	2850	75%	2.77%
344.	25	46%	2850	75%	2.41%
345.	30	46%	2850	75%	2.19%

S-III-8

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
346.	35	46%	2850	75%	2.04%
347.	40	46%	2850	75%	2.00%
348.	45	46%	2850	75%	1.97%
349.	50	46%	2850	75%	1.85%
350.	55	46%	2850	75%	1.74%
351.	60	46%	2850	75%	1.66%
352.	65	46%	2850	75%	1.61%
353.	15	47%	2850	75%	3.07%
354.	20	47%	2850	75%	2.59%
355.	25	47%	2850	75%	2.22%
356.	30	47%	2850	75%	2.02%
357.	35	47%	2850	75%	1.89%
358.	40	47%	2850	75%	1.86%
359.	45	47%	2850	75%	1.82%
360.	50	47%	2850	75%	1.73%
361.	55	47%	2850	75%	1.63%
362.	60	47%	2850	75%	1.58%
363.	65	47%	2850	75%	1.54%
364.	15	48%	2850	75%	2.84%
365.	20	48%	2850	75%	2.40%
366.	25	48%	2850	75%	2.06%
367.	30	48%	2850	75%	1.89%
368.	35	48%	2850	75%	1.77%
369.	40	48%	2850	75%	1.72%
370.	45	48%	2850	75%	1.69%
371.	50	48%	2850	75%	1.64%
372.	55	48%	2850	75%	1.59%
373.	60	48%	2850	75%	1.55%
374.	65	48%	2850	75%	1.53%
375.	15	49%	2850	75%	2.66%
376.	20	49%	2850	75%	2.28%
377.	25	49%	2850	75%	1.97%
378.	30	49%	2850	75%	1.79%
379.	35	49%	2850	75%	1.67%
380.	40	49%	2850	75%	1.59%
381.	45	49%	2850	75%	1.53%
382.	50	49%	2850	75%	1.50%
383.	55	49%	2850	75%	1.48%
384.	60	49%	2850	75%	1.47%
385.	65	49%	2850	75%	1.46%
386.	15	50%	2850	75%	2.47%
387.	20	50%	2850	75%	2.09%
388.	25	50%	2850	75%	1.80%
389.	30	50%	2850	75%	1.67%

S-III-9

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
390.	35	50%	2850	75%	1.57%
391.	40	50%	2850	75%	1.51%
392.	45	50%	2850	75%	1.49%
393.	50	50%	2850	75%	1.47%
394.	55	50%	2850	75%	1.46%
395.	60	50%	2850	75%	1.45%
396.	65	50%	2850	75%	1.44%
397.	15	45%	2900	75%	3.71%
398.	20	45%	2900	75%	3.07%
399.	25	45%	2900	75%	2.69%
400.	30	45%	2900	75%	2.44%
401.	35	45%	2900	75%	2.27%
402.	40	45%	2900	75%	2.21%
403.	45	45%	2900	75%	2.16%
404.	50	45%	2900	75%	2.03%
405.	55	45%	2900	75%	1.93%
406.	60	45%	2900	75%	1.83%
407.	65	45%	2900	75%	1.77%
408.	15	46%	2900	75%	3.43%
409.	20	46%	2900	75%	2.89%
410.	25	46%	2900	75%	2.53%
411.	30	46%	2900	75%	2.30%
412.	35	46%	2900	75%	2.14%
413.	40	46%	2900	75%	2.11%
414.	45	46%	2900	75%	2.07%
415.	50	46%	2900	75%	1.95%
416.	55	46%	2900	75%	1.84%
417.	60	46%	2900	75%	1.77%
418.	65	46%	2900	75%	1.71%
419.	15	47%	2900	75%	3.19%
420.	20	47%	2900	75%	2.71%
421.	25	47%	2900	75%	2.33%
422.	30	47%	2900	75%	2.13%
423.	35	47%	2900	75%	1.99%
424.	40	47%	2900	75%	1.96%
425.	45	47%	2900	75%	1.92%
426.	50	47%	2900	75%	1.83%
427.	55	47%	2900	75%	1.73%
428.	60	47%	2900	75%	1.68%
429.	65	47%	2900	75%	1.64%
430.	15	48%	2900	75%	2.97%
431.	20	48%	2900	75%	2.52%
432.	25	48%	2900	75%	2.17%
433.	30	48%	2900	75%	1.99%

S-III-10

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
434.	35	48%	2900	75%	1.86%
435.	40	48%	2900	75%	1.82%
436.	45	48%	2900	75%	1.79%
437.	50	48%	2900	75%	1.74%
438.	55	48%	2900	75%	1.69%
439.	60	48%	2900	75%	1.65%
440.	65	48%	2900	75%	1.63%
441.	15	49%	2900	75%	2.78%
442.	20	49%	2900	75%	2.39%
443.	25	49%	2900	75%	2.08%
444.	30	49%	2900	75%	1.89%
445.	35	49%	2900	75%	1.77%
446.	40	49%	2900	75%	1.69%
447.	45	49%	2900	75%	1.63%
448.	50	49%	2900	75%	1.59%
449.	55	49%	2900	75%	1.58%
450.	60	49%	2900	75%	1.57%
451.	65	49%	2900	75%	1.56%
452.	15	50%	2900	75%	2.59%
453.	20	50%	2900	75%	2.21%
454.	25	50%	2900	75%	1.90%
455.	30	50%	2900	75%	1.77%
456.	35	50%	2900	75%	1.66%
457.	40	50%	2900	75%	1.60%
458.	45	50%	2900	75%	1.58%
459.	50	50%	2900	75%	1.57%
460.	55	50%	2900	75%	1.56%
461.	60	50%	2900	75%	1.55%
462.	65	50%	2900	75%	1.54%
463.	15	45%	3000	75%	3.97%
464.	20	45%	3000	75%	3.29%
465.	25	45%	3000	75%	2.91%
466.	30	45%	3000	75%	2.65%
467.	35	45%	3000	75%	2.47%
468.	40	45%	3000	75%	2.41%
469.	45	45%	3000	75%	2.36%
470.	50	45%	3000	75%	2.23%
471.	55	45%	3000	75%	2.12%
472.	60	45%	3000	75%	2.02%
473.	65	45%	3000	75%	1.95%
474.	15	46%	3000	75%	3.67%
475.	20	46%	3000	75%	3.12%
476.	25	46%	3000	75%	2.74%
477.	30	46%	3000	75%	2.51%

S-III-11

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
478.	35	46%	3000	75%	2.34%
479.	40	46%	3000	75%	2.31%
480.	45	46%	3000	75%	2.26%
481.	50	46%	3000	75%	2.14%
482.	55	46%	3000	75%	2.03%
483.	60	46%	3000	75%	1.95%
484.	65	46%	3000	75%	1.89%
485.	15	47%	3000	75%	3.43%
486.	20	47%	3000	75%	2.93%
487.	25	47%	3000	75%	2.54%
488.	30	47%	3000	75%	2.33%
489.	35	47%	3000	75%	2.18%
490.	40	47%	3000	75%	2.15%
491.	45	47%	3000	75%	2.11%
492.	50	47%	3000	75%	2.02%
493.	55	47%	3000	75%	1.92%
494.	60	47%	3000	75%	1.86%
495.	65	47%	3000	75%	1.82%
496.	15	48%	3000	75%	3.20%
497.	20	48%	3000	75%	2.73%
498.	25	48%	3000	75%	2.37%
499.	30	48%	3000	75%	2.18%
500.	35	48%	3000	75%	2.05%
501.	40	48%	3000	75%	2.01%
502.	45	48%	3000	75%	1.97%
503.	50	48%	3000	75%	1.92%
504.	55	48%	3000	75%	1.87%
505.	60	48%	3000	75%	1.83%
506.	65	48%	3000	75%	1.81%
507.	15	49%	3000	75%	3.01%
508.	20	49%	3000	75%	2.60%
509.	25	49%	3000	75%	2.28%
510.	30	49%	3000	75%	2.08%
511.	35	49%	3000	75%	1.95%
512.	40	49%	3000	75%	1.87%
513.	45	49%	3000	75%	1.81%
514.	50	49%	3000	75%	1.77%
515.	55	49%	3000	75%	1.75%
516.	60	49%	3000	75%	1.74%
517.	65	49%	3000	75%	1.73%
518.	15	50%	3000	75%	2.81%
519.	20	50%	3000	75%	2.41%
520.	25	50%	3000	75%	2.10%
521.	30	50%	3000	75%	1.95%

S-III-12

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
522.	35	50%	3000	75%	1.84%
523.	40	50%	3000	75%	1.78%
524.	45	50%	3000	75%	1.76%
525.	50	50%	3000	75%	1.75%
526.	55	50%	3000	75%	1.73%
527.	60	50%	3000	75%	1.72%
528.	65	50%	3000	75%	1.71%
529.	15	45%	3100	75%	4.20%
530.	20	45%	3100	75%	3.52%
531.	25	45%	3100	75%	3.11%
532.	30	45%	3100	75%	2.86%
533.	35	45%	3100	75%	2.70%
534.	40	45%	3100	75%	2.62%
535.	45	45%	3100	75%	2.59%
536.	50	45%	3100	75%	2.44%
537.	55	45%	3100	75%	2.32%
538.	60	45%	3100	75%	2.22%
539.	65	45%	3100	75%	2.15%
540.	15	46%	3100	75%	3.90%
541.	20	46%	3100	75%	3.33%
542.	25	46%	3100	75%	2.93%
543.	30	46%	3100	75%	2.72%
544.	35	46%	3100	75%	2.57%
545.	40	46%	3100	75%	2.52%
546.	45	46%	3100	75%	2.48%
547.	50	46%	3100	75%	2.35%
548.	55	46%	3100	75%	2.23%
549.	60	46%	3100	75%	2.15%
550.	65	46%	3100	75%	2.09%
551.	15	47%	3100	75%	3.65%
552.	20	47%	3100	75%	3.13%
553.	25	47%	3100	75%	2.73%
554.	30	47%	3100	75%	2.53%
555.	35	47%	3100	75%	2.40%
556.	40	47%	3100	75%	2.37%
557.	45	47%	3100	75%	2.32%
558.	50	47%	3100	75%	2.23%
559.	55	47%	3100	75%	2.12%
560.	60	47%	3100	75%	2.06%
561.	65	47%	3100	75%	2.01%
562.	15	48%	3100	75%	3.41%
563.	20	48%	3100	75%	2.92%
564.	25	48%	3100	75%	2.56%
565.	30	48%	3100	75%	2.38%

S-III-13

Grid #	Minimum Diversity Test	Minimum Weighted Average Moody’s Recovery Rate Test	Maximum Moody’s Rating Factor Test	General Advance Rate	Minimum Weighted Average Spread Test Level
566.	35	48%	3100	75%	2.27%
567.	40	48%	3100	75%	2.21%
568.	45	48%	3100	75%	2.19%
569.	50	48%	3100	75%	2.13%
570.	55	48%	3100	75%	2.07%
571.	60	48%	3100	75%	2.03%
572.	65	48%	3100	75%	2.00%
573.	15	49%	3100	75%	3.21%
574.	20	49%	3100	75%	2.79%
575.	25	49%	3100	75%	2.45%
576.	30	49%	3100	75%	2.28%
577.	35	49%	3100	75%	2.17%
578.	40	49%	3100	75%	2.07%
579.	45	49%	3100	75%	2.02%
580.	50	49%	3100	75%	1.97%
581.	55	49%	3100	75%	1.95%
582.	60	49%	3100	75%	1.94%
583.	65	49%	3100	75%	1.93%
584.	15	50%	3100	75%	3.00%
585.	20	50%	3100	75%	2.59%
586.	25	50%	3100	75%	2.27%
587.	30	50%	3100	75%	2.14%
588.	35	50%	3100	75%	2.05%
589.	40	50%	3100	75%	1.98%
590.	45	50%	3100	75%	1.97%
591.	50	50%	3100	75%	1.95%
592.	55	50%	3100	75%	1.93%
593.	60	50%	3100	75%	1.91%
594.	65	50%	3100	75%	1.90%

S-III-14

SCHEDULE IV

To Loan and

Security Agreement

MOODY’S DIVERSITY SCORE CALCULATION

Section I. Moody’s Diversity Score

The Moody’s Diversity Score is calculated as follows:

(i) An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all the Collateral Obligations issued by that issuer and all affiliates.

(ii) An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(iii) An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(iv) An “Aggregate Industry Equivalent Unit Score” is then calculated for each of Moody’s industry classification groups, shown on Schedule I, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(v) An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule I, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that, if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800

S-IV-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(vi) The Moody’s Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s industry classification group shown on Schedule I.

(vii) For purposes of calculating the Moody’s Diversity Score, affiliated issuers in the same Industry are deemed to be a single issuer except as otherwise agreed to by Moody’s.

S-IV-2

SCHEDULE V

To Loan and

Security Agreement

GICS INDUSTRY CLASSIFICATIONS

GICS Industry Name

Aerospace & Defense

Air Freight & Logistics

Airlines

Auto Components

Automobiles

Banks

Beverages

Biotechnology

Building Products

Capital Markets

Chemicals

Commercial Services & Supplies

Communications Equipment

Construction & Engineering

Construction Materials

Consumer Finance

Containers & Packaging

Distributors

Diversified Consumer Services

Diversified Financial Services

Diversified Telecommunication Services

Electric Utilities

Electrical Equipment

Electronic Equipment, Instruments & Components

Energy Equipment & Services

Entertainment

Equity Real Estate Investment Trusts (REITs)

Food & Staples Retailing

Food Products

Gas Utilities

Health Care Equipment & Supplies

Health Care Providers & Services

S-V-1

Health Care Technology

Hotels, Restaurants & Leisure

Household Durables

Household Products

Independence Power and Renewable Energy Producers

Industrial Conglomerates

Insurance

Interactive Media & Services

Internet & Direct Marketing Retail

IT Services

Leisure Products

Life Sciences Tools & Services

Machinery

Marine

Media

Metals & Mining

Mortgage Real Estate Investment Trusts (REITs)

Multiline Retail

Multi-Utilities

Oil, Gas & Consumable Fuels

Paper & Forest Products

Personal Products

Pharmaceuticals

Professional Services

Real Estate Management & Development

Road & Rail

Semiconductors & Semiconductor Equipment

Software

Specialty Retail

Technology Hardware, Storage & Peripherals

Textiles, Apparel & Luxury Goods

Thrifts & Mortgage Finance

Tobacco

Trading Companies & Distributors

Transportation Infrastructure

Water Utilities

Wireless Telecommunication Services

S-V-2

EXHIBITS

TO

REVOLVING LOAN AGREEMENT

Dated as of October 14, 2022

(ORCIC JV WH II LLC)

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Eligibility Criteria Compliance Certificate
EXHIBIT B	Form of Revolving Note
EXHIBIT C	Form of Officer’s Closing Certificate
EXHIBIT D	Form of Assignment of Underlying Instruments
EXHIBIT E	Form of Transferee Letter
EXHIBIT F	Form of Joinder Supplement
EXHIBIT G	Form of Assignment Agreement
EXHIBIT H	Form of CLO Subsidiary Joinder Supplement
EXHIBIT I	Form of Additional Securities Account Control Agreement
EXHIBIT J	Form of U.S. Tax Compliance Certificate
EXHIBIT K	Form of U.S. Tax Compliance Certificate
EXHIBIT L	Form of U.S. Tax Compliance Certificate
EXHIBIT M	Form of U.S. Tax Compliance Certificate

1

EXHIBIT A-1

To Revolving Loan

Agreement

FORM OF FUNDING NOTICE

[Date]

[BORROWER][CLO SUBSIDIARY]

Royal Bank of Canada

as the Administrative Agent

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

Email: RBCCM–CLOAdministration@rbc.com

With a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

Royal Bank of Canada

as Lender

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

Email: RBCCM–CLOAdministration@rbc.com

With a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

U.S. Bank Trust Company, National Association

as the Collateral Custodian and the Collateral Administrator

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

Phone: (704) 335-2454

Email: Wellfleet_Chicago@usbank.com

A-1-1

Re:	Revolving Loan Agreement dated as of October 14, 2022

Ladies and Gentlemen:

This Funding Notice (the “Funding Notice”) is delivered to you pursuant to Sections 2.2 and 3.2 of that certain Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, ORCIC JV WH II LLC, as the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

The undersigned, through its duly elected Authorized Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1.

The [Borrower][CLO Subsidiary][Collateral Manager on the Borrower Parties’ behalf] hereby request[s] a Funded Loan in the principal amount of $[_________]. Such Funded Loan shall be at least equal to $500,000 (or, in the case of any Funded Loan to be applied to fund a draw under any Delayed draw Loan, such lesser amount as may be requested to fund such draw or, if less, the Maximum Permitted Funded Amount hereunder) to be allocated to each Lender in accordance with its Pro Rata Share.

2.

[The Unfunded Exposure Amount with respect to the Revolving Loan[s] and/or Delayed Draw Loan[s] for which the Funded Loan is requested is $[_________]. The draw request[s] of the Obligor[s] on such Revolving Loan[s] and/or Delayed Draw Loan[s] [is][are] attached hereto.]

3.	The [Borrower][CLO Subsidiary] hereby request[s] that such Funded Loan be made on the following date: [_________], 20[_] (the “Funding Date”).

4.	Wire Instructions: Name of Bank: _____________

A/C No.: __________________

ABA No.: _________________

Reference:_________________

5.

[Attached to this Funding Notice is a true, correct and complete list of all obligations which will become part of the Collateral on the date acquired with the proceeds of the Funded Loan, specifying, with respect to each obligation, the name of each related Obligor, the rating from the Rating Agency, the outstanding principal balance, the Purchase Price and the Dollar Purchase Price for such obligation. Each obligation so reflected is a Collateral Obligation.]

A-1-2

6.

Attached to this Funding Notice is a true, correct and complete electronic file (in EXCEL or a comparable format) that contains (i) a list of all settled Collateral Obligations and Permitted Investments included in such calculations, (ii) a list of all unsettled Collateral Obligations identified for acquisition pursuant to Section 5 hereof, which are included in such calculations, (iii) a list of all unsettled Collateral Obligations identified for acquisition with the proceeds of any other Funded Loan already provided by the relevant Lenders to the Borrower Parties, which are included in such calculations and (iv) a list of all unsettled Collateral Obligations identified for acquisition with the proceeds of a Cash capital contribution delivered to the Collateral Custodian for inclusion in the Collateral by the Equity Investors, which are included in such calculations.

7.

[$[_________] of the Funded Loan requested shall be deposited in the Principal Collection Account or any subaccount thereof in the name of the [Borrower][CLO Subsidiary] for investment in Additional Collateral Obligations.]

9.

The applicable Grid Number selected by the Borrower (or the Collateral Manager on the Borrower’s behalf) on the Collateral Quality Matrix for purposes of determining compliance with the Eligibility Criteria in connection with the Funded Loan is _________ ; or, if compliance with the Eligibility Criteria in connection with the Funded Loan was determined by interpolating on a linear basis, (i) the Minimum Diversity Test is _____, (ii) the Minimum Weighted Average Moody’s Recovery Rate Test is _____%, (iii) the Advance Rate is_____%, (iv) the Maximum Moody’s Rating Factor Test is _____ and (v) the Minimum Weighted Average Spread Test Level is _____%.

10.

The aggregate principal amount of Outstanding Funded Loans immediately prior to the Funded Loan equals $_________________ and the aggregate principal amount of Outstanding Funded Loans immediately after the Funded Loan equals $_____________.

The

undersigned Authorized Officer[s] of [the Borrower and each CLO Subsidiary][the Collateral Manager (on the Borrower Parties’ behalf)], [each] hereby [certify][certifies] on behalf of [the Borrower and each CLO Subsidiary][the Collateral Manager] as follows:

1.

All of the conditions precedent to the Funded Loan requested herein have been satisfied (or waived in accordance with Section 12.1(b) of the Loan Agreement) as of the date hereof and will remain satisfied up to and including the date of such Funded Loan, including, without limitation, those set forth in Section 2.12(d) and Section 3.2 of the Loan Agreement.

2.	All information contained herein and in the attached Eligibility Criteria Compliance Certificate is true, correct and complete as of the date hereof.

A-1-3

IN WITNESS WHEREOF, the undersigned have executed this Funding Notice this ______ day of __________, ____.

[ORCIC JV WH II LLC, as the Borrower

By:

Name:
Title: Director]

[ORCIC BC 9 LLC, as the Collateral Manager

By:

Name:
Title:]

[[●], as a CLO Subsidiary

By:

Name: Title: Director]

[Attach Eligibility Criteria Compliance Certificate, List of Collateral Obligations, Electronic File Relating to Eligibility Criteria and Obligor Draw Requests]

A-1-4

EXHIBIT A-2

To Revolving Loan

Agreement

FORM OF REPAYMENT NOTICE

[Date]

[BORROWER][CLO SUBSIDIARY]

Royal Bank of Canada

as the Administrative Agent

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

With a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

Royal Bank of Canada

as Lender

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

Email: RBCCM–CLOAdministration@rbc.com

U.S. Bank Trust Company, National Association

as the Collateral Custodian

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

Phone: (704) 335-2454

Email: Wellfleet_Chicago@usbank.com

Re: Revolving Loan Agreement dated as of October 14, 2022

Ladies and Gentlemen:

This Repayment Notice is delivered to you pursuant to Section 2.3(b) of that certain Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, ORCIC JV WH II LLC, as the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

A-2-1

The undersigned, through its duly elected Authorized Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. Pursuant to Section 2.3(b) of the Loan Agreement, the Borrower Parties desire to repay and reduce the Outstanding Funded Loans by the amount of $[___________] (together with any Breakage Costs actually incurred by each Lender in connection with such repayment, the “Loan Reduction”). The Loan Reduction (other than with respect to reductions of Outstanding Funded Loans made by the Borrower (A) to cure a failure of the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test or the Adjusted Advance Rate Test, (B) to maintain the Required Equity Investment or (C) if the Outstanding Funded Loans are less than such minimum amount as of such date) must be in a minimum amount of $1,000,000.

2. In connection with the Loan Reduction, the [Borrower][Collateral Manager on the Borrower’s behalf] [shall deliver to the Collateral Custodian][hereby instructs the Collateral Custodian to withdraw from the Principal Collection Account or any subaccount thereof (so long as sufficient funds exist on the next succeeding Payment Date to pay Administrative Expenses up to the relevant cap amount)] funds sufficient to make such Loan Reduction. Following the Aggregation Period, any amounts repaid pursuant to the Loan Reduction may in no event be reborrowed.

3. The Borrower hereby requests that the Loan Reduction be made on the following date: [________], 20[_].

The undersigned certifies that all information contained herein is true and correct as of the date hereof.

[Remainder of Page Intentionally Left Blank]

A-2-2

IN WITNESS WHEREOF, the undersigned have executed this Repayment Notice this ______ day of __________, ____.

[ORCIC JV WH II LLC, as the Borrower

By:

Name:
Title: Director ]

[ORCIC BC 9 LLC, as the Collateral Manager

By:

Name:
Title:]

[[●], as a CLO Subsidiary

By:
Name: Title: Director]

A-2-3

EXHIBIT A-3

To Revolving Loan

Agreement

FORM OF ELIGIBILITY CRITERIA COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to that certain Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, ORCIC JV WH II LLC, as the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

As of the date hereof, the undersigned certifies that (i) (A) in the case of a related Funded Loan, if any, all of the Eligibility Criteria with respect to such Funded Loan are satisfied on the related Funding Date and (B) in the case of a related investment or reinvestment pursuant to Section 2.12(c), if any, all of the Eligibility Criteria with respect to such investment or reinvestment are satisfied on the date on which such investment or reinvestment is made, (ii) no Default or Event of Default has occurred and is continuing under the Loan Agreement and (iii) all representations and warranties of the Borrower and the Collateral Manager set forth in the Loan Agreement are true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty that does not contain any materiality qualification) as of the date hereof, except to the extent that any such representation or warranty relates to an earlier date, in which case, such representation or warranty was true and correct in all respects or in all material respects (in the case of any representation or warranty that does not contain any materiality qualification) as of such earlier date.

[Remainder of Page Intentionally Left Blank]

A-3-1

Certified as of the ______ day of __________________, _____.

ORCIC JV WH II LLC, as the Borrower

By:

Name:
Title: Director

ORCIC BC 9 LLC, as the Collateral Manager

By:

Name:
Title:

[●], as a CLO Subsidiary
By:

Name: Title: Director

A-3-2

EXHIBIT B

To Revolving Loan

Agreement

FORM OF REVOLVING NOTE

Up to [the Maximum Permitted Funded Amount of the Lender identified below]1/$[_________]2

[__________] [__], 20[__]

[ISIN No. [•]

CUSIP No. [•]]3

THIS REVOLVING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). NEITHER THIS REVOLVING NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS REVOLVING NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE REVOLVING LOAN AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, [ORCIC JV WH II LLC, a Delaware limited liability company formed under the laws of the state of Delaware (the “Borrower”)][[●], [a Delaware limited liability company formed under the laws of the State of Delaware (the “CLO Subsidiary”)], promises to pay to the order of [_________] (“Lender”) or its registered assigns, the principal sum of [the Maximum Permitted Funded Amount of such Lender]4/[[_____________] ($[_________])]5, or, if less, the unpaid principal amount of the aggregate Funded Loans made by the Lender to the [Borrower] [CLO Subsidiary] pursuant to the Loan Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan Agreement, and to pay interest that accrues on the unpaid principal amount of each Funded Loan on each day that such unpaid principal amount is outstanding, at the Interest Rate applicable to such Funded Loan as provided in the Loan Agreement, on each Payment Date and each other date specified in the Loan Agreement.

[1]	Use during the Aggregation Period.
[2]	Use following the Aggregation Period.
[3]	Optional at the request of a Lender.
[4]	Use during the Aggregation Period.
[5]	Use following the Aggregation Period.

This Revolving Note (the “Note”) is issued pursuant to the Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the [Borrower][CLO Subsidiary] under this Note, when combined with any and all other charges provided for in this Note, in the Loan Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the [Borrower][CLO Subsidiary] shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the [Borrower][CLO Subsidiary] is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which such Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Funded Loans represented by this Note shall be made by or on behalf of the [Borrower][CLO Subsidiary] to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the [Borrower][CLO Subsidiary] for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Loan Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Loan Agreement. Except in connection with an Optional Termination, no prepayment under the Loan Agreement during the Aggregation Period will result in a permanent reduction or termination of the Maximum Permitted Funded Amounts.

Except as provided in the Loan Agreement, the [Borrower][CLO Subsidiary] expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Lender’s Funded Loans and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof may be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the [Borrower][CLO Subsidiary] under this Note as provided in the Loan Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Funded Loan made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Loan Agreement.

This Note is secured by the security interests granted pursuant to Section 8.1 of the Loan Agreement. The holder of this Note is entitled to the benefits of the Loan Agreement and may enforce the agreements of the [Borrower][CLO Subsidiary] contained in the Loan Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Agreement. If an Event of Default occurs, (i) the Administrative Agent may declare, (ii) upon notice from the Controlling Parties, the Administrative Agent must declare or (iii) in certain circumstances it shall be deemed that, the Obligations of the [Borrower][CLO Subsidiary] to the Lender (including the unpaid principal balance of all Funded Loans together with accrued interest thereon) under the Funded Loans have become due and payable in the manner and with the effect provided in the Loan Agreement.

The Borrower, each CLO Subsidiary, the Lender, the Collateral Manager and the Collateral Custodian each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness secured by the Collateral, and the Lender, as a lender under the Loan Agreement, by the acceptance hereof, agrees to treat the Note for federal, state and local income and franchise tax purposes as indebtedness.

This Note is one of the “Revolving Notes” referred to in Section 2.1(a) of the Loan and Security Agreement and represents a ratable share of the security interest in the Collateral to the extent provided in the Loan Agreement. Section 12.8 and Section 12.18 of the Loan Agreement are incorporated herein, mutatis mutandis. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

[●],
as the [Borrower][CLO Subsidiary]

By:
Name:
Title:

Schedule attached to Revolving Note dated [__________] [__], 20[__] of [●] payable to the order of [Lender]

Date of Funded Loan or Repayment	Principal Amount of Funded Loan	Principal Amount of Repayment	Outstanding Principal Amount

EXHIBIT C

To Revolving Loan

Agreement

FORM OF OFFICER’S CLOSING CERTIFICATE

[BORROWER][CLO SUBSIDIARY]

[COLLATERAL MANAGER]

This Certificate is made pursuant to Sections 3.1(d), (e), [(f)]6, (l), (m), [(n)]7, (o), [(p), (q) and (r)]8 of the Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, ORCIC JV WH II LLC, as the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each of the CLO Subsidiaries from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

The [Borrower][CLO Subsidiary][Collateral Manager], through its duly elected Authorized Officer, hereby certifies as of the [__] day of [______], 20[_], to the Administrative Agent, the Lenders, the other Secured Parties, and their respective successors and assigns, as follows:

1. Good Standing/Existence. Attached hereto as Exhibit A is a recently dated Certificate of Good Standing of the [Borrower][CLO Subsidiary][Collateral Manager], issued by the [Secretary of State] of the [state of Delaware][●].

2. [Certificate of Incorporation][Certificate of Formation]. Attached hereto as Exhibit B is a true, correct and complete certified copy of the [Certificate of Incorporation] [Certificate of Formation] of the [Borrower][CLO Subsidiary][Collateral Manager], together with any and all amendments thereto, as on file with the [Secretary of State] in the [state of Delaware][●], and no action has been taken to amend, modify or repeal such [Certificate of Incorporation][Certificate of Formation], the same being in full force and effect as of the date hereof.

3. Governing Documents. [Attached hereto as Exhibit C are the true, correct and complete copies of the [Governing Documents] of the [Borrower][CLO Subsidiary][Collateral Manager], dated [______], 20[_], together with all amendments thereto, and such [Governing Documents] remain in full force and effect in the attached form as of the date hereof.]9

4. Resolutions. Attached hereto as Exhibit D is a true, correct and complete copy of the resolutions or [INSERT OTHER ENTITY ACTION] that have been duly adopted by the [Board of Directors][Member] of the [Borrower][CLO Subsidiary][Collateral Manager], dated [______], 20[_], and such resolutions have not been amended, modified, revoked or rescinded in any respect since their adoption, and remain in full force and effect as of the date hereof.

[6]	In the case of the Collateral Manager.
[7]	In the case of the Borrower and the CLO Subsidiary.
[8]	In the case of the Borrower and the CLO Subsidiary.
[9]	In the case of the Borrower and the CLO Subsidiary.

5. Incumbency. Attached hereto as Exhibit E is an incumbency certificate which sets forth the names, titles, and specimen signatures of the individuals who are duly elected, qualified and acting officers of the [Borrower][CLO Subsidiary][Collateral Manager] as of the date hereof.

6. [Note: Borrower and CLO Subsidiary only.] UCC Searches. Attached hereto as Exhibit F is a true, correct and complete copy of the results of a recently performed search of UCC judgment and Tax lien filings with respect to the personal property of the [Borrower][CLO Subsidiary], and bankruptcy and pending lawsuits with respect to the [Borrower][CLO Subsidiary].

7. [Note: Borrower and CLO Subsidiary only.] UCC-1 Financing Statement. Attached hereto as Exhibit G is a true, correct and complete copy of the UCC-1 financing statement to be filed by the [Borrower][CLO Subsidiary] with the Delaware Recorder of Deeds.

8. Consents. The [Borrower][CLO Subsidiary][Collateral Manager] has obtained all required consents and necessary approvals of all Persons to its execution, delivery and performance of the Loan Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Agreement.

9. No event has occurred and is continuing that constitutes or would constitute a Default or an Event of Default.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Closing Certificate as of the date hereof.

ORCIC BC 9 LLC,
as the Collateral Manager

By:
Name:
Title:

ORCIC JV WH II LLC,
as the Borrower

By:
Name:
Title:

[●],
as the CLO Subsidiary

By:
Name:
Title:

EXHIBIT D

To Revolving Loan

Agreement

FORM OF ASSIGNMENT OF UNDERLYING INSTRUMENTS

THIS GENERAL ASSIGNMENT OF UNDERLYING INSTRUMENTS (this “Assignment”), made as of the ____ day of _______ , 20___ by __________________ (“_____”), having an address ___________________________________ (“Assignor”) to ___________________________, a ____________________, having an address at ____________________________ (“Assignee”).

KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby does sell, assign, transfer, grant, convey and set over unto Assignee and to the successors and assigns of Assignee all of Assignor’s right, title and interest in, to and under (a) the document(s) referenced in Exhibit A attached hereto and made a part hereof, including any amendments or supplements thereto (such documents collectively referred to herein as the “Underlying Instruments”), (b) the instruments, documents, certificates, letters, records and papers relating to the Underlying Instruments and all other documents executed and/or delivered in connection with the loan evidenced and/or secured by the Underlying Instruments, including, without limitation, all of Assignor’s right, title and interest in any title insurance policies, and other insurance policies, endorsements and certificates, security agreements, guaranties, indemnities, bank accounts, certificates of deposit, letters of credit, bonds, operating accounts, reserve accounts, escrow accounts and other accounts, permits, licenses, opinions, surveys, appraisals, environmental reports, inspection reports, financial statements, and any and all other documents and collateral arising out of and/or executed and/or delivered in connection with the Underlying Instruments, (c) all rights and benefits of Assignor related to the Underlying Instruments, including without limitation, all of Assignor’s rights to receive insurance proceeds, condemnation awards, indemnity payments, sales proceeds and all other income, issues, profits, payments and proceeds of any nature under or in connection with the Underlying Instruments, and all of Assignor’s rights to exercise any rights or remedies thereunder, and all claims, demands and causes of action related to the items referenced in clauses (a) and (b) above (the items referenced in clauses (a), (b) and (c) are collectively referred to herein as the “Assigned Documents”). Assignor represents to Assignee that Assignor has good, right, title and authority to assign the Assigned Documents as set forth herein.

[Signature Page To Follow]

IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed as of the day and year first written above.

[Entity], a [State of Inc./Formation] [Entity Type]

[By: _____________________, its _________]

By:	[SEAL]
Name:
Title:

EXHIBIT A

To Exhibit D

EXHIBIT A10

[Modify/add/delete as appropriate]

1.

[Loan Agreement, dated as of ______________ ___, 20___ (together with all amendments and supplements from time to time thereto), between _______________________ and _____________________ relating to a loan in the original principal amount of $___________.

2.	Promissory Note dated ___________ ___, 20___ in the original principal amount of $_________ issued by _____________ in favor of ______________, or order.

3.	UCC-1 Financing Statements showing ________, as debtor, and ___________, as secured party. [Reference Recording Office and any assignments.]

4.

[Reference other major loan documents, such as: loan agreement, credit agreement, note purchase agreement, acquisition agreement, intercreditor agreement, guarantees, insurance policies and assumption or substitution agreements.]

[10]	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the _______________.

EXHIBIT E

To Revolving Loan

Agreement

FORM OF TRANSFEREE LETTER

__________, 20__

ORCIC JV WH II LLC

as the Borrower

399 Park Avenue, 38th Floor

New York, New York 10022

Attention: Accounting

All electronic dissemination of Notices should be sent to:

ORCIC BC 9 LLC,

as the Collateral Manager

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Accounting

Telephone:

All electronic dissemination of Notices should be sent to:

Royal Bank of Canada

as the Administrative Agent

200 Vesey Street

New York, New York 10281

Attention: Richard Tantone

RBCCM–CLOAdministration@rbc.com

With a copy to:

RBC Capital Markets, LLC

Two Little Falls Center

2751 Centerville Road, Suite 212

Wilmington, Delaware 19808

Attention: Securitization Finance

U.S. Bank Trust Company, National Association

as the Collateral Custodian

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

Phone: (704) 335-2454

Email: Wellfleet_Chicago@usbank.com

Re:	[ORCIC JV WH II LLC] – Transferred Interests—[Name of Lender] (the “Transferring Lender”)

Ladies and Gentlemen:

Reference is made to the Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, ORCIC JV WH II LLC, as the Borrower, Royal Bank of Canada, as the Administrative Agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

In connection with our acquisition of (i) [the Revolving Note dated as of [●], [●] in the outstanding principal amount equal to $[[●]]11/[[●]]% of the Maximum Permitted Funded Amount of the Transferring Lender]12]; (ii) [[●]% of the Maximum Permitted Funded Amount of the Transferring Lender as of the date hereof]13 [; (iii)] Outstanding Funded Loans made by the Transferring Lender to the Borrower in the outstanding principal amount equal to $[●]; and [(iv)] all of the Transferring Lender’s rights and obligations under the Loan Agreement and the other Transaction Documents pertaining thereto (collectively, the “Transferred Interests”), we certify that:

(a) We understand that the Transferred Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws;

(b) We, acting for our own account, in the aggregate own and invest on a discretionary basis, not less than $25,000,000 in investments, unless we are an Exempt Assignee;

(c) We have had the opportunity to ask questions of and receive answers from the Transferring Lender concerning the purchase of the Transferred Interests and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Interests;

(d) We are not relying on any communication (written or oral) from the Borrower or the Collateral Manager as a recommendation to acquire the Transferred Interests;

(e) We are acquiring the Transferred Interests for investment for our own account and not with a view to any distribution of the Transferred Interests (but without prejudice to our right at all times to sell or otherwise dispose of the Transferred Interests in accordance with clause (g) below);

[11]	Use for transfers after the Aggregation Period that will be represented by a Revolving Note.
[12]	Use for transfers during the Aggregation Period that will be represented by a Revolving Note.
[13]	Use for transfers during the Aggregation Period that will not be represented by a Revolving Note.

(f) We have not offered or sold the Transferred Interests to, or solicited offers to buy the Transferred Interests from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act;

(g) We will not sell, transfer or otherwise dispose of the Transferred Interests unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of the Transferred Interests has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Loan Agreement;

(h) We are not acquiring the Transferred Interests, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; unless it is an insurance company purchasing the Preference Shares with funds from a general account less than 10% of whose assets constitute “plan assets” for purposes of the Plan Asset Regulations and Prohibited Transaction Class Exemption, PTCE 95-60 is applicable to the acquisition and holdings of the Transferred Interests, all of the conditions of which are satisfied; and

(i) We are (select one):

_____ an “accredited investor” as defined in paragraph (1), (2), (3), or (7) of Rule 501(a) of Regulation D under the Securities Act or any entity in which all of the equity owners come within any one of such paragraphs of Rule 501(a) of Regulation D under the Securities Act;

_____ a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or

_____ a Person that is not a U.S. Person who is acquiring the Transferred Interests (or portion thereof) in an Offshore Transaction.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

EXHIBIT F

To Revolving Loan

Agreement

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (“Joinder Supplement”), among the financial institution identified in Item 2 of Schedule I hereto, ORCIC JV WH II LLC, as borrower (the “Borrower”), and Royal Bank of Canada, as administrative agent (the “Administrative Agent”).

WHEREAS, this Joinder Supplement is being executed and delivered pursuant to Section 12.15 of the Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as the Collateral Manager, the Borrower, the Administrative Agent, each of the Lenders from time to time party thereto, each CLO Subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the Collateral Custodian. Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender party to the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed and executed Schedule I and Schedule II, the Administrative Agent will transmit to the Proposed Lender, the Borrower and each CLO Subsidiary a Joinder Effective Notice substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Revolving Notes issued under the Loan Agreement, or the Collateral or the financial condition of the Collateral Manager, the Borrower or the CLO Subsidiaries, or the performance or observance by the Collateral Manager, the Borrower or the CLO Subsidiaries of any of their respective obligations under the Loan Agreement, any other Transaction Document or any other instrument or document furnished in connection therewith; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:

Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, supplemented or restated from time to time), by and among ORCIC BC 9 LLC, as the collateral manager, ORCIC JV WH II LLC, as the borrower, Royal Bank of Canada, as the administrative agent, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the collateral custodian.

Item 1: Date of Joinder Supplement:

Item 2: Proposed Lender: Assignor:

Item 3: [Maximum Permitted Funded Amount being Assigned by the Assignor to the Proposed Lender][14]:	$_________________________________

Principal amount of Outstanding Funded Loans being Assigned by the Assignor to the Proposed Lender:	$_________________________________

Item 4: Signatures of Parties to Agreement:

___________________________, as
Proposed Lender

By:
Name:
Title:

[14]	Use for transfers of during the Aggregation Period.

ORCIC JV WH II LLC,
as Borrower

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[LENDER],
as existing Lender

By:
Name:
Title:

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices: Telephone: Facsimile: email: With a copy to:
Telephone: Facsimile: email:
Wire Instructions: Name of Bank: A/C No.: ABA No. Reference:

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

ORCIC JV WH II LLC

as the Borrower

399 Park Avenue, 38th Floor

New York, New York 10022

Attention: Accounting

All electronic dissemination of Notices should be sent to: accounting@blueowl.com

ORCIC BC 9 LLC

as the Collateral Manager

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Accounting

Telephone: 212-419-3035

All electronic dissemination of Notices should be sent to: accounting@blueowl.com

U.S. Bank Trust Company, National Association

as the Collateral Custodian

214 N. Tryon Street

Charlotte, North Carolina 28202

Attention: Global Corporate Trust

Reference: ORCIC JV WH II LLC

Phone: (704) 335-2454

Email: Wellfleet_Chicago@usbank.com

[Name of Proposed Lender]

[_________]

[_________]

The undersigned, as Administrative Agent under the Revolving Loan Agreement, dated as of October 14, 2022, by and among ORCIC JV WH II LLC, as the borrower (the “Borrower”), ORCIC BC 9 LLC, as the collateral manager, Royal Bank of Canada, as the administrative agent (the “Administrative Agent”), each of the lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the collateral custodian (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), executed and delivered a Joinder Supplement, dated as of [_____ __, 20__], among the financial institution identified in Item 2 of Schedule I thereto, the Borrower and the Administrative Agent in accordance with Section 12.15 of the Loan Agreement. Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be _____________ with an outstanding principal balance of $__________ [and an undrawn Maximum Permitted Funded Amount of $__________]15.

Very truly yours,

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[15]	Use for transfers during the Aggregation Period.

EXHIBIT G

To Revolving Loan

Agreement

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT, dated as of [●], 20[●] (the “Assignment Agreement”), among [INSERT ASSIGNOR], as Lender under the Loan Agreement (as defined below) (in such capacity, the “Assignor”) and [INSERT ASSIGNEE], as assignee (in such capacity, the “Assignee”).

WHEREAS, reference is made to the Revolving Loan Agreement, dated as of October 14, 2022 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan Agreement”), by and among ORCIC BC 9 LLC, as Collateral Manager, ORCIC JV WH II LLC, as Borrower, each of the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto, Royal Bank of Canada, as Administrative Agent and U.S. Bank Trust Company, National Association, as Collateral Custodian. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement or the Joinder (as defined below), as applicable; and

WHEREAS, further reference is made to the Joinder Supplement, dated as of the date hereof (the “Joinder”), by and between the Assignor and the Assignee, which Joinder is incorporated herein by reference, mutatis mutandis.

NOW, THEREFORE, the Assignor and the Assignee agree as follows:

1. As of the Joinder Effective Date, the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse from the Assignor, (i) [the Revolving Note dated as of [●], [●] in the outstanding principal amount equal to $[[●]]16/[[●]% of the Maximum Permitted Funded Amount of the Assignor]17]; (ii) [[●]% of the Maximum Permitted Funded Amount of the Assignor as of the date hereof]18 [; (iii)] Outstanding Funded Loans made by the Assignor to the Borrower and any applicable CLO Subsidiary in the outstanding principal amount equal to $[●]; and [(iv)] all of the Assignor’s rights and obligations under the Loan Agreement and the other Transaction Documents pertaining thereto, for an aggregate purchase price (the “Purchase Price”) [(inclusive of $[●] of accrued and unpaid Interest (through but excluding the Joinder Effective Date))]19 equal to $[●]. The Assignee agrees to pay the Purchase Price to the Assignor on the date hereof in immediately available funds as a condition precedent to effectiveness of this Assignment Agreement.

[16]	Use for transfers after the Aggregation Period that will be represented by a Revolving Note.
[17]	Use for transfers during the Aggregation Period that will be represented by a Revolving Note.
[18]	Use for transfers during the Aggregation Period that will not be represented by a Revolving Note.
[19]	Use for transfers Outstanding Funded Loans.

2. The Assignor and the Assignee hereby reaffirm all of their respective representations, warranties and covenants set forth in the Joinder.

3. As of the Joinder Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Loan Agreement and have the rights and obligations of a Lender thereunder and under any other Transaction Document and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and under any other Transaction Document.

4. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or PDF shall be effective as a delivery of a manually executed counterpart of this Assignment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

Assignor:	[INSERT ASSIGNOR], as Assignor

By:
Authorized Signatory

Assignee:	[INSERT ASSIGNEE], as Assignee

By:
Authorized Signatory

EXHIBIT H

To Revolving Loan

Agreement

FORM OF CLO SUBSIDIARY JOINDER SUPPLEMENT

This CLO SUBSIDIARY JOINDER SUPPLEMENT (this “Agreement”) dated as of [●], 20[●], is executed by the undersigned (the “New CLO Subsidiary”) for the benefit of ORCIC BC 9 LLC, as the Collateral Manager (the “Collateral Manager”), ORCIC JV WH II LLC, as Borrower (the “Borrower”), the Lenders from time to time party to the Revolving Loan Agreement (as defined below) (the “Lenders”), each CLO subsidiary from time to time party to the Revolving Loan Agreement (as defined below) (the “CLO Subsidiaries”), Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”) and U.S. Bank Trust Company, National Association, as Collateral Custodian (the “Collateral Custodian”), under that certain Revolving Loan Agreement dated as of October 14, 2022 (as further amended, modified, waived, supplemented, restated, varied or replaced from time to time, the “Revolving Loan Agreement”), among the Collateral Manager, the Borrower, the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto, the Administrative Agent and the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Loan Agreement.

WHEREAS, this CLO Subsidiary Joinder Supplement is being executed and delivered pursuant to the Revolving Loan Agreement;

WHEREAS, the New CLO Subsidiary wishes to become a CLO Subsidiary under the Revolving Loan Agreement and the Collateral Administration Agreement and a party to an Additional Account Bank Agreement and an Additional Equity Purchase Agreement;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New CLO Subsidiary hereby agrees as follows:

By its execution of this Agreement, the new CLO Subsidiary shall be deemed to be a party to the Revolving Loan Agreement and the Collateral Administration Agreement and shall have all of the rights and obligations of a “CLO Subsidiary” under the Revolving Loan Agreement and the Collateral Administration Agreement and it agrees that it is a “CLO Subsidiary” and a “Borrower Party” and it is bound as a “CLO Subsidiary” and a “Borrower Party” and under the terms of the Revolving Loan Agreement and the Collateral Administration Agreement as if it had been an original signatory thereto. The New CLO Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Revolving Loan Agreement and the Collateral Administration Agreement.

The New CLO Subsidiary hereby certifies, represents and warrants in favor of each Party hereto that it satisfies each of the conditions set out in the definition of “CLO Subsidiary” (as defined in the Revolving Loan Agreement) and covenants to maintain the same.

Annex A of the Revolving Loan Agreement is hereby amended to add the information set forth in Schedule I hereto. The New CLO Subsidiary hereby confirms that the representations and warranties set forth in the Revolving Loan Agreement and the Collateral Administration Agreement applicable to it and its Collateral are true and correct in all material respects as of the date hereof. The New CLO Subsidiary agrees that any phrase stating “as of the date hereof”, or any similar phrase in its representations and warranties set forth in the Revolving Loan Agreement, shall mean “as of the date of this Joinder Agreement”.

Each New CLO Subsidiary hereby confirms that it has delivered on or prior to the date hereof to the Lenders, the Administrative Agent, the Collateral Manager and the Collateral Custodian, any documentation reasonably required and previously requested by the Administrative Agent, the Lenders, the Collateral Manager and the Collateral Custodian in order for the Administrative Agent, the Lenders, the Administrative Agent, the applicable Collateral Manager and the Collateral Custodian to complete their due diligence and compliance procedures for applicable “know your customer” and anti-money laundering rules. The [Borrower][existing CLO Subsidiary] hereby agrees that contemporaneously with the execution by the New CLO Subsidiary of the applicable Additional Equity Purchase Agreement, the [Borrower][existing CLO Subsidiary] shall redeem all of its Preference Shares and that the existing Equity Purchase Agreement shall terminate in accordance with its terms. Each Borrower Party hereby agrees that it shall procure that each New CLO Subsidiary shall enter into an applicable Additional Equity Purchase Agreement.

In furtherance of its obligations under the Revolving Loan Agreement, the New CLO Subsidiary authorizes the filing of such financing or security statements (or equivalent in the relevant jurisdiction) naming them as debtor, the Collateral Custodian as secured party and describing their Collateral and such other documentation as the Administrative Agent may reasonably require to evidence, protect and perfect the Liens created by the Transaction Documents to which they are a party.

This Agreement shall be deemed to be part of, and a modification to, the Revolving Loan Agreement and the Collateral Administration Agreement and shall be governed by all the terms and provisions of the Revolving Loan Agreement and the Collateral Administration Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New CLO Subsidiary enforceable against the New CLO Subsidiary in accordance with its terms. The New CLO Subsidiary hereby waives notice of the Administrative Agent’s or the Majority of the Equity Investor’s acceptance of this Agreement.

(Remainder of page left intentionally blank.)

IN WITNESS WHEREOF, the CLO Subsidiary has executed this Agreement as of the day and year first written above.

[NEW CLO SUBSIDIARY]:

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

ORCIC JV WH II LLC, as Borrower

By:
Name:
Title:

[ACKNOWLEDGED AND ACCEPTED BY:

[_], as CLO [I] Subsidiary

By:
Name:
Title:][20]

[20]	[Include for each existing CLO Subsidiary party to the Revolving Loan Agreement.]

ACKNOWLEDGED AND ACCEPTED BY:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

[ORCIC BC 9 LLC ], as Collateral Manager

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Custodian and Collateral Administrator

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I TO

CLO SUBSIDIARY JOINDER SUPPLEMENT

COMPLETION OF INFORMATION FOR CLO SUBSIDIARY JOINDER SUPPLEMENT

Re:

Revolving Loan Agreement, dated as of October 14, 2022 (as further amended, modified, waived, supplemented, restated, varied or replaced from time to time), by and among ORCIC BC 9 LLC, as the collateral manager, ORCIC JV WH II LLC, as the borrower, Royal Bank of Canada, as the administrative agent, the Lenders from time to time party thereto, each CLO subsidiary from time to time party thereto and U.S. Bank Trust Company, National Association, as the collateral custodian.

Item 1: New CLO Subsidiary:

Item 2: Address for Notices:

Item 3: All electronic dissemination of notices should be sent to:

EXHIBIT I

To Revolving Loan

Agreement

FORM OF ADDITIONAL SECURITIES ACCOUNT CONTROL AGREEMENT

I-1

EXHIBIT J

To Revolving Loan

Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Loan Agreement dated as of October 14, 2022 (as further amended from time to time, the “Revolving Loan Agreement”), among ORCIC JV WH II LLC, as borrower (the “Borrower”); ORCIC BC 9 LLC, as collateral manager (the “Collateral Manager”); the Lenders party thereto; U.S. Bank Trust Company, National Association, as collateral custodian (the “Collateral Custodian”); and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii) of the Revolving Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________ __, 20[    ]

J-1

EXHIBIT K

To Revolving Loan

Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Loan Agreement dated as of October 14, 2022 (as further amended from time to time, the “Revolving Loan Agreement”), among ORCIC JV WH II LLC, as borrower (the “Borrower”); ORCIC BC 9 LLC, as collateral manager (the “Collateral Manager”); the Lenders party thereto; U.S. Bank Trust Company, National Association, as collateral custodian (the “Collateral Custodian”); and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii) of the Revolving Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[    ]

K-1

EXHIBIT L

To Revolving Loan

Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Loan Agreement dated as of October 14, 2022 (as further amended from time to time, the “Revolving Loan Agreement”), among ORCIC JV WH II LLC, as borrower (the “Borrower”); ORCIC BC 9 LLC, as collateral manager (the “Collateral Manager”); the Lenders party thereto; U.S. Bank Trust Company, National Association, as collateral custodian (the “Collateral Custodian”); and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii) of the Revolving Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[    ]

L-1

EXHIBIT M

To Revolving Loan

Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Loan Agreement dated as of October 14, 2022 (as further amended from time to time, the “Revolving Loan Agreement”), among ORCIC JV WH II LLC, as borrower (the “Borrower”); ORCIC BC 9 LLC, as collateral manager (the “Collateral Manager”); the Lenders party thereto; U.S. Bank Trust Company, National Association, as collateral custodian (the “Collateral Custodian”); and Royal Bank of Canada, as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(f)(ii) of the Revolving Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Revolving Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________ __, 20[    ]

M-1